                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

                              EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT [X]

FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

CHECK THE APPROPRIATE BOX:

[ ]     PRELIMINARY PROXY STATEMENT

[ ]     CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))

[X]     DEFINITIVE PROXY STATEMENT

[ ]     DEFINITIVE ADDITIONAL MATERIALS

[ ]     SOLICITING MATERIAL PURSUANT TO SECTION 240.14a-11(c) OF SECTION 240.14a-12



                                   LASON, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[ ]  NO FEE REQUIRED.

[ ]  FEE COMPUTED ON TABLE BELOW PER EXCHANGE ACT RULES 14a-6(i)(1) AND 0-11.

      (1)   Title of each class of securities to which transaction applies:
            Common Stock, par value $0.01 per share

      (2)   Aggregate number of securities to which transaction applies:



      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


      (4)   Proposed maximum aggregate value of transaction:



      (5)   Total fee paid:




[X]   FEE PAID PREVIOUSLY WITH PRELIMINARY MATERIALS.


[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid: $439.37
            -----------------------------------------------------------

      (2)   Form, Schedule or Registration Statement No.: Schedule 14A
            -----------------------------------------------------------

      (3)   Filing Party: LASON, INC.
            -----------------------------------------------------------

      (4)   Date Filed: JUNE 24, 2004
            -----------------------------------------------------------

                                  [LASON LOGO]

                             1305 STEPHENSON HIGHWAY
                                 TROY, MI 48083


                                 July 14, 2004


TO ALL HOLDERS OF COMMON STOCK OF LASON, INC.:

      You are cordially invited to attend a special meeting of holders of the common stock of Lason, Inc., a Delaware corporation ("Lason") to be held on August 11, 2004, at 10:00 a.m., Eastern Daylight Saving Time, at Bodman LLP, 100 Renaissance Center, 34th Floor, Detroit, MI 48243.

      At the special meeting, we will ask you to vote upon adoption of a merger agreement under which CL Acquisitions Corp., a Delaware corporation and wholly owned subsidiary of Charter Lason, Inc., a Delaware corporation ("Charter Lason"), will merge with and into Lason (the "merger"). Lason will be the surviving entity in the merger after which it will be a wholly owned subsidiary of Charter Lason. Charter Lason is an indirect subsidiary of Charterhouse Equity Partners IV, L.P., a Delaware limited partnership ("CEP IV"). A copy of the merger agreement is attached to this document as Appendix A.

      As part of this merger, you will be entitled to receive $0.125 per share in cash for any Lason common stock that you own. A special committee of independent members of the board of directors of Lason has evaluated the merits of the merger and has received a written opinion from Brown Gibbons Lang & Company ("BGL"), a financial advisor to the board. The BGL opinion states that subject to certain qualifications, as of May 20, 2004, the cash price of $0.125 per share was fair from a financial point of view to the existing non-management Lason stockholders. Please carefully read the opinion of BGL, which is attached to this document as Appendix B.

      The special committee and the board of directors believe that the proposed merger is fair to Lason's stockholders. THEREFORE, LASON'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE ADOPTION OF THE MERGER AGREEMENT.

      In order to complete this merger, the holders of a majority of Lason's outstanding common stock represented in person or by proxy must affirmatively approve the merger agreement.

      The accompanying proxy statement provides you with detailed information about the proposed merger and the merger agreement. Your vote is very important. We encourage you to read this entire document carefully. Whether or not you plan to attend the special meeting, we urge you to vote your shares by signing and returning the enclosed proxy card. Failure to submit a properly executed proxy or to vote at the special meeting has the same effect as a vote against the merger agreement.

                               Douglas S. Kearney
                               Corporate Secretary

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the transaction described in this proxy statement, passed upon the fairness or merits of the transaction, or passed upon the accuracy or adequacy of the information contained in this document. Any representation to the contrary is unlawful.

      The accompanying proxy statement is dated July 14, 2004 and was first mailed to stockholders on or about July 16, 2004.

      The information contained in the accompanying proxy statement speaks only as of its date unless the information specifically indicates that another date applies.

                                  [LASON LOGO]

                             1305 STEPHENSON HIGHWAY
                                 TROY, MI 48083

                                 July 14, 2004

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                         TO BE HELD ON AUGUST 11, 2004


      Lason, Inc., a Delaware corporation ("Lason"), will hold a special meeting of stockholders at Bodman LLP, 100 Renaissance Center, 34th Floor, Detroit, MI 48243 at 10:00 a.m., Eastern Daylight Saving Time, on August 11, 2004, for the following purposes:

      - To consider and vote on the Agreement and Plan of Merger, dated as of May 21, 2004, by and among Charter Lason, Inc., CL Acquisitions Corp. and Lason (the "merger agreement"), whereby CL Acquisitions Corp. will merge with and into Lason, with Lason as the surviving corporation as described in the attached document (the "merger"); and

      - To transact such other business as may properly come before the meeting or any adjournments or postponements of the meeting.

      Only record holders of common stock at the close of business on July 7, 2004 are entitled to receive notice of and will be entitled to vote at the special meeting, including any adjournments or postponements of the special meeting.

      Under Delaware law, if the merger is completed, holders of Lason common stock who do not vote in favor of the merger agreement will have the right to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery. In order to exercise your rights, you must submit a written demand for an appraisal prior to the stockholder vote on the merger agreement, and comply with other Delaware law procedures explained in the accompanying proxy statement.

      Your vote is important and we urge you to complete, sign, date and return your proxy card as promptly as possible, whether or not you expect to attend the special meeting. If you are unable to attend in person and you return your proxy card, your shares will be voted at the special meeting in accordance with your proxy. If your shares are held in "street name" by your broker or other nominee, only that holder can vote your shares unless you obtain a valid legal proxy from such broker or nominee. You should follow the directions provided by your broker or nominee regarding how to instruct such broker or nominee to vote your shares.

      The merger is described in the accompanying proxy statement, which we urge you to read carefully. A copy of the merger agreement is attached as Appendix A to the proxy statement.

                                          By Order of the Board of Directors,

                                          Douglas S. Kearney
                                          Corporate Secretary

                                TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE MERGER.................................................................................      Q-1

SUMMARY TERM SHEET.....................................................................................................       1
      PARTIES TO THE PROPOSED MERGER...................................................................................       1
      THE MERGER.......................................................................................................       2
      YOU WILL RECEIVE CASH FOR YOUR STOCK IF THE MERGER IS COMPLETED..................................................       2
      BACKGROUND OF THE MERGER.........................................................................................       2
      OUR BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THE MERGER.........................................................       2
      LASON'S FINANCIAL ADVISOR IS OF THE OPINION THAT THE PER SHARE CASH CONSIDERATION IS FAIR TO
            EXISTING NON-MANAGEMENT STOCKHOLDERS.......................................................................       3
      LASON'S DIRECTORS, EXECUTIVE OFFICERS, CERTAIN EMPLOYEES, AND SENIOR DEBTHOLDERS HAVE INTERESTS
            IN THE MERGER THAT DIFFER FROM YOUR INTERESTS..............................................................       3
      THE MERGER WILL LIKELY BE A TAXABLE TRANSACTION FOR FEDERAL INCOME TAX PURPOSES..................................       6
      THE SPECIAL MEETING..............................................................................................       6
      THE MERGER IS ANTICIPATED TO BE COMPLETED SHORTLY AFTER THE SPECIAL MEETING......................................       7
      THIRD PARTY FINANCING............................................................................................       7
      LASON AND CHARTER LASON MUST MEET SEVERAL CONDITIONS TO COMPLETE THE MERGER......................................       7
      LASON AND CHARTER LASON MAY TERMINATE THE MERGER AGREEMENT.......................................................       8
      TERMINATION FEES.................................................................................................       9
      LASON AND CHARTER LASON MAY AMEND AND EXTEND THE MERGER AGREEMENT................................................      10
      LASON STOCKHOLDERS HAVE APPRAISAL RIGHTS.........................................................................      10

SPECIAL FACTORS........................................................................................................      11
      BACKGROUND OF THE MERGER.........................................................................................      11
      RECOMMENDATION OF THE LASON BOARD OF DIRECTORS...................................................................      15
      REASONS FOR THE RECOMMENDATIONS OF THE SPECIAL COMMITTEE AND BOARD OF DIRECTORS..................................      16
      OPINION OF THE FINANCIAL ADVISOR.................................................................................      20
      RISK THAT THE MERGER WILL NOT BE COMPLETED.......................................................................      28
      LASON'S DIRECTORS, EXECUTIVE OFFICERS, EMPLOYEES, AND SENIOR DEBTHOLDERS HAVE INTERESTS IN THE MERGER
            THAT DIFFER FROM YOUR INTERESTS............................................................................      29
      MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER...........................................................      34
      TAX TREATMENT OF HOLDERS OF COMMON STOCK.........................................................................      34
      LITIGATION RELATED TO THE MERGER.................................................................................      35

THE SPECIAL MEETING....................................................................................................      35

      TIME, DATE AND PLACE.............................................................................................       35
      MATTERS TO BE CONSIDERED.........................................................................................       35
      RECOMMENDATION OF OUR BOARD OF DIRECTORS.........................................................................       35
      RECORD DATE AND QUORUM...........................................................................................       36
      REQUIRED VOTE....................................................................................................       36
      VOTING AND REVOCATION OF PROXIES.................................................................................       36
      SOLICITATION OF PROXIES..........................................................................................       37

THE MERGER.............................................................................................................       37
      EFFECTIVE TIME OF MERGER.........................................................................................       37
      PAYMENT OF MERGER CONSIDERATION AND SURRENDER OF STOCK CERTIFICATES..............................................       39
      FINANCING OF THE MERGER..........................................................................................       40
      GOVERNMENTAL AND REGULATORY APPROVAL.............................................................................       40
      THE MERGER AGREEMENT.............................................................................................       40

APPRAISAL RIGHTS.......................................................................................................       50

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.........................................................       54

OTHER MATTERS..........................................................................................................       55
      OTHER BUSINESS FOR THE SPECIAL MEETING...........................................................................       55
      PROPOSALS FOR ANNUAL MEETING OF STOCKHOLDERS.....................................................................       56

WHERE YOU CAN FIND MORE INFORMATION....................................................................................       56

A WARNING ABOUT FORWARD-LOOKING STATEMENTS.............................................................................       56

APPENDICES
      MERGER AGREEMENT.................................................................................................   Appendix A
      FAIRNESS OPINION.................................................................................................   Appendix B
      DELAWARE GENERAL CORPORATE LAW
          SECTION 262..................................................................................................   Appendix C




                     QUESTIONS AND ANSWERS ABOUT THE MERGER

THE SPECIAL MEETING

      The following questions and answers are for your convenience only. You should still carefully read this proxy statement in its entirety including the attached appendices.

      Q:    WHEN AND WHERE IS THE LASON SPECIAL MEETING?

      A: The special meeting of the stockholders of Lason, Inc., a Delaware corporation, ("Lason") will be held on August 11, 2004, at 10:00 a.m., Eastern Daylight Saving Time, at Bodman LLP, 100 Renaissance Center, 34th Floor, Detroit, MI 48243.

      Q:    WHAT AM I BEING ASKED TO VOTE ON?

      A: You are being asked to approve and adopt an agreement and plan of merger, dated as of May 21, 2004, that provides for CL Acquisitions Corp. to be merged with and into Lason, with Lason as the surviving corporation. CL Acquisitions Corp. and its parent company, Charter Lason, Inc. ("Charter Lason"), are both newly formed Delaware corporations. Charter Lason is an indirect subsidiary of Charterhouse Equity Partners IV, L.P., a Delaware limited partnership ("CEP IV").

      Q:    WHAT DOES LASON'S BOARD OF DIRECTORS RECOMMEND?

      A: Lason's board of directors and its special committee each believe that the terms of the merger agreement and the proposed merger are fair to, and in the best interests of, Lason's stockholders. The special committee unanimously recommended that the board of directors approve the merger agreement and the merger contemplated thereby. The board of directors, with Ronald D. Risher abstaining, approved the merger agreement and unanimously recommends that you vote FOR the adoption of the merger agreement.

      The members of the special committee, Messrs. Gary DeGourse, Robert H. Naftaly and David P. Williams, are all independent directors and are not employees of Lason, CL Acquisitions Corp., Charter Lason or CEP IV. Mr. DeGourse, however, was an employee of Lason from January 1999 to May 2001. The members of the special committee will receive additional compensation of $40,000 for serving on the special committee. The board of directors is comprised of all the members of the special committee, plus Mr. Risher. Mr. Risher abstained from voting on the merger and the merger agreement because he will become an executive officer, director and stockholder of Charter Lason, the parent of Lason, and will continue as a director and executive officer of Lason following the merger.

THE PROPOSED MERGER

            Q:    WHAT WILL HAPPEN IF THE MERGER IS COMPLETED?

            A: CL Acquisitions Corp. will merge with and into Lason, with Lason surviving the merger. Lason will no longer be a publicly traded corporation, but will become a wholly owned subsidiary of Charter Lason.

            Q:    WHEN WILL THE MERGER BE COMPLETED?

            A: Completion of the merger is expected to occur as soon as practicable after the approval of the merger agreement by Lason's stockholders at the special meeting and after the other conditions to the merger are satisfied or waived.

            Q:    WHAT WILL I RECEIVE IF THE MERGER IS COMPLETED?

            A: If the merger is completed, each Lason common share that you hold will be converted into the right to receive $0.125 in cash, without interest (other than shares owned by Lason stockholders who properly exercise their appraisal rights under Delaware law).

            Q:    WHAT ARE MY APPRAISAL RIGHTS?

            A: Lason stockholders are entitled to appraisal rights under Delaware law by following the requirements specified in Section 262 of the Delaware general corporation law. A copy of Section 262 is attached as Appendix C to this proxy statement.

            Q:    WHEN WILL I RECEIVE THE MERGER CONSIDERATION?

            A: Following the merger, you will receive a letter of transmittal from the paying agent appointed under the merger agreement. The letter of transmittal will include instructions for completion and an address where you will send your stock certificates. When you send your stock certificates, together with a completed letter of transmittal, to the paying agent, the agent will promptly distribute the merger consideration to you.

            Q:    WHAT ARE THE TAX CONSEQUENCES OF THE MERGER?

            A: The receipt of cash in exchange for shares of Lason common stock in the merger will be a taxable transaction for U.S. federal income tax purposes and may also be a taxable transaction under applicable state, local, foreign or other tax laws. Tax matters are very complex and the tax consequences of the merger to you will depend on the facts of your own situation. You should consult your own tax advisor for a full understanding of the tax consequences of the merger to you.

            Q:    WHAT ARE THE CONDITIONS TO THE MERGER?

            A: If certain conditions are not satisfied or waived, the merger will not be completed, even if Lason stockholders vote to adopt the merger agreement at the special meeting. The conditions that must be satisfied or waived include, among others: approval of the merger agreement by stockholders holding a majority of Lason's common stock; receipt of all governmental approvals necessary to complete the merger; no court ruling preventing completion of the merger; payment of the indebtedness of Lason to its senior debtholders; the accuracy of he representations and warranties made by the parties to the merger agreement; and execution of employment and stockholder agreements by certain executive officers and employees of Lason.

            Q:    CAN THE MERGER AGREEMENT BE TERMINATED?

            A: Yes. The merger agreement can be terminated for several reasons including, among others: the mutual agreement of Lason and Charter Lason; the failure to complete the merger by September 30, 2004; the failure of the stockholders of Lason to approve the merger; the breach by either Lason, Charter Lason or CL Acquisitions Corp. of the representations and warranties made in the merger agreement; or the receipt by Lason of a takeover proposal that is a superior proposal (as defined in the merger agreement) from a third party and subsequent acceptance of that proposal. Under certain circumstances, termination of the merger agreement will require Lason to reimburse Charter Lason for actual, reasonable expenses of up to $400,000. In addition, if, following certain events of termination, Lason enters into an agreement on or prior to January 31, 2005 with a third party which values Lason's stock in excess of $0.125 per share, Lason must pay Charter Lason a termination fee of $1.5 million and reimburse Charter Lason for actual, reasonable expenses (less any reimbursement of expenses previously paid).

            Q: CAN LASON CONSIDER OTHER TAKEOVER PROPOSALS?

            A: Yes. While Lason cannot actively solicit other proposals, it may consider unsolicited proposals from third parties that may be superior to the merger from a financial point of view to Lason's stockholders. However, if Lason terminates the merger agreement to accept an alternate takeover proposal, Charter Lason may be entitled to receive a $1.5 million termination fee plus reimbursement of actual, reasonable expenses incurred in connection with the merger (less any reimbursement of expenses previously paid and as described in the preceding answer).

FAIRNESS OF THE MERGER AND CONFLICTS OF INTERESTS

            Q: DO LASON'S DIRECTORS, EXECUTIVE OFFICERS AND EMPLOYEES HAVE INTERESTS IN THE MERGER THAT ARE DIFFERENT FROM, OR IN ADDITION TO, MINE?

            A: Yes. These interests include the following:

                  - Under the merger agreement, Charter Lason has agreed to provide the current directors and officers of Lason and its subsidiaries with directors' and officers' liability insurance for six years. This insurance must be no less favorable in scope and amount of coverage than the liability insurance that Lason currently provides for its officers and directors. In addition, for six years, Charter Lason will cause Lason to honor the indemnification provisions in the organizational documents of Lason and its subsidiaries and to maintain indemnification provisions in Lason's certificate of incorporation which are not less favorable than in Lason's current certificate;

                  - One of Lason's current directors, Ronald D. Risher, will become a director of Charter Lason and will continue as a director of Lason after the merger;

                  - As compensation for their service on the special committee, which was in addition to their other responsibilities and commitments as members of the Lason board, each member of the special committee will receive $40,000. Of that amount, $20,000 has already been paid and $20,000 is to be paid upon the completion of the merger or any other business combination involving Lason;

                  - All of Lason's executive officers are expected to continue in their positions after the merger, other than Michael H. Riley. Certain of these executive officers, Ronald D. Risher, Douglas S. Kearney, Thomas W. Denomme and Kenneth L. Shaw, and one non-executive officer of Lason, Jerry L. Hon (the "senior officers"), have entered into new employment agreements with Lason Systems, Inc., a wholly owned subsidiary of Lason ("Lason Systems") which agreements will become effective upon completion of the merger;

                  - The senior officers have agreed in their new employment agreements that if the merger is completed they have no right to receive any payments under their current employment agreements in connection with the change in control represented by the merger;

                  - The senior officers and certain employees of Lason will enter into a stockholders' agreement with Charter Lason that will include certain restrictions on the transfer of Charter Lason stock and will permit them to participate in certain future sales of Charter Lason stock by CEP IV to unaffiliated third parties;

                  - The senior officers, as a group, who currently own approximately 6.0% of the Lason stock outstanding as of the record date, are expected to exchange their Lason common stock, valued at $0.125 per share, for shares of Series A preferred stock of Charter Lason immediately prior to the merger. The exchange of shares will not be on a one-for-one basis. The exchange of shares will provide the senior officers an aggregate of approximately 1.22% of the equity of Charter Lason following the merger. As a result of the exchange, the senior officers will not receive the $0.125 cash per share merger consideration;

                  - It is also currently anticipated that up to 25 employees (the "equity employees") of Lason (other than the senior officers) who currently own approximately 1.7% of the Lason stock outstanding as of the record date will exchange their Lason common stock, valued at $0.125 per share, for shares of Charter Lason common stock immediately prior to the merger. The exchange of shares will not be on a one-for-one basis. The exchange of shares will provide the equity employees an aggregate of approximately 0.34% of the equity of Charter Lason following the merger. As a result of the exchange, the equity employees will not receive the $0.125 cash per share merger consideration;

                  - Following the merger, Charter Lason expects to issue up to an aggregate of 4.5% of the equity of Charter Lason to the senior officers and equity employees in the form of common stock;

                  - Following the merger, Charter Lason expects to establish an incentive stock option plan for the senior officers and employees of Lason. The plan will provide options to purchase up to 10% of Charter Lason's outstanding stock, with up to one-half of such options to be granted following the merger and the other half reserved for future grants;

                  - Charter Lason expects to establish a bonus plan under which the senior officers and employees of Lason will have the right to receive up to 7.5% of Charter Lason's outstanding stock if, at the time CEP IV sells 75% or more of its equity ownership of Charter Lason, CEP IV has achieved certain realized internal rates of return on its investment in Charter Lason;

                  - The senior officers, in the aggregate, will beneficially own less than 10% of the equity of Charter Lason from the exchange of stock, the stock grant, the incentive stock option plan and the bonus plan;

                  - Under the terms of an amended and restated secured promissory note dated June 5, 1999, between Lason and Michael H. Riley, the completion of the merger constitutes a change in control which cancels the obligation of Mr. Riley to repay the note. As of May 17, 2004, Mr. Riley's obligation under the note (principal and interest) was $229,822; and

                  - Michael H. Riley, who will not be signing a new employment agreement, has entered into an agreement of severance, settlement and release and consulting services with Lason Systems which will become effective upon completion of the merger. Under this agreement, Lason Systems will pay Mr. Riley severance in the aggregate amount of $550,000 over the two year term of the agreement. At the request of Lason Systems, Mr. Riley will perform up to forty hours per month of consulting services during the first year of the agreement and up to thirty hours per month of consulting services during the second year of the agreement. Under the agreement, Mr. Riley also agrees that if the merger is completed he will have no right to receive any payments under his current employment agreement in connection with the change in control represented by the merger.

            Q:    DO ANY OTHER STOCKHOLDERS HAVE INTERESTS IN THE MERGER THAT
            ARE DIFFERENT FROM, OR ARE IN ADDITION TO, MINE?

            A: Yes, these interests include the following:

                  - The senior debtholders, who collectively own 18,854,130 shares of Lason common stock (or approximately 63.4% of the Lason stock outstanding as of the record date) were owed $24,879,556 in principal and $94,547 in accrued interest as of May 21, 2004. In addition to receiving the merger consideration of $0.125 per share or $2,356,766, the senior debtholders will be paid in full the aggregate amount of the senior debt that is owed to them as of the closing of the merger.

            Q:    WHAT ACTIONS DID THE BOARD OF DIRECTORS TAKE TO MAKE SURE THAT
            THE MERGER CONSIDERATION IS FAIR?

            A: The board of directors took the following actions:

                  - In December 2002, the board of directors formed a special committee consisting of Messrs. DeGourse, Naftaly and Williams, directors who are not officers or employees of Lason, CL Acquisitions Corp., Charter Lason or CEP IV, to evaluate the fairness of and negotiate a potential sale of Lason pursuant to a transaction that was subsequently abandoned in 2003, and the fairness of any other transactions that may be proposed. Mr. DeGourse was an employee of Lason from January 1999 until May 2001.

                  - The board of directors retained a financial advisor, Brown Gibbons Lang & Company ("BGL") to explore refinancing and/or recapitalization options available to Lason and to make a recommendation to the board of directors with respect to such options. The special committee requested BGL to provide it with a fairness opinion with respect to the merger. On May 20, 2004, the special committee received an oral opinion from BGL and a subsequent written opinion, that, subject to the qualifications contained in the opinion, as of that date, the $0.125 cash price per share for the Lason common stock was fair from a financial point of view to Lason's existing non-management stockholders. A copy of this opinion is attached as Appendix B to this proxy statement.

VOTING AND PROXY PROCEDURES

            Q:    WHO MAY VOTE AT THE SPECIAL MEETING?

            A: You are entitled to vote at the special meeting in person or by proxy if you own Lason common stock at the close of business on July 7, 2004, which is the record date for this special meeting. As of the record date, there were 29,756,034 shares of Lason common stock outstanding and entitled to be voted at the special meeting. You will have one vote for each share of common stock you hold on the record date.

            Q:    WHAT VOTE IS REQUIRED TO APPROVE THE MERGER?

            A: Approval of the merger requires the favorable vote by holders of a majority of the Lason common stock outstanding as of the record date. Because a broker, bank or other nominee cannot vote without instructions, if your stock is held by such party your failure to give instructions to such party has the same effect as a vote against the merger.

            Q:    HOW DO THE SENIOR OFFICERS INTEND TO VOTE ON THE MERGER
            PROPOSAL?

            A: The senior officers intend to vote all of their Lason stock, representing approximately 6.0% of the outstanding stock as of the record date, in favor of the merger proposal. As disclosed above, the senior officers have interests in the merger which are different from, and in addition to yours.

            Q:    IF MY STOCK IS HELD IN "STREET NAME" BY MY BROKER, WILL MY
            BROKER VOTE MY STOCK FOR ME?

            A: If your Lason stock is held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of stock held in "street name." As a beneficial owner you do not have the right to vote your stock. Only the "record holder" of the stock has such rights. If you wish to vote your stock, you should either (i) obtain a legal proxy from the record holder of the stock appointing you as its legal proxy or (ii) instruct the record holder how you would like the record holder to vote the stock you own. IF YOU DO NOT OBTAIN A LEGAL PROXY OR INSTRUCT THE RECORD HOLDER HOW TO VOTE AND DO NOT VOTE ON ADOPTION OF THE MERGER AGREEMENT, IT WILL BE EQUIVALENT TO VOTING AGAINST ADOPTION OF THE MERGER AGREEMENT.

            Q:    WHAT DO I NEED TO DO NOW?

            A: You should read this proxy statement carefully, including its appendices, and consider how it affects you. Then, mail your completed, dated and signed proxy card in the enclosed return envelope as soon as possible so that your stock can be voted at the special meeting.

            Q:    MAY I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

            A: Yes. You may change your vote at any time before your proxy card is voted at the special meeting. You can do this in one of three ways:

                  - First, you can send a written notice to Lason's corporate secretary stating that you would like to revoke your proxy.

                  -     Second, you can complete and submit a new proxy card.

                  - Third, you can attend the meeting and vote in person. Your attendance at the special meeting will not alone revoke your proxy - you must vote at the meeting.

            If you have instructed a broker to vote your stock, you must follow directions received from your broker to change those instructions.

            Q:    SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

            A: No. Within a few days after the merger is completed, Lason stockholders will receive written instructions for exchanging their Lason stock certificates for cash.

            Q:    WHO CAN HELP ANSWER MY QUESTIONS?

            A: If you have more questions about the merger, you should contact:

                  Lason, Inc.
                  1305 Stephenson Highway
                  Troy, Michigan 48083
                  (248) 837-7100
                  Attention: Douglas S. Kearney, Executive Vice President,
                             Chief Financial Officer and Secretary

                               SUMMARY TERM SHEET

      This section highlights selected information from this document and may not contain all the information that is important to you. To understand the merger fully, and for a more complete description of the terms of the merger, you should read carefully this entire document, including the merger agreement and the other documents to which we have referred you. See "Where You Can Find More Information," beginning on page 56. Page references are included in this summary to direct you to a more complete description of the topics in the other parts of this document.

      Throughout the document, "Lason," "we" and "our" refers to Lason, Inc. and its subsidiaries, "Charter Lason" refers to Charter Lason, Inc. and "CEP IV" refers to Charterhouse Equity Partners IV, L.P. Charter Lason is the parent of CL Acquisitions Corp., and CEP IV is the indirect parent of Charter Lason. We refer to the agreement and plan of merger, dated as of May 21, 2004 by and between CL Acquisitions Corp., Charter Lason and Lason as the "merger agreement." Pursuant to the merger agreement, CL Acquisitions Corp. will merge into Lason. We refer to the merger between CL Acquisitions Corp. and Lason, with Lason continuing as the surviving corporation, as the "merger."

PARTIES TO THE PROPOSED MERGER

Lason

      Lason is a holding company which provides services through its operating subsidiaries, Lason Systems, Inc., a Delaware corporation ("Lason Systems"), and Lason Canada Company, a Nova Scotia unlimited liability company. Lason is a leading provider of integrated information outsourcing solutions operating in more than 55 locations and facilities management sites in 22 states, India, China (service relationship), Mexico and Canada. Lason serves over 3,500 active customers primarily in the healthcare, financial services, government and manufacturing and industrial vertical markets.

      Lason had total assets of $53.3 million and total liabilities of $50.6 million at March 31, 2004, and net revenues of $35.2 million for the quarter ended March 31, 2004. Lason's executive offices are located at 1305 Stephenson Highway, Troy, Michigan 48083 and its telephone number is (248) 837-7100.

CEP IV

      CEP IV is a private equity fund sponsored by Charterhouse Group, Inc. ("Charterhouse Group"). Charterhouse Group is a New York-based private equity firm managing funds through several limited partnerships. Through its various pools of capital, Charterhouse Group has dedicated approximately $1.4 billion to acquisitions and investments. Charterhouse Group has been active since its inception in 1973 and has acquired or invested in over 80 companies in a variety of industries. CEP IV's principal address is 1105 Market Street, Suite 1300, Wilmington, New Castle County, Delaware 19899.

Charter Lason

      Charter Lason is a subsidiary of Charter Lason Holdings, LLC which is owned by CEP IV. Charter Lason was newly formed for the sole purpose of effecting the merger. Charter Lason's principal address is 1105 Market Street, Suite 1300, Wilmington, New Castle County, Delaware 19899.

CL Acquisitions Corp.

      CL Acquisitions Corp. is a Delaware corporation newly formed for the sole purpose of effectuating the merger. CL Acquisitions Corp. is a wholly owned subsidiary of Charter Lason. CL Acquisitions Corp.'s principal address is 1105 Market Street, Suite 1300, Wilmington, New Castle County, Delaware 19899.

THE MERGER (SEE PAGE 37)

      We have attached the merger agreement to this document as Appendix A. Please read the entire merger agreement. It is the legal document that governs the merger. In the merger, CL Acquisitions Corp. will merge into Lason, with Lason continuing as the surviving corporation. As a result of the merger, we will cease to be a publicly traded company and will become a wholly owned subsidiary of Charter Lason. Immediately after the merger, CEP IV and its affiliates will own approximately 94% of Charter Lason, and Lason's senior officers and employees will own approximately 6.0% of Charter Lason. We expect to complete the merger promptly after the special meeting.

YOU WILL RECEIVE CASH FOR YOUR STOCK IF THE MERGER IS COMPLETED

      If we complete the merger, you will be entitled to receive $0.125 per share in cash, without interest, for any Lason common stock that you own.

BACKGROUND OF THE MERGER (SEE PAGE 11)

      Beginning in October 2002, our board of directors retained a financial advisor, Brown Gibbons Lang & Company ("BGL") to explore opportunities to refinance and/or recapitalize Lason's balance sheet to provide greater operating flexibility and enhance stockholder value. In December 2002, a special committee of independent directors was formed to evaluate the fairness of and negotiate a potential sale of Lason pursuant to a transaction that was subsequently abandoned in 2003, and the fairness of any other transactions that may be proposed.

      Upon the recommendation of the special committee, and with the assistance of BGL and legal advisors, Lason negotiated the terms of the merger with CEP IV between November 2003 and May 2004.

OUR BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THE MERGER (SEE PAGE 15)


      Lason's board of directors has determined that the merger is fair to and in the best interests of Lason's stockholders, and unanimously recommends that you vote "FOR" the approval and adoption of the merger agreement. One director, Ronald D. Risher, abstained from voting on the merger agreement because he will become an executive officer, director and stockholder of Charter Lason, will continue as an executive officer and director of Lason following the merger, and has entered into a new employment agreement with Lason Systems effective at the time of the merger.

      The board considered several factors in making this determination, including the fairness opinion of BGL. Due to the variety of factors considered, the board did not assign relative weights to these factors or determine that any factor was of particular importance. The board reached its conclusion based upon the totality of the information presented and considered during its evaluation of the merger.

LASON'S FINANCIAL ADVISOR IS OF THE OPINION THAT THE PER SHARE CASH CONSIDERATION IS FAIR TO EXISTING NON-MANAGEMENT STOCKHOLDERS (SEE PAGE 20)

      In connection with the merger, our special committee received an opinion from BGL, Lason's financial advisor, that, subject to certain qualifications, as of May 20, 2004 (the date on which the board of directors approved the merger agreement), the $0.125 per share cash consideration to be paid in the merger was fair from a financial point of view to Lason's existing non-management stockholders. This opinion was subsequently confirmed in writing and is attached to this document as Appendix B. We encourage you to read the opinion carefully in its entirety for a description of the assumptions made, procedures followed, matters considered and limitations on the review undertaken by BGL in providing its opinion. BGL'S OPINION WAS PROVIDED TO LASON'S SPECIAL COMMITTEE IN CONNECTION WITH ITS EVALUATION OF THE MERGER AND DOES NOT ADDRESS ANY RELATED TRANSACTION. THE OPINION IS NOT A RECOMMENDATION AS TO HOW A STOCKHOLDER SHOULD VOTE OR ACT WITH RESPECT TO ANY MATTER RELATING TO THE MERGER OR ANY RELATED TRANSACTIONS. Lason has agreed to pay BGL a transaction fee of $800,000, of which $75,000 has been paid, and $725,000 will be paid at closing. Lason has also paid BGL a fee of $200,000 for the preparation of the fairness opinion.

LASON'S DIRECTORS, EXECUTIVE OFFICERS, CERTAIN EMPLOYEES, AND SENIOR DEBTHOLDERS HAVE INTERESTS IN THE MERGER THAT DIFFER FROM YOUR INTERESTS (SEE PAGE 29)

      When considering the recommendation of the board of directors and in considering how to vote on the merger, you should be aware that Lason's executive officers (including an executive officer who is also a director of Lason), certain employees, and Lason's senior debtholders have interests in the merger which are in addition to, and different from, your interests as stockholders of Lason generally, and that create potential or actual conflicts of interest. Together, these persons control 72.8% of the outstanding stock of Lason as of the record date. Our board of directors and special committee were aware of these interests and considered them, among other matters, in approving the merger agreement. These interests include:

                  - Under the merger agreement, Charter Lason has agreed to provide the current directors and officers of Lason and its subsidiaries with directors' and officers' liability insurance for six years. This insurance must be no less favorable in scope and amount of coverage than the liability insurance that Lason currently provides for its officers and directors. In addition, for six years, Charter Lason will cause Lason to honor the indemnification provisions in the organizational documents of Lason and its subsidiaries and to maintain indemnification provisions in Lason's certificate of incorporation which are not less favorable than in Lason's current certificate;

                  - One of Lason's current directors, Ronald D. Risher, will become a director of Charter Lason and will continue as a director of Lason after the merger;

                  - As compensation for their service on the special committee, which was in addition to their other responsibilities and commitments as members of the Lason board, each member of the special committee will receive $40,000. Of that amount, $20,000 has already been paid and $20,000 is to be paid upon the completion of the merger or any other business combination involving Lason;

                  - All of Lason's executive officers are expected to continue in their positions after the merger, other than Michael H. Riley. Certain of these executive officers, Ronald D. Risher, Douglas S. Kearney, Thomas W. Denomme and Kenneth L. Shaw, and one non-executive officer of Lason, Jerry L. Hon (the "senior officers"), have entered into new employment agreements with Lason Systems which agreements will become effective upon completion of the merger;

                  - The senior officers have agreed in their new employment agreements that if the merger is completed they have no right to receive any payments under their current employment agreements in connection with the change in control represented by the merger;

                  - The senior officers and certain employees of Lason will enter into a stockholders' agreement with Charter Lason that will include certain restrictions on the transfer of Charter Lason stock and will permit them to participate in certain future sales of Charter Lason stock by CEP IV to unaffiliated third parties;

                  - The senior officers, as a group, who currently own approximately 6.0% of the Lason stock outstanding as of the record date, are expected to exchange their Lason common stock, valued at $0.125 per share, for shares of Series A preferred stock of Charter Lason immediately prior to the merger. The exchange of shares will not be on a one-for-one basis. The exchange of shares will provide the senior officers an aggregate of approximately 1.22% of the equity of Charter Lason following the merger. As a result of the exchange, the senior officers will not receive the $0.125 cash per share merger consideration;

                  - It is also currently anticipated that up to 25 employees (the "equity employees") of Lason (other than the senior officers) who currently own approximately 1.7% of the Lason stock outstanding as of the record date will exchange their Lason common stock, valued at $0.125 per share, for shares of Charter Lason common stock immediately prior to the merger. The exchange of shares will not be on a one-for-one basis. The exchange of shares will provide the equity employees an aggregate of approximately 0.34% of the equity of Charter Lason following the merger. As a result of the exchange, the equity employees will not receive the $0.125 cash per share merger consideration;

                  - Following the merger, Charter Lason expects to issue up to an aggregate of 4.5% of the equity of Charter Lason to the senior officers and equity employees in the form of common stock;

                  - Following the merger, Charter Lason expects to establish an incentive stock option plan for the senior officers and employees of Lason. The plan will provide options to purchase up to 10% of Charter Lason's outstanding stock, with up to one-half of such options to be granted following the merger and the other half reserved for future grants;

                  - Charter Lason expects to establish a bonus plan under which the senior officers and employees of Lason will have the right to receive up to 7.5% of Charter Lason's outstanding stock if, at the time CEP IV sells 75% or more of its equity ownership of Charter Lason, CEP IV has achieved certain realized internal rates of return on its investment in Charter Lason;

                  - The senior officers, in the aggregate, will beneficially own less than 10% of the equity of Charter Lason from the exchange of stock, the stock grant, the incentive stock option plan and the bonus plan;

                  - Under the terms of an amended and restated secured promissory note dated June 5, 1999, between Lason and Michael H. Riley, the completion of the merger constitutes a change in control which cancels the obligation of Mr. Riley to repay the note. As of May 17, 2004, Mr. Riley's obligation under the note (principal and interest) was $229,822;

                  - Michael H. Riley, who will not be signing a new employment agreement, has entered into an agreement of severance, settlement and release and consulting services with Lason Systems which will become effective upon completion of the merger. Under this agreement, Lason Systems will pay Mr. Riley severance in the aggregate amount of $550,000 over the two year term of the agreement. At the request of Lason Systems, Mr. Riley will perform up to forty hours per month of consulting services during the first year of the agreement and up to thirty hours per month of consulting services during the second year of the agreement. Under the agreement, Mr. Riley also agrees that if the merger is completed he will have no right to receive any payments under his current employment agreement in connection with the change in control represented by the merger; and

                  - The senior debtholders, who collectively own 18,854,130 shares of Lason common stock (or approximately 63.4% of the Lason stock outstanding as of the record date) were owed $24,879,556 in principal and $94,547 in accrued interest as of May 21, 2004. In addition to receiving the merger consideration of $0.125 per share or $2,356,766, the senior debtholders will be paid in full the aggregate amount of the senior debt that is owed to them as of the closing of the merger.

THE MERGER WILL LIKELY BE A TAXABLE TRANSACTION FOR FEDERAL INCOME TAX PURPOSES (SEE PAGE 34)

      Your receipt of $0.125 in cash for each share of your common stock pursuant to the merger will be treated as your having sold your common stock for cash and will likely be a taxable transaction to you for federal income tax purposes. For federal income tax purposes, each of our U.S. stockholders who receives this consideration, generally, will recognize taxable gain or loss as a result of the merger measured by the difference, if any, between $0.125 per share and the adjusted tax basis in your stock.

      TAX MATTERS ARE COMPLICATED, AND THE TAX CONSEQUENCES OF THE MERGER TO YOU WILL DEPEND UPON THE FACTS OF YOUR PARTICULAR SITUATION. IN ADDITION, YOU MAY BE SUBJECT TO STATE, LOCAL OR FOREIGN TAX LAWS THAT ARE NOT DISCUSSED HEREIN. ACCORDINGLY, WE STRONGLY URGE YOU TO CONSULT YOUR OWN TAX ADVISOR FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES TO YOU OF THE MERGER.

THE SPECIAL MEETING (SEE PAGE 35)

Time, Place and Date (See page 35)

      A special meeting of stockholders of Lason will be held at 10:00 a.m., Eastern Daylight Saving Time, on August 11, 2004 at Bodman LLP, 100 Renaissance Center, 34th Floor, Detroit, MI 48243. At the special meeting, you will be asked to approve and adopt the merger agreement. A copy of the merger agreement is attached to this document as Appendix A.


Record Date (See page 36)


      You may vote at the special meeting if you were the record owner of Lason common stock at the close of business on the record date, July 7, 2004. On the record date, there were 29,756,034 shares of common stock outstanding and entitled to vote held by approximately 2,042 stockholders of record.

Required Vote (See page 36)

      You will have one vote for each share of common stock you own. The merger requires the approval of the holders of a majority of the outstanding Lason common stock.

Voting and Revocation of Proxies (See page 36)

      You may give a proxy to be voted at the meeting by signing and returning the enclosed proxy card to Lason before the meeting, and we will vote your stock as you direct.

      If your Lason stock is held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of stock held in "street name." As a beneficial owner you do not have the right to vote your stock. Only the "record holder" of the stock has such rights. If you wish to vote your stock, you should either (i) obtain a legal proxy from the record holder of the stock appointing you as its legal proxy or (ii) instruct the record holder how you would like the record holder to vote the stock you own. IF YOU DO NOT OBTAIN A LEGAL PROXY OR INSTRUCT THE RECORD HOLDER HOW TO VOTE AND DO NOT VOTE ON ADOPTION OF THE MERGER AGREEMENT, IT WILL BE EQUIVALENT TO VOTING AGAINST ADOPTION OF THE MERGER AGREEMENT.

      You may revoke your proxy at any time before it is exercised in any of three ways:

      - First, you can send a written notice to Lason's corporate secretary stating that you would like to revoke your proxy.

      -     Second, you can complete and submit a new proxy card.

      - Third, you can attend the meeting and vote in person. Your attendance at this special meeting will not alone revoke your proxy
            - you must vote at the meeting.

      If you have instructed a broker to vote your shares, you must follow directions received from your broker to change those instructions.

      If you return a proxy card but do not specify on your proxy card how your proxy is to be voted, it will be voted "FOR" the adoption of the merger agreement. If you abstain from voting, your vote will be counted as a vote "Against" the adoption of the merger agreement.

THE MERGER IS ANTICIPATED TO BE COMPLETED SHORTLY AFTER THE SPECIAL MEETING (SEE PAGE 37)

      Lason anticipates that the merger will occur shortly after the special meeting, assuming that our stockholders approve the merger agreement.

THIRD PARTY FINANCING (SEE PAGE 40)

      CEP IV and its affiliates intend to invest approximately $16.8 million in Charter Lason and cause Charter Lason to enter into a senior secured credit facility for approximately $25 million, in order to complete the merger. However, if CEP IV cannot secure third party financing, CEP IV will use its own funds to complete the merger.

LASON AND CHARTER LASON MUST MEET SEVERAL CONDITIONS TO COMPLETE THE MERGER (SEE PAGE 40)

      The completion of the merger depends on the satisfaction of a number of conditions at or prior to the effective time, including, among others, the following:

      -     Stockholders of Lason shall approve the merger agreement;

      - Lason and Charter Lason shall receive all required governmental approvals for the merger;

      - No injunction or governmental order that prevents completion of the merger shall be in effect;

      - Charter Lason shall pay off the indebtedness of Lason to the senior debtholders;

      - Each party's representations made in the merger agreement shall be true and correct subject to exceptions that would not have a material adverse effect on the other parties;

      - Each party shall have complied in all material respects with all of its obligations, under the merger agreement;

      - Charter Lason shall receive letters of resignation from the members of Lason's board of directors, other than Ronald D. Risher;

      - No change that would have a material adverse effect on Lason shall have occurred;

      - All indebtedness of Lason owed to the senior debtholders shall be prepayable without penalty or premium and all encumbrances related thereto shall have been terminated;

      - Each stockholder of Lason who will be exchanging his or her stock in Lason for stock in Charter Lason shall enter into a stockholders' agreement and contribution and exchange agreement with Charter Lason;

      - Lason shall deliver to the junior indenture trustee a certificate and legal opinion that the merger complies with the junior indenture;

      - The disbursing agent and Lason shall have entered into an amendment to the disbursing agent agreement that provides for the payment of cash in lieu of distributions of Lason's common stock that has been reserved for issuance to certain unsecured creditors; and

      - Charter Lason shall receive all consents required under the collateral trust agreement and finance agreement, which provide cash collateral as security for certain insurance obligations. Lason is also required to obtain a waiver to the trust agent's ability to increase the amount of the required cash collateral.

LASON AND CHARTER LASON MAY TERMINATE THE MERGER AGREEMENT (SEE PAGE 45)

      Lason and Charter Lason may jointly agree at any time to terminate the merger agreement, even if the Lason stockholders have approved the merger agreement at the special meeting.

      Each of Lason and Charter Lason have separate rights to terminate the merger agreement without the agreement of the other party, if, among other things:

      -     The merger has not been completed by September 30, 2004;

      -     Stockholder approval is not obtained; or

      - A court issues a final order restraining or otherwise prohibiting the completion of the merger.

      In addition, Charter Lason may terminate the merger agreement if:

      - Any representation or warranty of Lason in the merger agreement is not true and correct at any time prior to closing, such inaccuracy has a material adverse effect and such breach is not timely cured;

      - Lason has not performed in all material respects all of its obligations under the merger agreement and such nonperformance is not timely cured; or

      - Lason's board withdraws, modifies or qualifies its recommendation of the merger.

      Lason may terminate the merger agreement if:

      - Any representation or warranty of Charter Lason or CL Acquisitions Corp. in the merger agreement is not true and correct at any time prior to closing, such inaccuracy has a material adverse effect and such breach is not timely cured;

      - Charter Lason has not performed in all material respects its obligations under the merger agreement and such nonperformance is not timely cured; or

      -     Lason's board decides to accept a superior proposal.

TERMINATION FEES (SEE PAGE 46)

      Except as provided below, under the merger agreement each of the parties will bear all fees and expenses it incurs in connection with the merger and preparation of the merger agreement.

      So long as Charter Lason and CL Acquisitions Corp. are not in breach of the merger agreement, Lason will reimburse Charter Lason's actual, reasonable expenses that it incurred after March 12, 2004 not to exceed $400,000, if the merger agreement is terminated (i) by Charter Lason because (A) of any breach of any representation or warranty of Lason that would have a material adverse effect or any breach of Lason's agreement to perform in all material respects all of its obligations required to be performed by Lason; or (B) Lason's board withdraws, modifies or changes its recommendation or approval of the merger or the merger agreement; or (ii) by Lason or Charter Lason because the merger has not been completed before September 30, 2004 and the delay is not caused by Charter Lason.

      In addition, Lason must pay to Charter Lason a termination fee of $1,500,000 and reimburse Charter Lason for its actual, reasonable expenses related to the merger (less any reimbursement of the up to $400,000 in expenses discussed in the preceding paragraph) if the merger agreement is terminated:

      - By either party because Lason's stockholders did not approve the merger;

      -     By Lason through its acceptance of a superior proposal; or

      - By Charter Lason if Lason's board withdraws, modifies or changes its approval or recommendation of the merger and, on or prior to January 31, 2005, Lason either completes an acquisition proposal or enters into a definitive agreement with respect to such an acquisition, that would, in either case, value Lason's common stock in excess of $0.125 per share.

LASON AND CHARTER LASON MAY AMEND AND EXTEND THE MERGER AGREEMENT (SEE PAGE 50)

      The parties may amend the merger agreement, extend the time for the performance of any of the obligations or other acts of the other parties or waive compliance with any provision of the merger agreement at any time before the completion of the merger. However, the parties may not execute any amendment, extension or waiver following receipt of approval by Lason's stockholders that would require the further approval of Lason's stockholders without receiving that approval.

LASON STOCKHOLDERS HAVE APPRAISAL RIGHTS (SEE PAGE 50)

      If you do not wish to accept the $0.125 per share cash consideration payable pursuant to the merger, you may seek, under Delaware law, judicial appraisal of the fair value of your stock by the Delaware Court of Chancery. This value could be more or less than, or the same as, the merger consideration of $0.125 per share. This "right of appraisal" is subject to a number of restrictions and technical requirements. Generally, in order to exercise appraisal rights, among other things:

      -     You must NOT vote in favor of the merger agreement;

      - You must make and deliver to Lason a written demand for judicial appraisal in compliance with Delaware law BEFORE the vote on the merger agreement; and

      - You must hold your shares of record continuously from the time of making a written demand for appraisal until the effective time of the merger.

      Merely voting against the merger agreement will not preserve your right of appraisal under Delaware law. Also, since a signed proxy card not marked "against" or "abstain" will be voted for the adoption of the merger agreement, the submission of a signed proxy card not marked "against" or "abstain" will result in the loss of your appraisal rights.

      If your stock is held in "street name," you are not the "record holder" of your stock and therefore you cannot exercise your appraisal rights unless you act promptly either to (i) cause the record holder to take the required steps necessary to exercise appraisal rights on your behalf or (ii) obtain a legal proxy from the record holder of the stock appointing you as its legal proxy so you can exercise appraisal rights on your own behalf. If you fail or the record holder fails to follow all of the steps required by the Delaware statute, you will lose your right of appraisal.

      Appendix C to this proxy statement sets forth the Delaware statute relating to your right of appraisal.

                                 SPECIAL FACTORS

BACKGROUND OF THE MERGER

      On December 5, 2001, we filed a voluntary petition for bankruptcy protection in order to reorganize under Chapter 11 of the United States Bankruptcy Code. On May 17, 2002, the Bankruptcy Court in Wilmington, Delaware entered an order confirming our plan of reorganization. On July 1, 2002, we emerged from bankruptcy pursuant to the terms of the plan of reorganization.

      Among other things, under the plan of reorganization, our senior secured creditors agreed to write-off over $170 million of debt in exchange for (a) senior notes equal to $90 million issued pursuant to a new credit agreement and
(b) common stock in reorganized Lason. The new credit agreement, dated as of June 30, 2002, contains several restrictive financial covenants. These restrictions become more onerous over time as the notes near maturity.

      On August 20, 2002, at a meeting of our board of directors, Ronald D. Risher, a director, and our Chief Executive Officer and President, expressed his concern that the large amount of debt and lack of book equity on our balance sheet made it difficult for us to attract and retain customers. Potential and existing customers, according to Mr. Risher, had expressed concerns about outsourcing significant volumes of business to us for fear that our significant leverage would force us back into bankruptcy. Mr. Risher added that customer attrition related to the negative perception of, and reaction to, our highly leveraged balance sheet resulted in decreased revenues and earnings, which in turn accelerated our customer attrition. He also expressed concern that this cycle would ultimately have a negative impact on our ability to comply with the restrictive financial covenants in our credit agreement. These restrictive financial covenants made it difficult for us to achieve our business objectives and placed constraints on our operations. In Mr. Risher's opinion, Lason was at a competitive disadvantage because the financial restrictions were limiting our ability to acquire strategic targets and invest in technological innovations. Mr. Risher added that he believed these concerns created problems in retaining our key employees. For example, in 2002, 11 of the 12 managers in our data capture business left Lason to join competitors.

      Mr. Risher also explained to the board that because the senior credit facility was a term loan and not a revolving loan, we were incurring interest expenses of approximately $1 million per year by carrying excess cash balances, which could not be used to pay down our current indebtedness and be borrowed back at a later date. Mr. Risher concluded his remarks by noting that our senior debtholders did not seem interested in converting our senior debt to equity, extending additional credit or amending the restrictive financial covenants. Upon hearing Mr. Risher's report, our board agreed that Mr. Risher and Douglas
S. Kearney, our Senior Vice-President and Chief Financial Officer, should further explore what opportunities were available to restructure and recapitalize our balance sheet.

      On October 3, 2002, our board of directors unanimously approved the retention of BGL as our exclusive financial advisor and investment banker in order to explore borrowing and refinancing options and the possibility of recapitalizing Lason's balance sheet through a potential sale of Lason to financial or strategic buyers. BGL had served us as a financial advisor in several capacities over the years and our board believed BGL's experience and knowledge of our business and history would be helpful.

      For the next two months BGL explored a number of strategic options designed to relieve the burden of our capital structure. BGL generated a list of over 50 potential lenders and 11 private equity investors. It approached six senior lenders to gauge their interest in a potential recapitalization of Lason, and received three financing proposals. In BGL's opinion, none of the lenders' proposals addressed our critical issues because no lender was willing to provide enough financing to retire all of our senior debt. This would mean that the existing restrictive financial covenants would remain in place. Additionally, each lender's proposal required an infusion of $20 million in equity, an unlikely scenario given the amount of our debt and our recent emergence from bankruptcy.

      Other potential borrowing or refinancing options pursued by BGL, such as subordinated debt, private investment in a public entity ("PIPE"), or institutional private equity either suffered from similar deficiencies or were not feasible. Subordinated debt would result in too large a debt burden for us to service, while a PIPE would be unlikely because there is little or no public market for our stock. In addition, our board determined that we would be unlikely to attract institutional equity investors because such investors typically require control of their investment and either would be uninterested in our fragmented ownership structure or would require that existing stockholder interests be diluted to almost zero.

      As noted, BGL also considered the possibility of a sale of Lason to financial or strategic buyers. Financial buyers are entities that typically make significant investments in companies with the goal of realizing significant returns on their investments over a 5 to 7 year time period. Strategic buyers, on the other hand, are entities that operate in the same or similar industry and would likely make an investment in Lason for the purpose of increasing market share or realizing operating synergies.

      From its experience in similar situations, BGL limited the search to financial buyers because any serious interested strategic buyer most likely would have already attempted to acquire Lason when it was in bankruptcy. BGL was concerned that a strategic buyer conducting a due diligence review post-bankruptcy might try to use the opportunity to gain a competitive edge. In addition, the threat of a purchase by a strategic buyer might cause an exodus of our (a) key managers, who would be concerned about possible lay-offs, or (b) key customers, who might be unwilling to remain as customers of the strategic buyer for business reasons or face the uncertainty that would come from dealing with new management. BGL also believed that if strategic buyers were serious, they would always be able to make a proposal to Lason, following an announcement of a transaction with a financial buyer because we would be in a position to require that the terms of any such transaction would permit the board to accept unsolicited superior proposals.

      BGL believed that purely financial buyers would not present the same threats to the stability of our business as strategic buyers. Financial buyers would be interested in maximizing their investment and would likely want to retain management, which could help in maintaining employee morale and retaining key customers.

      BGL, therefore, conducted a targeted sales process among financial buyers, contacting 11 private equity firms that it believed (i) might be willing to explore a purchase of a formerly financially distressed company like Lason, and
(ii) were interested in mid-market companies with $10 million or less in EBITDA. This targeted approach was designed to focus on those buyers who would be willing to spend time to understand the intricacies and potential of our business.

      All 11 companies, which included Charterhouse Group, approached by BGL signed confidentiality agreements with us during October and November 2002 and several met with our senior management to discuss a potential business combination. Five firms, including Charterhouse Group, subsequently made offers in November and December 2002, all of which were contingent upon the retention of key members of our senior management team.

      Of the five offers, BGL advised our management to conduct further meetings with three high-potential investors, one of which was Charterhouse Group. At a meeting held on December 20, 2002, BGL and our board agreed upon a list of criteria that was used to judge the various offers including:

      - A full and fair valuation of our business with a high probability of closing a transaction and a low probability of repricing;

      - An ability to close a transaction promptly, including a willingness to provide bridge financing which was important to maintain employee morale and customer relationships;

      -     Comprehensive knowledge of our markets;

      - Complementary resources that could be utilized in exploiting potential opportunities, both internally and externally;

      - Portfolio company synergies, resulting in immediate, recurring top-line growth for Lason;

      - Management's perception of sponsor's enthusiasm, integrity, and strategic direction; and

      - An understanding and comfort with our history, current Securities and Exchange Commission investigation and limited historical financial information.

      In late December 2002, our board entered into a letter of intent with one of these entities (the "initial interested party") to explore the possibility of completing a merger that would result in the acquisition of all of the outstanding stock of Lason by the initial interested party. Over the next several months, the initial interested party conducted an extensive financial, operational and legal due diligence review of Lason. During this time, a special committee consisting of independent directors who were not employed by Lason and who would have no equity interest in Lason following the closing of a transaction, was formed to evaluate and negotiate a transaction with the initial interested party to ensure that the transaction would be fair to our stockholders. The special committee members were Gary D. DeGourse, Robert H. Naftaly and David P. Williams. (Mr. DeGourse, however, was an employee of Lason from January 1999 to May 2001.)

      During the course of the initial interested party's due diligence review of Lason, our operating results declined principally due to (i) an ongoing decrease in revenue due to customer defections resulting from our bankruptcy filing and the continued erosion in the market for our analog services; (ii) our inability to secure large, multi-year outsourcing contracts due to our financial condition; (iii) increased costs and expenses associated with our strategic transformation to a true business process outsourcer; (iv) excess capacity and redundancy in our data capture business unit; and (v) excess selling, general and administrative costs associated with our back office infrastructure that had not yet been reduced in proportion to the size of our business following our emergence from bankruptcy.

      As a result of our declining operating performance, the initial interested party was unwilling to complete the transaction at the price set forth in the letter of intent and made a new offer with a significant price reduction. Lason was unwilling to accept a significant price reduction, and terminated the letter of intent. Following this decision, our board directed management to continue to focus on improving our operating performance in order to maximize stockholder value.

      Over the next several months, we initiated a series of cost cutting measures and strategic shifts. During this time, Charterhouse Group continued to pursue a transaction with Lason. During April and May 2003, Charterhouse Group had several face-to-face meetings with our management and proposed a transaction structure in May 2003.

      At this point, our board directed BGL to begin approaching other financial buyers to solicit other offers for comparison with the transaction proposed by Charterhouse Group. BGL, with the active participation of our management, drafted an information memorandum outlining our business and financial condition and provided it to certain potential purchasers. In total, approximately 15 potential purchasers were contacted during May and June 2003, several of which, including the initial interested party, had been contacted by BGL in the fall of 2002.

      Three entities that received the information memorandum, including Charterhouse Group and the initial interested party, had put forth strong indications of interest by September 2, 2003. In addition, around this time, we received a letter from a strategic buyer expressing an interest in acquiring Lason. At a meeting of the special committee on September 2, 2003, the special committee directed BGL to pursue two parallel courses of action. BGL was to contact the three financial buyers that had expressed a strong indication of interest in acquiring Lason to solicit "best and final" offers to be presented to our board on September 17, 2003. At the same time, BGL was charged with determining the true interest level of the potential strategic buyer.

      Following the meeting, BGL contacted each of the three potential financial buyers telephonically to solicit their "best and final" offers. Simultaneously, after execution of a confidentiality agreement, BGL sent a modified version of the information memorandum to the potential strategic buyer. After reviewing the information memorandum, the potential strategic buyer requested highly sensitive competitive and operational information about our business that it claimed was needed for the formulation of an indication of interest. Given the nature of the information being requested, the competitive position of the potential strategic buyer, and the fact that no other potential interested party made a similar request, our management and board, after consultation with its legal counsel and professional advisors, declined to provide such information. However, our management agreed to and did meet with the potential strategic buyer to explore a business combination and answer any questions that it had about our operations. After the meeting, the potential strategic buyer declined to submit a preliminary valuation range citing a lack of information.

      In September 2003, our board and management and one of the three potential financial buyers agreed not to proceed further for numerous reasons, including the potential buyer's need for a financing contingency.

      On September 17, 2003, at a meeting of our board of directors, BGL made a presentation outlining the proposals of the two prospective acquirers, Charterhouse Group and the initial interested party. At that meeting, the special committee voted unanimously to execute another letter of intent with the initial interested party. The new letter of intent was signed on September 18, 2003. Given the initial interested party's familiarity with our business, the letter of intent restricted the time period for due diligence and set a deadline of 30 days for the execution of a merger agreement.

      At the completion of the 30-day period, the initial interested party decided not to pursue an acquisition citing concerns about general industry conditions which, in its opinion, had led to a greater than expected decrease in revenue for our core business.

      At this point, our board decided to approach Charterhouse Group, the next highest bidder, to determine its continued interest in a transaction. After Charterhouse Group confirmed its interest, we signed an exclusive letter of intent on November 26, 2003, which provided Charterhouse Group with 90 days to conduct a due diligence review. The due diligence request by Charterhouse included the delivery of our 2004 business plan together with five-year projections which were completed and delivered at the end of the due diligence period. We extended the due diligence period for an additional fifteen days to allow Charterhouse time to review these materials.

      On March 12, 2004, we entered into another letter of intent with Charterhouse Group to provide Charterhouse Group with a 45-day exclusivity period during which the parties would negotiate a merger agreement, subject to the possibility of a 15-day extension if certain pre-determined milestones were achieved by Charterhouse Group. During this time, the pre-determined milestones were achieved, the exclusivity period was extended for an additional 15 days and we continued to negotiate the terms of a definitive merger agreement with Charterhouse Group.

      On May 20, 2004 at a special meeting of our board, BGL presented an opinion that subject to certain qualifications, as of May 20, 2004, the merger consideration of $0.125 per share offered by Charterhouse Group was fair from a financial point of view to Lason's existing non-management stockholders. Based on the opinion and its review of the overall transaction, on May 20, 2004, the special committee unanimously recommended that our board approve the merger agreement. Our entire board, with Mr. Risher abstaining, accepted the recommendation of the special committee and voted to approve the merger agreement and recommend to our stockholders that they vote in favor of the merger and adopt the merger agreement.

RECOMMENDATION OF THE LASON BOARD OF DIRECTORS

      Our board of directors formed an independent special committee to evaluate the fairness of and negotiate a potential sale of Lason pursuant to a transaction that was subsequently abandoned in 2003, and the fairness of any other transactions that may be proposed. Robert H. Naftaly, David P. Williams, and Gary D. DeGourse comprised the special committee. None of the special committee members is employed by us or will have any continuing equity interest in

Lason or its parent, Charter Lason, if the merger is completed. Mr. DeGourse, however, was employed by us from January 1999 to May 2001. As compensation for their service on the special committee, which was in addition to their other responsibilities and commitments as members of our board, each member of the special committee will receive $40,000. Of that amount, $20,000 has already been paid and $20,000 is to be paid upon the completion of the merger or any other business combination involving Lason. The special committee unanimously concluded that the terms and provisions of the merger agreement and the merger are advisable and in the best interests of Lason and the holders of our common stock, and unanimously recommended that our board approve the merger agreement.

      At a meeting held on May 20, 2004, acting in part on the unanimous recommendation of the special committee, our board of directors, with Ronald D. Risher abstaining, by unanimous vote, concluded that the terms of the merger are advisable and fair to and in the best interests of our stockholders, and voted to approve and adopt the merger agreement. Our board unanimously recommends to our stockholders that they vote "FOR" the approval and adoption of the merger agreement.

REASONS FOR THE RECOMMENDATIONS OF THE SPECIAL COMMITTEE AND BOARD OF DIRECTORS

      Arms'-length negotiation between the parties established the terms of the merger agreement, including the consideration to be paid to our stockholders. In making the determinations and recommendation described above, our board of directors and special committee considered a number of positive factors, including, but not limited to, the following:

      - Our board and special committee considered that the merger consideration offered to our stockholders of approximately $3,500,000 was in excess of the net book value of Lason as of March 31, 2004, which was $2,722,000;

      - Our board and special committee believed that without a change in Lason's capital structure, the uncertainty caused by our current capital structure would continue to cause an attrition of key employees and customers and create difficulties in obtaining commitments from new customers;

      - Our board and special committee considered the amount of debt of Lason relative to its equity and the potential negative ramifications to our stockholders if the current debt and equity levels were not addressed. Our board and special committee, also considered the report of BGL, which stated that a sale was possibly the only likely means of recapitalizing our balance sheet and concluded that a sale and recapitalization would provide the necessary operating freedom for our business;

      - Our board and special committee concluded that value for our stockholders was not likely to be maximized because of our current capital structure beyond the value to be achieved in this sale. This conclusion was based, in part, upon the lack of a public market for our common stock since our emergence from bankruptcy and the likelihood that no public market would develop in the near future;

      - Our board considered the unanimous recommendation of the special committee as to the fairness of the merger to the holders of our common stock in light of the extensive evaluation the special committee had conducted in evaluating the strategic alternatives available to Lason and the independent negotiations conducted with Charterhouse Group;

      - Our board considered that independent directors comprised the special committee. None of the members were currently employed by or had any other business relationship with Lason (except in their capacities as directors) nor would have any economic interest in Lason or its affiliates after the merger;

      - Our board and special committee reviewed possible alternatives to the merger, and determined that they would not be viable, including continuing to operate Lason as a publicly traded entity either with its existing capital structure or with a recapitalized financial structure based on obtaining additional senior or subordinated debt. In this regard, obtaining additional senior or subordinated debt would not allow us to terminate the financial covenants and restrictions required by our senior notes and would create additional pressure on Lason due to the resulting increased debt service;

      - Our board and special committee considered that an agreement with Charterhouse Group was struck only after we explored a number of strategic options and contacts with a substantial number of potential lenders and investors over a period of time in a process designed to elicit third party proposals to acquire Lason;

      - Our board and special committee considered that the solicitation process afforded third parties interested in Lason the opportunity to submit a proposal, had they wished to do so, and access to senior management and information to assist in formulating a proposal;

      - Our board and special committee considered that each of Ronald D. Risher, Douglas S. Kearney. Thomas W. Dennome, Kenneth L. Shaw and Jerry L. Hon have acknowledged in their new employment agreements, and Michael H. Riley has agreed in his agreement of severance, settlement and release and consulting services, which only become effective upon the completion of the merger, that they have no right to receive any payment under their current employment agreements in connection with the change in control represented by this merger;

      - Our board and special committee, with the assistance of its advisors, evaluated the merits and viability of the indications of interest received during the solicitation process and the relative strength of the Charterhouse Group proposal. Both our board and the special committee concluded that the Charterhouse Group proposal was in the best interest of Lason and its stockholders based on the amount and specificity of the purchase price being offered, the absence of a financing contingency and the absence of material conditions that would be likely to affect the completion of the merger;

      - Our board and special committee considered the recommendations of BGL. On May 20, 2004, BGL presented its opinion to the board. The BGL opinion states that subject to certain qualifications, as of May 20, 2004, the cash price of $0.125 per share to be received by the holders of our common stock was fair from a financial point of view to our existing non-management stockholders. THE FULL TEXT OF THE BGL

            OPINION, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN BY BGL, IS ATTACHED TO THIS PROXY STATEMENT AS APPENDIX B. STOCKHOLDERS ARE URGED TO, AND SHOULD, READ THE OPINION OF BGL. In addition, the presentation of and the factors considered by BGL in its fairness opinion as discussed under "SPECIAL FACTORS -- Opinion of the Financial Advisor" supported our board's determination;

      - Our board and special committee considered that appraisal rights will be available to the holders of our common stock under Delaware law. Appraisal rights allow our stockholders, who so choose, to have a method for an independent, third party determination of the value of their stock;

      - Our board and special committee considered that the merger agreement permits our board to negotiate and accept an unsolicited third-party proposal to acquire Lason if, generally, the board determines, in good faith that such proposal is superior from a financial point of view to our stockholders than the merger agreement and is reasonably likely to be completed;

      - Our board and special committee considered that the merger consideration is payable in cash, eliminating any uncertainty of valuation;

      - Our board and special committee considered that there are no regulatory approvals required to complete the merger. The board and special committee also considered that aside from receipt of approval from the holders of our common stock, the merger agreement did not include any other conditions that the board believed could reasonably be expected to prevent completion of the merger;

      - Our board and special committee considered the experience and past success of Charterhouse Group in structuring and closing transactions similar to the merger;

      - Our board and special committee considered that the new employment agreements for senior officers and the exchange of stock, the stock grant, the incentive option plan and the bonus plan with respect to senior officers and employees would maximize employee retention;

      - Our board and special committee considered that the merger would minimally disrupt Lason's day-to-day operations, as substantially all of its management is continuing and its headquarters are expected to remain in Troy;

      - Our board and special committee considered that a privately held company with employee ownership may be better able to focus on the needs of its customers, potentially improving both the quality of its services and Lason's responsiveness to its customers; and

      - Our board and special committee considered that completion of the merger would allow Lason to deregister its common stock and thus cease compliance with the reporting requirements of the Securities Exchange Act of 1934, as amended. Our board and special committee considered that deregistration would both eliminate the costs of compliance with the reporting regulations and would allow Lason to focus on long-term objectives.

      Our board of directors and special committee also considered potentially negative factors in its deliberations concerning the merger, including but not limited to the following:

      - Our board and special committee considered that after the merger Lason will no longer exist as a public company and our stockholders, other than our senior officers and equity employees, will no longer participate in Lason's growth;

      - Our board and special committee considered that under the terms of the merger agreement, we are unable to solicit other acquisition proposals;

      - Our board and special committee considered that we would be required to pay Charter Lason a termination fee of $1.5 million and reimburse actual, reasonable expenses if the merger agreement is terminated under certain circumstances, and, on or prior to January 31, 2005, we complete an acquisition proposal or enter into a definitive agreement that values Lason common stock in excess of $0.125 per share (as adjusted). This obligation to pay the termination fee might discourage competing acquisition proposals;

      - Our board and special committee considered that an all-cash transaction would generally be taxable to our stockholders for federal income tax purposes;

      - Our board and special committee considered that in order to proceed with the merger, Delaware law requires that a majority of the outstanding stock be voted in favor of the merger. At the same time the board and special committee noted that there was no requirement in the merger agreement that a majority of the existing non-management stockholders approve the merger agreement;

      - Our board and special committee considered that under Michael H. Riley's agreement of severance, settlement and release and consulting services, which becomes effective upon completion of the merger, Lason Systems will pay Mr. Riley severance in the aggregate amount of $550,000 over the two year term of the agreement.


      - Our board considered that as compensation for their service on the special committee, which was in addition to their other responsibilities and commitments as members of Lason's board, each member of the special committee will receive $40,000. Of that amount, $20,000 has already been paid and $20,000 is to be paid upon the completion of the merger or any other business combination involving Lason;

      - Our board and special committee considered that while we expect to complete the merger, no assurance can be given that all conditions to the parties' obligations to complete the merger will be satisfied since some of the conditions are not within our control. Therefore, the merger may not be completed even if approved by our stockholders; and

      - Our board and special committee considered the possibility of disruption to the operations of Lason following the announcement of the merger and the resulting effect on Lason if the merger does not close.

      Our board of directors and special committee concluded, however, that the negative factors associated with the merger were outweighed by the potential benefits of the merger. Further, our board of directors and special committee were fully aware of, and considered the possible conflicts of interests of our senior officers, equity employees and senior debtholders. See the section entitled "Lason's Directors, Executive Officers, Employees, and Senior Debtholders Have Interests in the Merger That Differ from Your Interests" for a description of these possible conflicts of interest. In this regard, our board of directors and special committee noted that the board members who voted on the question of the merger (excluding our President and Chief Executive Officer who abstained from voting) were the same directors who comprised the special committee.

      The above discussion of the material factors considered by our board of directors and special committee is not intended to be exhaustive, but does set forth the principal factors considered by our board of directors and special committee. In view of the wide variety of factors considered in connection with their respective evaluation of the merger and the complexity of these matters, our board of directors and special committee found it impracticable, and did not attempt, to quantify, rank or otherwise assign relative weights to the specific factors they considered or determine that any factor was of particular importance in reaching their determination as to the fairness of the merger. Rather, our board of directors and special committee viewed their recommendations as being based upon their respective judgment, in light of the totality of the information presented and considered, of the overall effect of the merger on our stockholders compared to any alternative transaction or remaining an independent public company. THE BOARD OF DIRECTORS BELIEVES THAT THE MERGER IS ADVISABLE AND IS FAIR TO, AND IN THE BEST INTERESTS OF LASON'S STOCKHOLDERS. THE BOARD OF DIRECTORS OF LASON UNANIMOUSLY RECOMMENDS THAT YOU VOTE, "FOR" THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

OPINION OF THE FINANCIAL ADVISOR

      Lason retained BGL to assist in the consideration of strategic alternatives regarding a possible recapitalization or sale of Lason. Since October 2002, BGL has been our exclusive financial advisor in connection with the recapitalization or sale of Lason. Prior to October 2002, BGL had served Lason as its financial advisor in a variety of capacities, including assisting Lason with the sale of several of its businesses during 2001 and 2002, and providing a valuation for Lason pursuant to its plan of reorganization. In connection with these services, BGL was paid $600,000 for managing the sale of several of Lason's businesses and $150,000 for providing valuation services in connection with its plan of reorganization. BGL is actively engaged in the investment banking business and regularly undertakes the valuation of investment securities in connection with public offerings, private placements, business combinations and similar transactions.

      At the meeting of our board of directors on May 20, 2004, BGL made an oral presentation, subsequently confirmed in writing, to the effect that, as of such date and based on and subject to the matters set forth in the opinion and as described below, the consideration to be received by Lason's stockholders in the merger pursuant to the merger agreement was fair, from a financial point of view, to the existing non-management stockholders. No limitations were imposed by the board upon BGL with respect to the investigations it made or procedures it followed in rendering its opinion.

      THE FULL TEXT OF THE BGL OPINION DATED MAY 20, 2004, WHICH SETS FORTH THE ASSUMPTIONS MADE, GENERAL PROCEDURES FOLLOWED, MATTERS CONSIDERED AND METHODS EMPLOYED BY BGL IN ARRIVING AT ITS OPINION IS ATTACHED TO THIS DOCUMENT AS APPENDIX B. The summary of the BGL opinion contained in this Proxy Statement is qualified in its entirety by reference to the full text of such opinion.

      YOU ARE URGED TO READ THE OPINION IN ITS ENTIRETY. BGL'S WRITTEN OPINION IS ADDRESSED TO THE SPECIAL COMMITTEE, IS DIRECTED ONLY TO THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, OF THE CONSIDERATION TO BE PAID TO THE EXISTING NON-MANAGEMENT LASON STOCKHOLDERS PURSUANT TO THE MERGER AGREEMENT AND DOES NOT CONSTITUTE ARE COMMENDATION TO ANY LASON STOCKHOLDER AS TO HOW SUCH
STOCKHOLDER SHOULD VOTE AT THE SPECIAL MEETING.

      The opinion does not express any opinion with respect to any other reasons, legal, business or otherwise, that may support the decision of the board to approve or complete the merger. The terms of the merger agreement were determined pursuant to negotiations between the special committee and Charterhouse Group, and not pursuant to recommendations of BGL.

      In arriving at its opinion, BGL:

  -   Analyzed the business prospects and financial condition of Lason;

  -   Analyzed and reviewed the outcome of the sales process conducted by BGL;

  - Reviewed certain financial, operating and budgetary data provided by management of Lason relating to its business;

  -   Reviewed the terms and conditions of the proposed merger agreement;

  - Noted the general absence of regular trading volume and lack of analyst coverage of Lason's common stock from the date of Lason's emergence from bankruptcy through the present;

  - Relied upon BGL's extensive experience with asset sales of distressed companies;

  - Conducted an analysis of Lason's value as compared to certain publicly traded companies;

  - Conducted an analysis of Lason's value as related to certain recent merger and acquisition transactions; and

  - Conducted such other financial analyses and investigations as BGL deemed necessary or appropriate for the purposes of the opinion expressed therein.

      BGL's opinion was necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of, the date of its opinion.

      The following is the summary of the material analyses BGL performed while preparing its fairness opinion.

ANALYSIS OF THE PURCHASE PRICE

In its analysis, BGL derived and compared multiples for Lason, calculated as follows:

      - An Adjusted EBITDA Multiple was calculated by dividing the purchase price by earnings before interest, taxes, depreciation and amortization ("EBITDA") adjusted for non-recurring expenses and

      - A Free Cash Flow Multiple was calculated by dividing the purchase price by "Free Cash Flow," which equals EBITDA less capital expenditures ("CapEx").

Results of BGL's purchase price analysis are summarized as follows:

                              FISCAL     MARCH 31, 2003      Q1 ENDED       FISCAL YEAR
                               YEAR            TO         MARCH 31, 2004       2004
       ($ IN 000s)             2003      MARCH 31, 2004     ANNUALIZED      PROJECTED
       -----------           ---------   --------------   --------------    -----------
Purchase Price               $  26,800     $   26,800          $  26,800    $   26,800

Adjusted EBITDA                  6,506          6,011              2,622         6,893

Adjusted EBITDA Multiple           4.1x           4.5x              10.2x          3.9x

Capital Expenditures            (2,554)        (2,488)            (2,817)       (3,500)

Free Cash Flow                   3,952          3,523               (195)        3,393

Free Cash Flow Multiple            6.8x           7.6x    Not applicable           7.9x

      In addition to its recent historical and projected operating results, BGL considered Lason's actual and projected performance versus its January 2001 bankruptcy projections.

      Results of those comparisons are summarized as follows:

                                      JANUARY 2001
                                       BANKRUPTCY                 ACTUAL 2003 RESULTS AND
                                      PROJECTIONS                REVISED 2004 PROJECTIONS
                                -------------------------      ---------------------------
                                  2003            2004                             2004
($ IN 000s)   2002 actual       projected       projected      2003 actual      projected
-----------   -----------       ---------       ---------      -----------      ---------
EBITDA          $8,700           $ 10,100        $ 13,200        $6,506           $6,893

      In analyzing the fairness of the transaction in light of Lason's recent and projected operating performance, BGL analyzed a number of other factors impacting the purchase price, including:

      - Negative revenue trends due to recent customer losses and technology-driven attrition in certain business lines and

      - More importantly, the negative impact of revenue declines on Lason's earnings and cash flows.

ANALYSIS OF MARKETING PROCESS

      BGL conducted a market check by approaching a broad array of potential financial buyers for Lason beginning in late 2002 and extending through mid-2003. After an extensive search, and formal and informal valuation discussions with over 11 highly sophisticated institutional equity funds (i.e. prospective financial buyers), BGL believes that the terms of the letter of intent submitted by Charterhouse Group and reflected in the merger agreement are fair as they ultimately (i) presented the highest value to stockholders per share, and (ii) required the lowest break-up fee. In addition, Charterhouse Group has extensive knowledge of Lason's business and management team. For a detailed discussion of BGL's marketing process please review the full text of the BGL's opinion, attached as Appendix B to this document.

      As previously discussed in the prior section "SPECIAL FACTORS - Background of the Merger" of this proxy statement, it should be noted that on two separate occasions during 2003, Lason executed a letter of intent with the initial interested party, and was unable to finalize a merger agreement due to valuation concerns arising from (i) actual company performance and (ii) due diligence results.

VALUATION METHODOLOGIES

      As part of its approach to valuing Lason, BGL utilized several complementary valuation methodologies:

      COMPARABLE PUBLIC COMPANY ANALYSIS

BGL analyzed Lason's value by comparing its revenue, EBITDA and free cash flow to seven other publicly traded companies that offer similar products, have similar operating and financial characteristics and service similar markets.

Comparable Publicly Traded Companies

Affiliated Computer Services Inc.

Bowne & Co., Inc.

IKON Office Solutions Inc.

Iron Mountain Inc.

Pitney Bowes Inc.

SOURCECORP Inc.

The Standard Register Co.

      In its analysis, BGL derived and compared multiples for Lason, and a range of multiples for the selected companies, calculated as follows:

      - A revenue multiple was calculated by dividing the TEV (as defined below) by revenue.

      - An EBIT multiple was calculated by dividing TEV by earnings before interest and taxes ("EBIT").

      -     An EBITDA multiple was calculated by dividing TEV by EBITDA.

      - A Free Cash Flow, or FCF, multiple was calculated by dividing TEV by FCF.

      Total Enterprise Value or "TEV" is defined as market capitalization plus total debt (including preferred stock) less cash.

      All multiples were based on closing stock prices as of April 30, 2004.

      Results of BGL's comparable company analysis are summarized as follows:

                           TRAILING TWELVE MONTHS                    MARGINS                         ENTERPRISE VALUE
                ------------------------------------------    ---------------------    -----------------------------------------
$ IN MILLIONS   Revenue      EBIT       EBITDA      FCF         EBIT        EBITDA     Revenue      EBIT      EBITDA       FCF
-------------   --------   --------    --------   --------    --------     --------    --------   --------   --------   --------
Low             $  421.1   $  (30.1)   $   14.2   $   (4.2)     (3.3)%        1.6%      0.58x      10.17x      7.84x     10.63x
Median          $1,583.4   $  236.6    $  349.0   $  234.0      11.7%        15.1%      1.19x      15.30x     10.17x     13.59x
High            $4,694.9   $1,013.4    $1,309.8   $1,024.2      21.8%        29.0%      3.91x      20.33x     13.78x     24.41x
Adjusted Mean   $2,460.9   $  241.2    $  337.2   $  223.8      10.9%        15.3%      1.52x      15.75x     10.64x     14.95x
Lason           $  163.9   $    2.8    $    6.0   $    3.5       1.7%         3.7%      0.16x       9.61x      4.46x      7.61x

      COMPARABLE TRANSACTION ANALYSIS

      BGL analyzed Lason's value by comparing the enterprise value of the merger to eight other merger and acquisition transactions that involved similar businesses which occurred in the period from February 2003 through April 2004. While BGL considered a relatively large group of comparable mergers and acquisitions, BGL only concentrated on those transactions with available valuation data.

                           PRECEDENT M&A TRANSACTIONS

           BUYER                             SELLER                  CLOSING DATE
           -----                             ------                  ------------
WF Holdings                       Workflow Management                   4/9/04
WebMD Corp.                       Dakota Imaging Inc.                   4/6/04
Beta Systems Software AG          Kleindienst Datentechnik AG          3/19/04
Docuforce LLC                     On-Site Sourcing Inc.               10/28/03
Thoma Cressey Equity Partners     Daticon Inc.                          9/5/03
Pitney Bowes Inc.                 DDD Co.                              8/25/03
Iron Mountain Inc.                Hays PLC                             5/19/03
Iron Mountain Inc.                Kestrel Servicio de Archivos SA       2/4/03

      In its analysis, BGL derived and compared implied transaction value multiples for the merger and the precedent transactions, calculated as follows:

      - Enterprise Value (as defined below) as a multiple of trailing twelve months revenue equals Enterprise Value divided by revenue for the twelve months prior to the transaction closing date or the date of the most recent financial statements.

      - Enterprise Value as a multiple of trailing twelve months EBIT equals Enterprise Value divided by EBIT for the twelve months prior to the transaction closing date or the date of the most recent financial statements.

      - Enterprise Value as a multiple of trailing twelve months EBITDA equals Enterprise Value divided by EBITDA for the twelve months prior to the transaction closing date or the date of the most recent financial statements.

      "Enterprise Value" equals total consideration paid in completing a transaction, including all cash, stock, and assumed debt.

      All multiples for the precedent transactions were based on public information available at the time of the closing of such transactions.

      Results of BGL's comparable transaction analysis are summarized as follows:

                                  ENTERPRISE VALUE AS A MULTIPLE OF TRAILING
                                                TWELVE MONTHS
($ in millions)  Enterprise Value         Revenue    EBIT    EBITDA
    Low            $  25.7                 0.38x     6.10x    3.21x
   Median          $  55.0                 0.70x    10.13x    7.31x
    High           $ 322.9                 3.71x    25.68x   23.21x
Adjusted Mean      $  87.4                 1.19x    10.13x    7.39x


      BGL'S VALUATION METHODS

      Prior to analyzing the data for valuation purposes, BGL made two important modifications to the data: (i) BGL discounted the comparable public companies by 25% due to lack of a market for Lason's common stock and its substantially smaller size; and, (ii) BGL only considered the low to median value ranges for both the comparable transaction analysis and the comparable public company analysis (discounted by the aforementioned 25%) due to Lason's recent financial performance, declining revenue projections, and poor relative profitability. Based on these valuation methods and an EBITDA of approximately $6 million at March 31, 2004, BGL found that Lason's enterprise value ranges from approximately $27.3 million to $44.9 million.

                                       EBITDA MULTIPLE
        ($ IN THOUSANDS)                    RANGE
-------------------------------   -------------------------                       Contribution to
      Valuation Analysis           Low     Median     High      Weight               Valuation
      ------------------          -----    ------     ----      ------            ----------------
Comparable Public Company         5.88x    7.63x     10.33x      50.0%             2.94x      3.81x

Comparable Transaction Analysis   3.21x    7.31x     23.21x      50.0%             1.60x      3.66x

                            Estimated Enterprise Value Multiple Range:             4.54x      7.47x

                             March 31, 2003 to March 31, 2004 EBITDA:           $ 6,011

                                     Estimated Enterprise Value Range:          $27,301    $44,908

BGL noted that although the valuation of the proposed transaction was below the low end of the estimated enterprise value range, that was not sufficient to preclude a conclusion of fairness from a financial point of view. A number of qualitative factors affected BGL's assessment of this criterion, including the relative scarcity of transactions comparable to the proposed transaction in the microcap segment of the public securities markets, the imprecision with which multiples derived from larger capitalization transactions translate to transactions of the size of the proposed transaction, and BGL's familiarity with the extensive market check for Lason that led to the terms of the proposed transaction.

      In rendering its fairness opinion, BGL looked at several other components of Lason's business including Lason's 2004 business plan and budget projections, which shows an EBITDA of $6.9 million and Lason's history of restructuring over the past five years that included filing for bankruptcy protection under Chapter 11 of the United States Bankruptcy Code. BGL also relied on its extensive experience with distressed asset sales, noting that distressed companies generally trade at either net asset value or a range of 3.5x to 5.5x EBITDA.

      The preparation of a fairness opinion is not susceptible to partial analysis or summary description. BGL believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, could create an incomplete view of the processes underlying the analysis set forth in its opinion. BGL has not indicated that any of the analyses which it performed had a greater significance than any other.

      In determining the appropriate analyses to conduct and when performing those analyses, BGL made numerous assumptions with respect to industry performance, general business, financial, market and economic conditions and other matters, many of which are beyond our control. The estimates contained in the analyses which BGL performed are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by the analyses. The analyses were prepared solely as part of BGL's analysis of the fairness of the merger to the Lason stockholders from a financial point of view. The analyses are not appraisals and do not reflect the prices at which any securities may trade at the present time or at any time in the future.

      BGL is a nationally recognized middle market investment banking firm that is regularly engaged in the valuation of businesses and their securities in connection with recapitalizations, mergers and acquisitions, negotiated underwriting, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Our board and special committee retained BGL based on these qualifications.

      BGL has provided and may in the future provide financial advisory and financing services to Lason and has received and may receive in the future fees in connection with such services.

      Lason has agreed to pay BGL a transaction fee of $800,000, of which $75,000 has been paid, and $725,000 will be paid at closing. Lason has also paid BGL a fee of $200,000 for the preparation of the fairness opinion.

BGL HAS CONSENTED TO THE DESCRIPTIONS OF ITS OPINION IN, AND THE INCLUSION OF ITS OPINION AS AN APPENDIX TO, THIS PROXY STATEMENT.

RISK THAT THE MERGER WILL NOT BE COMPLETED

      Completion of the merger is subject to various conditions, including but not limited to, receiving stockholder approval of the merger agreement. However, even if stockholder approval is obtained, we cannot assure you that the merger will be completed. If the merger is not completed for any reason, Lason's current management, under the direction of the board of directors, will continue to manage Lason as an on-going business. No other transaction is currently being considered by Lason as an alternative to the merger.

LASON'S DIRECTORS, EXECUTIVE OFFICERS, EMPLOYEES, AND SENIOR DEBTHOLDERS HAVE INTERESTS IN THE MERGER THAT DIFFER FROM YOUR INTERESTS

      When considering the recommendation of the board of directors and in considering how to vote on the merger, you should be aware that Lason's executive officers (including Ronald D. Risher, the President and Chief Executive Officer of Lason who is also a director of Lason), certain employees of Lason, and Lason's senior debtholders have interests in the merger which are in addition to, and different from, your interests as stockholders of Lason, generally, and that create potential or actual conflicts of interest. Together these persons control 72.8% of the Lason stock outstanding as of the record date. Our board of directors and special committee were aware of these interests and considered them, among other matters, in approving the merger agreement. These interests are described below.

Compensation to Members of the Special Committee

      On May 20, 2004, the board determined to pay special compensation to the members of the special committee for their services. Such services were in addition to their other responsibilities and commitments as members of Lason's board. Each member of the special committee will receive $40,000. Of this amount, $20,000 has already been paid and $20,000 is to be paid upon the completion of the merger or any other business combination involving Lason.

A Director and Certain Executive Officers and Employees Will Continue With Lason Following the Merger

      Pursuant to the terms of the merger agreement, Mr. Risher will become a director of Charter Lason and will continue as a director of Lason.

      It is also expected that all the current executive officers of Lason, other than Michael H. Riley, our Executive Vice President of Business Strategies, will continue as executive officers of Lason following the merger. Ronald Risher, the President and CEO; Douglas S. Kearney, the Executive Vice President and Chief Financial Officer; Thomas W. Denomme, Executive Vice President and Chief Operations Officer; Kenneth L. Shaw, Executive Vice President of Human Resources; and Jerry L. Hon, Senior Vice President of Data Capture Operations; of Lason (the "senior officers") have entered into new amended employment agreements with Lason Systems, which will become effective at the time of the merger.

      A summary of the material differences between the current and amended employment agreements is presented in the chart below:

                                                                       AMOUNT OF SEVERANCE         AMOUNT OF SEVERANCE IN ALL
                                                                          IF EMPLOYMENT           INSTANCES OTHER THAN FAILURE
                                                                           NOT RENEWED                 OF LASON TO RENEW
                  TITLE             BASE SALARY           TERM            AT END OF TERM           EMPLOYMENT AT END OF TERM**
         ----------------------- ----------------- ------------------- -------------------- ----------------------------------------
                      Amended             Amended            Amended             Amended                              Amended
                        and                 and                and                 and                                  and
EMPLOYEE  Existing    Restated   Existing Restated Existing  Restated  Existing  Restated        Existing             Restated
--------  --------    --------   -------- -------- --------  --------  --------  --------        --------             --------
Risher   President   President   $400,000 $350,000 December  June 30,     *     Base salary Base salary for the Base salary for the
         and Chief   and Chief                     31, 2005* 2007               for one     longer of the time  longer of the time
         Executive   Executive                                                  year        period remaining on period remaining on
         Officer     Officer                                                                his term or two     his term or one year
                                                                                            years (or one year
                                                                                            if the termination
                                                                                            results from a
                                                                                            disability)

Kearney  Executive   Executive   $225,000 $225,000 December  March 31,    *     Base salary Base salary for the Base salary for the
         Vice        Vice                          31, 2005* 2007               for nine    longer of the time  longer of the time
         President,  President,                                                 months      period remaining on period remaining on
         Chief       Chief                                                                  his term or one     his term or nine
         Financial   Financial                                                              year                months
         Officer and Officer and
         Secretary   Secretary

                                                                       AMOUNT OF SEVERANCE         AMOUNT OF SEVERANCE IN ALL
                                                                          IF EMPLOYMENT           INSTANCES OTHER THAN FAILURE
                                                                           NOT RENEWED                 OF LASON TO RENEW
                  TITLE             BASE SALARY           TERM            AT END OF TERM           EMPLOYMENT AT END OF TERM**
         ----------------------- ----------------- ------------------- -------------------- ----------------------------------------
                      Amended             Amended            Amended             Amended                              Amended
                        and                 and                and                 and                                  and
EMPLOYEE  Existing    Restated   Existing Restated Existing  Restated  Existing  Restated        Existing             Restated
--------  --------    --------   -------- -------- --------  --------  --------  --------        --------             --------
Denomme  Executive   Executive   $225,000 $225,000 December  March 31,    *     Base salary Base salary for the Base salary for
         Vice        Vice                          31, 2005* 2007               for nine    longer of the time  the longer of the
         President   President                                                  months      period remaining on time period
         and Chief   and Chief                                                              his term or one     remaining on his
         Information Operating                                                              year                term or nine months
         Officer     Officer

Shaw     Executive   Executive   $190,000 $190,000 December  December     *     Base salary Base salary for the Base salary for
         Vice        Vice                          31, 2004* 31, 2005           for six     longer of the time  the longer of the
         President   President                                                  months      period remaining on time period
         of Human    of Human                                                               his term or one     remaining on his
         Resources   Resources                                                              year (or .67 of a   term or six months
                                                                                            year depending on
                                                                                            the reason for
                                                                                            termination)

Hon      Senior Vice Senior Vice $175,000 $175,000 December  June 30,     *     Base salary Base salary for the Base salary for
         President   President                     31, 2004* 2006               for six     longer of the time  six months
         of Data     of Data                                                    months      period remaining on
         Capture     Capture                                                                his term or one
         Operations  Operations                                                             year

      * Each current employment agreement provides that Lason or the employee has the option to renew the employment contract at the end of the term, but only if the terms and conditions of such extended employment are mutually agreed to.

      ** No severance is paid if the employee is terminated for good cause.

      In addition to the differences noted above, each of the amended and restated employment agreements, in contrast to the current agreements, provides that if the senior officer is relocated from his current place of employment to an area with a higher cost of living, Lason will increase the base salary of the senior officer by an amount that Lason reasonably believes will make him whole. Each amended and restated agreement also provides the senior officer with the opportunity to participate in Lason's stock option plan and management bonus plan as described below. Each of the senior officers in his amended and restated employment agreement also acknowledges that he has no right to receive any payments under his current employment agreement in connection with the change in control represented by this merger. Lastly, Mr. Risher's amended and restated employment agreement provides that Lason will use its best efforts to cause Mr. Risher to be elected to Lason's board and to serve on the committees of the board except for the audit and compensation committees.

D&O Liability Insurance and Indemnification

      Under the merger agreement, Charter Lason has agreed to provide the current directors and officers of Lason and its subsidiaries with directors' and officers' liability insurance for six years. This insurance must be no less favorable in scope and amount of coverage than the liability insurance that Lason currently provides for its officers and directors. In addition, for six years, Charter Lason will cause Lason to honor the indemnification provisions in the organizational documents of Lason and its subsidiaries and to maintain indemnification provisions in Lason's certificate of incorporation which are not less favorable than Lason's current certificate.

Payoff of Senior Debt

      The senior debt debtholders who collectively own 18,854,130 shares of Lason common stock (or approximately 63.4% of the Lason's stock outstanding as of the record date) were owed $24,879,556 in principal and approximately $94,547 in accrued interest as of May 21, 2004. In addition to receiving the merger consideration of $0.125 per share or $2,356,766, the senior debtholders will be paid in full, the aggregate amount of the senior debt that is owed to them as of the closing of the merger.

EQUITY OWNERSHIP IN CHARTER LASON

      Exchange of Stock

      If the merger takes place, the senior officers, as a group, who currently own approximately 6.0% of the Lason stock outstanding as of the record date, are expected to exchange their Lason common stock, valued at $0.125 per share, for shares of Series A preferred stock of Charter Lason immediately prior to the merger. The exchange of shares will not be on a one-for-one basis. The exchange of shares will provide the senior officers an aggregate of approximately 1.22% of the equity of Charter Lason following the merger. As a result of the exchange, the senior officers will not receive the $0.125 cash per share merger consideration. Generally, the Series A preferred stock provides for (i) a dividend rate of 8% per annum which is cumulative and may be paid in cash or stock; (ii) the right to receive dividends or other distributions equal to those declared or paid on the common stock; (iii) the right to convert each share of Series A preferred stock to common stock on a one-for-one basis, as adjusted, and (iv) on the occurrence of certain types of transactions such as a liquidation, sale of assets or a merger, the right to be paid first out of the assets of Charter Lason. The Series A preferred stock votes together with the common stock as a single class on all actions to be taken by stockholders of Charter Lason with each share entitling the holder to such number of votes per share equal to the number of shares of common stock into which the share of Series A preferred stock is then convertible.

      In addition, it is also currently anticipated that up to 25 employees (the "equity employees") of Lason (other than the senior officers) who currently own approximately 1.7% of the Lason stock outstanding as of the record date will exchange their Lason common stock, valued at $0.125 per share, for shares of Charter Lason common stock immediately prior to the merger. The exchange of shares will not be on a one-for-one basis. The exchange of shares will provide the equity employees an aggregate of approximately 0.34% of the equity of Charter Lason following the merger. As a result of the exchange, the equity employees will not receive the $0.125 cash per share merger consideration. Upon an event of liquidation, the equity employees will be entitled to receive payments equal to the liquidation preference on the Series A preferred stock calculated on the purchase price per share of their common stock.

      Stock Grant to Senior Officers and the Equity Employees

      Following the merger, Charter Lason expects to issue up to an aggregate of 4.5% of the equity of Charter Lason to the senior officers and equity employees in the form of common stock. No determination has been made as to how many shares will be allocated to each senior officer or equity employee.

      Incentive Option Plan

      Charter Lason will establish an incentive option plan that will provide options for a maximum of 10% of Charter Lason equity (calculated at closing and on an as converted basis) in the form of Charter Lason common stock. Charter Lason intends to issue up to 50% of the options at closing. The remaining options will be granted over time. The exercise price for the options granted at closing, if any, will be $0.125 per share, and vesting will occur over a four-year period as follows: 20% / 20% / 20% / 40%. No determination has been made as to how many of the options to be granted at closing will be granted to senior officers and employees.

      Bonus Plan

      After the merger, Charter Lason will establish a bonus plan whereby senior officers and employees approved by the Charter Lason board can receive additional options, representing up to 7.5% of Charter Lason's equity (calculated at closing and on an as converted basis), for Charter Lason common stock if CEP IV achieves certain financial targets on its investment upon a sale of 75% or more of CEP IV's ownership of Charter Lason, after giving effect to the options issued under the bonus plan.

      The senior officers, in the aggregate, will beneficially own less than 10% of the equity of Charter Lason from the exchange of stock, the stock grant, the incentive option plan and the bonus plan.

      Stockholders' Agreement

      At the time of the merger, each of the senior officers and equity employees will enter into a stockholders' agreement with Charter Lason and Charter Lason Holdings, LLC ("Holdings"), a limited liability company owned by CEP IV, that places certain restrictions on the transfer of their shares of stock in Charter Lason (the "stockholders' agreement"). On any permitted transfer, the non-transferring stockholders are provided a right of first refusal to purchase the stock which are proposed to be transferred. The stockholders' agreement also provides (i) the senior officers with certain "tag along" rights to participate in certain transfers of stock of Charter Lason by Holdings and (ii) Holdings with certain "drag along" rights to require the senior officers and equity employees in certain circumstances to participate in certain transfers of stock of Charter Lason by Holdings. In addition, under the stockholders' agreement, the senior officers and Holdings have preemptive rights to acquire a pro rata share of any issuance by Charter Lason of common stock, options or convertible securities except for issuances pursuant to (i) the incentive compensation plan, (ii) stock issuances related to the acquisition of a third party, and (iii) and any public offering by Charter Lason.

      Pursuant to the stockholders' agreement, each stockholder of Charter Lason agrees to vote his stock in favor of the nominees of Holdings to the Charter Lason board of directors and to take any action to remove any member of the board of directors upon receipt of notice by Holdings except that Mr. Risher will not be removed so long as he is chief executive officer of Charter Lason.

      CANCELLATION OF DEBT

      Under the terms of an amended and restated secured promissory note dated June 5, 1999, between Lason and Michael H. Riley, the completion of the merger constitutes a change in control which cancels the obligation of Mr. Riley to repay the note. As of May 17, 2004, Mr. Riley's obligation under the note (principal and interest) was $229,822.

      AGREEMENT OF SEVERANCE, SETTLEMENT AND RELEASE AND CONSULTING SERVICES


      Michael H. Riley, who will not be signing a new employment agreement, has entered into an agreement of severance, settlement and release and consulting services with Lason Systems which will become effective upon completion of the merger. Under this agreement, Lason Systems will pay Mr. Riley severance in the aggregate amount of $550,000 over the two year term of the agreement. At the request of Lason Systems, Mr. Riley will perform up to forty hours per month of consulting services during the first year of the agreement and up to thirty hours per month of consulting services during the second year of the agreement. Under the agreement, Mr. Riley also agrees that if the merger is completed he will have no right to receive any payments under his current employment agreement in connection with the change in control represented by the merger.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

      The following summary of certain anticipated federal income tax consequences to a holder of common stock in connection with the merger is based upon current provisions of the Internal Revenue Code of 1986, as amended, currently applicable Treasury regulations and judicial and administrative rulings and decisions as of the date hereof. Legislative, judicial or administrative changes may be forthcoming that could alter or modify the statements set forth herein, possibly on a retroactive basis. The summary does not purport to deal with all aspects of federal income taxation that may affect particular holders of common stock in light of their individual circumstances, nor with certain types of holders subject to special treatment under the federal income tax laws (e.g., holders who acquired their common stock as compensation, and holders who are neither citizens nor residents of the United States, or that are foreign corporations, foreign partnerships or foreign estates or trusts for U.S. federal income tax purposes). In addition, the summary assumes that any common stock exchanged in or in connection with the merger is held as a capital asset.

TAX TREATMENT OF HOLDERS OF COMMON STOCK

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

      THE PAYMENT OF CASH FOR THE SHARES OF COMMON STOCK IN THE MERGER WILL BE A FULLY TAXABLE TRANSACTION TO STOCKHOLDERS. In general, a stockholder who, pursuant to the merger, receives cash for such holder's common stock will be treated as having sold his or her common stock for that cash and will recognize a gain or loss equal to the difference between (i) the amount of cash received in the merger and (ii) such stockholder's tax basis in the common stock. In the case of a stockholder who is an individual, estate or trust, such capital gain or loss will be taxable at a maximum capital gain rate if the holder held the common stock for more than one year at the time of the merger.

BACKUP WITHHOLDING

      In order to avoid "backup withholding" of federal income tax on payments of cash to a stockholder for his or her common stock in the merger, a stockholder must, unless an exception applies under the applicable law and regulations, provide the payor of such cash with such stockholder's correct taxpayer identification number ("TIN") on a Form W-9 and certify under penalties of perjury that such number is correct and that such stockholder is not subject to backup withholding. A Form W-9 will be included as part of the letter of transmittal to be sent to stockholders by the paying agent. If the correct TIN and certifications are not provided, a penalty may be imposed on a stockholder by the Internal Revenue Service and the cash payments received by a stockholder in consideration for shares of common stock in the merger may be subject to backup withholding tax at a rate of 28%.

      BECAUSE CERTAIN TAX CONSEQUENCES OF THE MERGER MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF EACH STOCKHOLDER, IT IS RECOMMENDED THAT STOCKHOLDERS CONSULT THEIR TAX ADVISORS CONCERNING THE FEDERAL (AND ANY STATE, LOCAL AND FOREIGN) TAX CONSEQUENCES OF THE MERGER IN THEIR PARTICULAR CIRCUMSTANCES.

LITIGATION RELATED TO THE MERGER

      As of the date of the proxy statement, we are aware of no lawsuits that have been filed related to the merger.

                               THE SPECIAL MEETING

TIME, DATE AND PLACE

      This proxy statement is accompanied by the Notice of Special Meeting and a proxy card solicited by the Lason board of directors for use at the special meeting of Lason stockholders to be held on August 11, 2004, at 10:00 a.m., Eastern Daylight Saving Time, at Bodman LLP, 100 Renaissance
Center, 34th Floor, Detroit, MI 48243.

MATTERS TO BE CONSIDERED

      At the special meeting, Lason stockholders will be asked to consider and vote upon a proposal to approve and adopt the terms of the merger agreement. A copy of the merger agreement is attached to this proxy statement as Appendix A, and the merger agreement is summarized in the section "THE MERGER - The Merger Agreement." Under the merger agreement, each outstanding share of Lason common stock will be converted into the right to receive $0.125 cash.

RECOMMENDATION OF OUR BOARD OF DIRECTORS

      Our board of directors and its special committee each believe that the terms of the merger agreement and the proposed merger are fair to, and in the best interests of, our stockholders. The special committee recommended that our board of directors approve the merger agreement. OUR BOARD OF DIRECTORS, WITH RONALD D. RISHER ABSTAINING, APPROVED THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ADOPTION OF THE MERGER AGREEMENT.

      The members of the special committee, Messrs. Gary DeGourse, Robert H. Naftaly and David P. Williams, are all independent directors and are not employees of Lason nor will any have an equity interest in Lason, CEP IV, Charter Lason or CL Acquisitions Corp. after the merger. Mr. DeGourse, however, was an employee of ours from January 1999 to May 2001. As compensation for their service on the special committee, which was in addition to their other responsibilities and commitments as members of our board, each member of the special committee will receive $40,000. Of that amount, $20,000 has already been paid, and $20,000 is to be paid upon the completion of the merger or any other business combination involving Lason.

RECORD DATE AND QUORUM

      Our board of directors has fixed the close of business on July 7, 2004 as the record date for the special meeting. Accordingly, only our stockholders of record at the close of business on such date will be entitled to notice of and to vote at the special meeting.


      At the close of business on the record date, there were 29,756,034 common shares outstanding, held of record by approximately 2,050 registered holders.

      The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Lason common stock entitled to vote, as of the record date, will constitute a quorum for the conduct of business at the special meeting.

REQUIRED VOTE

      Delaware corporation law requires, for the merger to be approved and the merger agreement to be adopted and approved, the affirmative vote of the holders of a majority of the outstanding shares of Lason common stock entitled to vote on such matter, in person or by proxy, as of the record date. Abstentions, the failure to return an executed proxy card or to vote in person at the special meeting, and broker non-votes have the effect of a vote against the merger agreement.

      You will have one vote for each share of common stock you own.

VOTING AND REVOCATION OF PROXIES

      You may give a proxy to be voted at the meeting by signing and returning the enclosed proxy card to Lason before the meeting, and we will vote your shares as you direct.

      If your Lason stock is held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of stock held in "street name." As a beneficial owner you do not have the right to vote your stock. Only the "record holder" of the stock has such rights. If you wish to vote your stock held in street name, you should either (i) obtain a legal proxy from the record holder of the stock appointing you as its legal proxy or (ii) instruct the record holder how

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

you would like the record holder to vote the stock you own. If you do not obtain a legal proxy or instruct the record holder how to vote and do not vote on adoption of the merger agreement, it will be equivalent to voting against adoption of the merger agreement.

      You may revoke your proxy at any time before it is exercised in any of three ways:

      - First, you can send a written notice to Lason's corporate secretary stating that you would like to revoke your proxy.

      -     Second, you can complete and submit a new proxy card.

      - Third, you can attend the meeting and vote in person. Your attendance at the special meeting will not alone revoke your proxy - you must vote at the meeting.

      If you have instructed a broker to vote your shares, you must follow directions received from your broker to change those instructions.

      If you return a proxy card but do not specify on your proxy card how your proxy is to be voted, it will be voted "For" the adoption of the principal terms of the merger agreement. If you abstain from voting, your vote will be counted as a vote "Against" the adoption of the merger agreement.

      The Lason board is unaware of any other matters that may be presented for action at the special meeting. If other matters do properly come before the special meeting, however, the persons named in the proxies will vote on those matters in accordance with their best judgment, subject to the applicable rules of the Securities and Exchange Commission.

SOLICITATION OF PROXIES

      Lason will pay the costs of soliciting the proxies from our stockholders. In addition to soliciting proxies by mail, Lason is requesting banks, brokers and other record holders to send proxy material to the beneficial owners of stock of Lason requesting authority for the execution of their proxies. Lason will reimburse those record holders for their reasonable out-of-pocket expenses in doing so. In addition to solicitation by mail, certain directors, officers and employees of Lason may, without receiving any additional compensation, solicit proxies by telephone, electronic mail, telecopy or in person. Lason may also retain and pay a proxy solicitation firm to assist it in soliciting proxies.

                                   THE MERGER

      This section of the proxy statement describes material aspects of the proposed merger, including the merger agreement. While we believe that the description covers the material terms of the merger, this summary may not contain all of the information that is important to you. You should carefully read this entire proxy statement and the other documents we refer you to for a more complete understanding of the merger.

EFFECTIVE TIME OF MERGER

      If the merger agreement is adopted by the stockholders and the other conditions to the merger are satisfied, or waived to the extent permitted, the merger will be completed and become

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

effective at the time a certificate of merger is filed with the Secretary of State of the State of Delaware or any later time as we, CEP IV, Charter Lason, and CL Acquisitions Corp. agree and specify in the certificate of merger. In the event that stockholders adopt the merger agreement, we hope to complete the merger shortly thereafter.

      Lason or Charter Lason may terminate the merger agreement prior to the effective time of the merger in some circumstances, whether before or after the adoption of the merger agreement by stockholders. Additional details on termination of the merger agreement are described in " -- The Merger Agreement - Termination" below.

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

PAYMENT OF MERGER CONSIDERATION AND SURRENDER OF STOCK CERTIFICATES

      If we complete the merger, our common stockholders will be entitled to receive $0.125 in cash (the "merger consideration") for each share of common stock outstanding at the time of the merger, except for shares of common stock held by (i) dissenting stockholders who have exercised their appraisal rights under Delaware law and (ii) Lason, Charter Lason or CL Acquisitions Corp. which shall automatically be cancelled. Prior to the merger senior officers and equity employees will exchange their shares of common stock in Lason for shares of common stock of Charter Lason. Since Charter Lason will own the shares previously held by the senior officers and equity employees these shares will be cancelled at the time of the merger and no merger consideration will be paid for them.

      Charter Lason will designate a paying agent reasonably acceptable to Lason to make the cash payments contemplated by the merger agreement. At or prior to the effective time of the merger, Charter Lason will deposit with the paying agent cash in an amount necessary for the payment of the merger consideration upon surrender of the stock certificates by the stockholders. The paying agent will deliver to you your merger consideration according to the procedures summarized below.

      No later than five business days after the effective time of the merger, the paying agent will send you a letter of transmittal and instructions advising you how to surrender your certificates in exchange for the merger consideration.

      The paying agent will promptly pay you your merger consideration after you have (i) surrendered your stock certificates to the paying agent; and (ii) provided a signed letter of transmittal to the paying agent along with any other item specified by the letter of transmittal.

      Interest will not be paid or accrued on the merger consideration. The merger consideration will be reduced by any applicable withholding taxes.

      If you have transferred your certificates and such transfer is not registered in the transfer records of Lason, the paying agent will pay the merger consideration to the transferee if the paying agent receives (i) the certificates, along with all documents required to evidence such transfer and
(ii) evidence that all transfer or other taxes have been paid, or you establish to Charter Lason's satisfaction that such taxes are not required to be paid.

      YOU SHOULD NOT SURRENDER YOUR STOCK CERTIFICATES TO THE PAYING AGENT WITHOUT A LETTER OF TRANSMITTAL, AND YOU SHOULD NOT RETURN YOUR STOCK CERTIFICATES WITH THE ENCLOSED PROXY.

      The transmittal instructions will tell you what to do if you have lost your certificate, or if it has been stolen or destroyed. You will have to provide an affidavit to that fact and, if required by the paying agent, or Lason, post a bond in an amount that the paying agent or Lason, as the case may be, reasonably directs as indemnity against any claim that may be made against those parties in respect of the certificate.

      After the merger, subject to the exceptions in the next sentence, you will cease to have any rights as a Lason stockholder. The exceptions include the right to surrender your certificate in exchange for payment of the merger consideration or, if you exercise your appraisal rights, the right to perfect your right to receive payment for your shares pursuant to Delaware law.

      One year after the merger occurs, the paying agent will return to Lason all funds in its possession that constitute any portion of the merger consideration, and the paying agent's duties will terminate. After that time, stockholders may surrender their certificates to Lason and, subject to applicable abandoned property laws, escheat and similar laws, will be entitled to receive the merger consideration without interest. Neither Lason, the paying agent or Charter Lason will be liable to stockholders for any merger consideration delivered to a public official pursuant to applicable abandoned property laws, escheat and similar laws.

      If any certificates are not surrendered immediately prior to the date on which any cash payable with respect to such certificate would otherwise escheat to or become property of any governmental entity, any such cash shall, to the extent permitted by applicable law, become the property of Lason.

FINANCING OF THE MERGER

      The obligations of CEP IV, Charter Lason and CL Acquisitions Corp. to complete the merger are not subject to a financing condition. CEP IV and its affiliates intend to invest approximately $16.8 million in Charter Lason and cause Charter Lason to enter into a senior secured credit facility for approximately $25 million, in order to complete the merger. However, if CEP IV cannot secure third party financing, CEP IV will use its own funds to complete the merger.

GOVERNMENTAL AND REGULATORY APPROVAL

      After all conditions described in " -- The Merger Agreement - Conditions to the Merger" below have been satisfied or waived, we do not believe that any material federal or state regulatory approvals, filings or notices are required in connection with the merger other than the filing of a certificate of merger with the Secretary of the State of Delaware.

THE MERGER AGREEMENT

      The following is a summary of the material provisions of the merger agreement, a copy of which is attached as Appendix A to this proxy statement. You should read carefully the entire copy of the merger agreement before you decide how to vote.

Conditions to the Merger

      The obligations of Charter Lason, CL Acquisitions Corp. and Lason to carry out the merger are subject to the following conditions:

      -     The shareholders of Lason shall approve the merger agreement;

      - Lason and Charter Lason shall receive all required governmental approvals for the merger;

      - No governmental entity shall have enacted any statute, rule, regulation, executive order, decree, injunction, judgment which materially restricts, prevents or prohibits completion of the merger or makes the merger illegal;

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

      - All indebtedness of Lason to the senior debtholders shall have been paid in full and all encumbrances related thereto shall have been released and terminated;

      -     Bank One, NA shall provide a payoff letter;

      - Each party's representations and warranties made pursuant to the merger agreement shall be true and correct in all material respects subject to exceptions that would not have a material adverse effect on the other parties;

      - Each party shall have performed in all material respects all of its obligations under the merger agreement;

      - Charter Lason and CL Acquisitions Corp. shall have received letters of resignation addressed to Lason from the members of Lason's board of directors other than Ronald D. Risher;

      - From the date of the merger agreement, there shall have been no change, development or circumstance that could have a material adverse effect on Lason;

      - Charter Lason shall receive an opinion from Bodman LLP, in form and substance reasonably satisfactory to Charter Lason and its counsel;

      - Lason shall receive an opinion from Proskauer Rose LLP, in form and substance reasonably satisfactory to Lason and its counsel;

      - Each shareholder of Lason who will be exchanging his or her shares in Lason for shares in Charter Lason shall have entered into a stockholders' agreement and contribution and exchange agreement with Charter Lason; and

      - Lason shall have delivered to the junior indenture trustee a certificate and legal opinion, each stating that the merger complies with the junior indenture;

      - The disbursing agent and Lason shall have entered into an amendment to the disbursing agent agreement that provides for the payment of merger consideration in lieu of distributions of Lason's common stock that has been reserved for issuance to certain unsecured creditors; and

      - Charter Lason shall have received all consents and waivers required under the collateral trust agreement and finance agreement (which provide cash collateral as security for certain insurance obligations) to ensure that Lason is not required to increase the amount of the required cash collateral or provide the insurer under the finance agreement with a letter of credit.

Material Adverse Effect

      The merger agreement provides that a "material adverse effect" on Lason (or its subsidiaries) means any material adverse effect on the business, earnings, operations, assets, liabilities, properties, condition (financial or otherwise), results of operations or net worth of Lason, taken as a whole.

      However, a material adverse effect does not include the impact of:

      - Changes in conditions affecting the industry in which Lason operates or from changes in general business or economic conditions;

      - Any cancellation by any of Lason's customers or suppliers of their contracts as a direct result of the announcement or pendency of any of the transactions contemplated by the merger agreement;

      - Certain restructuring charges taken in connection with the transactions contemplated in the merger agreement;

      - Legal, accounting and investment bankers' fees incurred in connection with the transactions contemplated by the merger agreement;

      - Actions or omissions of Lason taken with the prior written consent of Charter Lason or CL Acquisitions Corp.;

      - The payments of any amounts due, or the provision of any benefits to, any officer or employee under employment, change-in-control or severance agreements in effect as of the date of the merger agreement and disclosed in connection with the merger agreement; and

      -     Acts of terrorism or war.

Conduct of Business Prior to the Merger

      In between the date the merger agreement was signed and the date it becomes effective Lason has agreed to, and cause each of its subsidiaries to:

      - Operate their respective businesses in the ordinary and usual course and in compliance in all material respects with applicable laws;

      - Use reasonable efforts to preserve intact their respective business organizations, to maintain their rights and franchises, retain key employees and consultants and maintain relationships with their respective customers and suppliers;

      - Maintain and keep their properties and assets in as good repair and condition; and

      - Keep in full force and effect insurance and bonds comparable in amount and scope of coverage that is currently maintained.

      Lason has also agreed that it and its subsidiaries will not, before the effective time of the merger without the prior written consent of Charter Lason:

      - Increase the compensation benefits of any of its directors, officers or employees except as it relates to non-officer employees in the ordinary course of business and consistent with past practices; enter into any agreement granting severance payments to, or enter into or amend any employees or any employment or severance agreement with any employee; establish, adopt, enter into or amend any collective bargaining agreement or employee benefit plan; take any action to accelerate any rights or benefits, or make any determinations not in the ordinary course of business consistent with past practice, under any collective bargaining agreement or employee benefit plan; or permit any director, officer, other employee or contractor of Lason or any of its subsidiaries who is not already a party to an agreement or a participant in a plan providing benefits upon or following a "change in control" to become a party to any such agreement or participant in any such plan;

      -     Make, declare, or pay any dividend;

      - Redeem, purchase or otherwise acquire any outstanding shares of its capital stock, other equity interests, options, warrants or other securities carrying rights to acquire its capital stock;

      - Effect any reorganization or recapitalization; or split, combine or reclassify its capital stock or issue or authorize the issuance of any other securities in substitution for shares of such capital stock;

      - Offer, sell, issue or grant any shares of capital stock, other securities carrying rights to acquire its capital stock (or accelerate any right to convert or exchange such securities or stock), other than issuances of shares of Lason common stock under the disbursing agent agreement, as amended;

      - Acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of any business or any corporation, partnership, association or other business organization or division;

      - Sell, lease, license, mortgage, exchange or otherwise dispose of, or grant any encumbrances (except for permitted encumbrances) with respect to any of the assets or properties of Lason or its subsidiaries, except for dispositions of excess or obsolete assets in the ordinary course and consistent with past practice;

      - Propose or adopt any amendments to its certificate of incorporation, bylaws or other governing documents;

      - Implement or adopt any change in its accounting methods, principles or practices unless required by GAAP;

      - Other than in the ordinary course of business pursuant to Lason's revolving credit facility, incur or assume any indebtedness for borrowed money, issue or sell any debt securities or warrants, or guarantee any such indebtedness or debt securities of another person;

      - Make any loans, advances or capital contributions, or investments other than to Lason or its subsidiaries;

      - Change any method of reporting income, deductions or other material items for income tax purposes; make or change any tax election; change any method of accounting for tax purposes; agree to an extension or waiver of the limitation period to any claim or assessment; settle or compromise or agree to settle or compromise any tax liability or any claim or assessment in respect of taxes;

      - Enter into, assume, modify, amend, terminate or violate any material contract;

      - Cancel, materially amend or renew any insurance policy except in the ordinary course and consistent with past practice;

      - (i) pay, discharge, settle or satisfy any claims, liabilities, obligations or litigation (absolute, accrued, asserted or unasserted, contingent or otherwise) in excess of $25,000 individually or $100,000 in the aggregate, or (ii) cancel any indebtedness in excess of $25,000 individually or $100,000 in the aggregate other than payment, discharge, settlement, satisfaction or cancellation in the ordinary course of business consistent with past practice;

      - Transfer or license or otherwise extend, amend or modify any rights to intellectual property, or enter into any settlement regarding the breach or infringement of any intellectual property other than in the ordinary course of business or pursuant to any contracts currently in place that have been disclosed prior to the date of the merger agreement;

      - Knowingly take any action that would reasonably be expected to prevent, impair or materially delay the completion of the merger or cause any conditions to the completion of the merger not to be satisfied;

      - Make any material change to the selling, marketing, advertising or promotion of the products and services offered by Lason and its subsidiaries;

      - Take any action that would make any representation or warranty of Lason contained in the merger agreement inaccurate in any material respect at, or as of any time prior to, the effective time; and

      -     Agree in writing or otherwise to take any of the foregoing actions.

Covenants

      No Solicitation; Superior Proposals. The merger agreement provides that neither Lason nor its subsidiaries may solicit, negotiate, or otherwise encourage or facilitate any offer by a third party relating to a merger, consolidation, asset sale or other business combination or change or control transaction involving Lason (each an "Acquisition Proposal"). However, if Lason's board of directors determines, in good faith (a) that an unsolicited written offer would reasonably be expected to result in a transaction more favorable to Lason's stockholders than the merger with Charter Lason from a financial point of view and is reasonably likely to be completed (a "Superior Proposal") and (b) after consultation with its legal advisor that it must take the following actions to comply with its fiduciary duties under applicable law, then Lason can:

      - provide information in response to a third party's unsolicited bona fide written Acquisition Proposal; and

      - negotiate or discuss a bona fide unsolicited Acquisition Proposal with the party making the Acquisition Proposal.

     In addition, prior to the adoption of the merger agreement by the stockholders, the board of directors of Lason may terminate the merger agreement and enter into an agreement with a third party that has made an Acquisition Proposal if (a) such Acquisition Proposal is a Superior Proposal, (b) the board, with the advice of independent legal counsel, determines in good faith that the failure to do so would result in a breach of its fiduciary duty under applicable law, (c) Lason has provided Charter Lason at least 10 business days prior written notice advising Charter Lason of the Superior Proposal which it intends to accept, specifying the terms and conditions of such Superior Proposal and identifying the party making such Superior Proposal, and (d) Lason shall, prior to or simultaneously with the taking of such action, have paid to Charter Lason or CL Acquisitions Corp. or their designee any termination fee and expenses discussed below.

      In addition, Lason has agreed that it will promptly inform Charter Lason of any request for information or the submission or receipt of any Acquisition Proposal, or any inquiry with respect to or which could lead to any Acquisition Proposal along with the material terms and conditions of such request or submission, and the identity of the person making any such request or submission and Lason's response thereto. Lason has agreed to keep Charter Lason fully informed of the status and details of any such request or Acquisition Proposal.

      Lason is permitted to make any disclosure to its stockholders, if its board, with the advice of independent legal counsel, determines in good faith that the failure to make such disclosure would result in a breach of the fiduciary duty of the board to Lason's stockholders under applicable law; provided that, unless Lason and its board have complied with the conditions above, neither the board nor any committee of the board shall withdraw or modify, or shall propose to withdraw or modify, the approval or recommendation of the board of the merger or shall approve or recommend, or shall publicly propose to approve or recommend, an Acquisition Proposal.

Termination

      Lason and Charter Lason may jointly agree at any time to terminate the merger agreement, even if the Lason stockholders have approved the merger agreement at the special meeting.

      Each of Lason and Charter Lason have separate rights to terminate the merger agreement without the agreement of the other party, if, among other things:

      -     the merger has not been completed by September 30, 2004;

      -     stockholder approval is not obtained; and

      - a court or other governmental entity issues a final order, decree or ruling restraining, enjoining or otherwise prohibiting the completion of the merger and such order, decree or ruling or other action is or shall have become nonappealable.

      Charter Lason may terminate the merger agreement, provided that Charter Lason is not then in material breach of any representation, warranty or covenant or other agreement contained in the merger agreement, if (i) any representation or warranty of Lason contained in the merger agreement shall not be true and correct at any time prior to the effective time, in each case such that the inaccuracies in such representations and warranties would have a material adverse effect, or (ii) Lason and its subsidiaries shall not have performed and complied in all material respects with each covenant, agreement or obligation contained in the merger agreement and required to be performed or complied with by such party; provided in the case of clause (i) and (ii) above, such breach has not been timely cured.

      Charter Lason may terminate the merger agreement if Lason's board withdraws, changes or modifies its approval or recommendation of the merger or the merger agreement and the transactions contemplated thereby.

      Lason may terminate the merger agreement, concurrently with the execution of an acquisition agreement pursuant to the terms of the merger agreement, if it decides to accept a Superior Proposal.

      Lason may terminate the merger agreement, provided that Lason is not then in material breach of any representation, warranty or covenant or other agreement contained in the merger agreement, if (i) any representation or warranty of Charter Lason or CL Acquisitions Corp. contained in the merger agreement shall not be true and correct in all material respects at any time prior to the effective time, or (ii) Charter Lason or CL Acquisitions Corp. shall not have performed and complied in all material respects with each covenant, agreement or obligation contained in the merger agreement required to be performed or complied with by such party; provided in the case of clause (i) and (ii) above, such breach has not been timely cured.

Termination Fees

      Except as provided below, under the merger agreement each of the parties will bear all fees and expenses it incurs in connection with the merger and preparation of the merger agreement.

      So long as Charter Lason and CL Acquisitions Corp. are not in breach of the merger agreement in any material respect, Lason shall pay to Charter Lason, in cash, reimbursement for its actual, reasonable, documented out-of-pocket fees and expenses incurred after March 12, 2004 by Charter Lason and its affiliates in connection with the merger agreement in an amount not to exceed $400,000 if the merger agreement is terminated (i) by Charter Lason because (A) of any breach of any representation or warranty of Lason under the merger agreement that would have a material adverse effect or any failure by Lason or its subsidiaries to perform in all material respects all obligations required by such party under the merger agreement; or (B) Lason's board withdraws, modifies or changes its approval or recommendation of the merger or the merger agreement; or (ii) by Lason or Charter Lason because the merger has not been completed before September 30, 2004 and the failure to so complete is not caused by Charter Lason.

      In addition, Lason must pay to Charter Lason a termination fee of $1,500,000 and reimburse Charter Lason for its actual, reasonable, documented out-of-pocket fees and expenses (less any reimbursement of expenses set forth in the preceding paragraph) related to the merger in the event the merger agreement is terminated (A)(i) by Lason or Charter Lason because Lason's shareholders did not approve the merger, (ii) by Lason through its acceptance of a Superior Proposal pursuant to the terms of the merger agreement, or (iii) by Charter Lason because Lason's board has withdrawn, modified or changed its approval or recommendation of the merger or the merger agreement; and (B) on or prior to January 31, 2005, Lason either completes an acquisition agreement or enters into a definitive agreement with respect to an Acquisition Proposal that would, in either case, value Lason's common stock in excess of $0.125 per share (as adjusted in the event of any stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event with respect to Lason's common stock).

Access to Information

      Lason has agreed to provide Charter Lason and CL Acquisitions Corp. and their representatives with reasonable access, during normal business hours until the earlier of the effective time or the termination of the merger agreement, to all of Lason's books and records and its properties, plants and personnel. In addition, each of Lason, Charter Lason and CL Acquisitions Corp. shall furnish promptly to the other a copy of each report, schedule and other document filed or received by it pursuant to the requirements of federal securities laws.

Best Efforts

      Lason, Charter Lason and CL Acquisitions Corp. each has agreed to use its reasonable best efforts to take all action to complete the merger as promptly as reasonably practicable.

Indemnification

      For a period of six years from the effective time, each of Lason, Charter Lason and CL Acquisitions Corp. shall fulfill and honor Lason's obligations under the indemnification provisions in the respective certificate of incorporation (or equivalent document) of Lason and its subsidiaries with respect to Lason's and its subsidiaries' present and former directors and officers.

      Lason and Charter Lason have agreed that for a period of six years after the effective time that the surviving corporation of the merger will maintain indemnification provisions in its certificate of incorporation and bylaws that are not materially less favorable to such officers and directors than those provisions included in Lason's certificate of incorporation

      In addition, Lason and Charter Lason shall cause the persons serving as directors and officers of Lason and its subsidiaries immediately prior to the effective time to be covered for a period of six years after the effective time by directors' and officers' liability insurance no less favorable in the scope or amount of coverage than any applicable insurance maintained by Lason immediately prior to the effective time.

Disposition of Litigation

      Lason has agreed to consult with Charter Lason with respect to any action by any third party to restrain or prohibit or otherwise oppose the merger and, subject to the receipt of a Superior Proposal, Lason will resist any such effort to restrain or prohibit or otherwise oppose the merger. Charter Lason may participate in the defense of any stockholder litigation against Lason and its directors relating to the merger. In addition, except as it relates to a Superior Proposal, Lason will not voluntarily cooperate with any third party which has sought or may hereafter seek to restrain or prohibit or otherwise oppose the merger.

      Unless prohibited by law, Lason or Charter Lason or CL Acquisitions Corp. may waive a condition that has not been satisfied and complete the merger anyway.

Representations and Warranties

      The merger agreement contains certain representations and warranties of Charter Lason, CL Acquisitions Corp. and Lason.

      The representations of Lason relate to, among other things:

      - the organization and qualification of Lason to do business, and the corporate power and authority of Lason to carry on its business;

      -     Lason's authority to enter into the merger agreement;

      - the capitalization of Lason, the subsidiaries' qualification to do business, the corporate power and authority of the subsidiaries to carry on their business, and the capitalization of the subsidiaries;

      - the issuance of Lason's capital stock in accordance with state and federal securities laws;

      -     Lason's financial statements and accounting practices;

      -     Lason's relationships with certain interested parties;

      -     the absence of undisclosed liabilities of Lason;

      -     the absence of certain changes in the business of Lason;

      - certain consents and filings required with respect to the merger agreement and the transactions contemplated thereby;

      - the filing of tax returns and payment of taxes by Lason and its subsidiaries;

      - Lason's assets including the real property owned or leased by Lason and its subsidiaries and the condition of its property, plant and equipment;

      -     Lason's intellectual property and software matters;

      -     the accuracy of Lason's accounts receivable;

      -     obligations of Lason under certain material contracts;

      -     the absence of disputes between Lason and its material customers;

      -     Lason's insurance policies;

      -     any pending or threatened material litigation against Lason;

      -     environmental matters involving Lason;

      -     the absence of any material labor controversies;

      -     Lason's benefit plans and other related employment matters;

      - the absence of events or circumstances that could reasonably be expected to have a material adverse effect on Lason's business;

      - the absence of bribes or questionable payments by Lason employees or representatives;

      -     brokers' and finders' fees and expenses owed by Lason;

      -     Lason's bank accounts;

      -     Lason's filings with the Securities and Exchange Commission;

      - the absence of material breach or defaults under Lason's or its subsidiaries' organizational instruments and contracts;

      -     the compliance with law and accuracy of this proxy statement;

      -     the absence of violations of law by Lason and its subsidiaries;

      - the inapplicability of Section 203 of the Delaware General Corporate Law; and

      - the existence of a fairness opinion of BGL regarding the merger consideration.

      The representations of Charter Lason and CL Acquisitions Corp. relate to, among other things:

      - their respective organization and qualification to do business, and corporate power and authority to enter into the merger agreement and to complete the transactions contemplated thereby;

      - that neither the execution of the merger agreement or completion of the merger will cause either entity to be in breach or violation of any contract or governing document to which either is bound;

      - the absence of any liability of either entity to any broker or finder in connection with the merger contemplated by the agreement;

      - the accuracy of the information in the proxy statement supplied by either entity; and

      - the absence of ownership by Charter Lason and CL Acquisitions Corp. of any capital stock of Lason.

      The representations and warranties contained in the merger agreement expire upon completion of the merger.

Amendment, Extension and Waiver

      The parties may amend the merger agreement, extend the time for the performance of any of the obligations or other acts of the other parties or waive compliance with any provisions of the merger agreement at any time before the completion of the merger. However, the parties may not execute any amendments, extensions or waivers following receipt of Lason's stockholder approval that would require the further approval of Lason's stockholders without receiving that approval.

                                APPRAISAL RIGHTS

      If you do not vote for the approval and adoption of the merger agreement at the special meeting and otherwise comply with the applicable statutory procedures of Section 262 of the Delaware General Corporate Law (the "DGCL") summarized herein, you may be entitled to appraisal rights under Section 262 of the DGCL. In order to exercise and perfect appraisal rights, the record holder of common stock must follow the steps summarized below properly and in a timely manner.

      If stock is held in "street name," the beneficial owner is not the "record holder" of the stock and therefore the beneficial owner cannot exercise appraisal rights unless he, she or it acts promptly either (i) to cause the record holder to take the required steps necessary to exercise appraisal rights on behalf of such beneficial owner or (ii) to obtain a legal proxy from the record holder of the stock appointing the beneficial owner as its legal proxy so the beneficial owner can exercise appraisal rights on its behalf.

      SECTION 262 OF THE DGCL IS REPRINTED IN ITS ENTIRETY AS APPENDIX C TO THIS PROXY STATEMENT. SET FORTH BELOW IS A SUMMARY DESCRIPTION OF SECTION 262 OF THE DGCL. THE FOLLOWING SUMMARY DESCRIBES THAT MATERIAL ASPECTS OF SECTION 262 OF THE DGCL, AND THE LAW RELATING TO APPRAISAL RIGHTS AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO APPENDIX C. ALL REFERENCES IN SECTION 262 AND THIS SUMMARY TO "STOCKHOLDER" ARE TO THE RECORD HOLDER OF THE SHARES OF COMMON STOCK IMMEDIATELY PRIOR TO THE EFFECTIVE TIME AS TO WHICH APPRAISAL RIGHTS ARE ASSERTED. FAILURE TO COMPLY STRICTLY WITH THE PROCEDURES SET FORTH IN SECTION 262 OF THE DGCL WILL RESULT IN THE LOSS OF APPRAISAL RIGHTS.

      Under the DGCL, holders of common stock who follow the procedures set forth in Section 262 of the DGCL will be entitled to have their shares appraised by the Delaware Court of Chancery (the "Delaware Court") and to receive payment in cash of the "fair value" of those shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, as determined by that court.

      Under Section 262 of the DGCL, where a proposed merger is to be submitted for approval at a meeting of stockholders, as in the case of the special meeting, the corporation, not less than 20 days prior to such meeting, must notify each of its stockholders who was a stockholder on the record date with respect to such shares for which appraisal rights are available, that appraisal rights are so available, and must include in each such notice a copy of Section 262 of the DGCL. This proxy statement constitutes such notice to the holders of common stock and Section 262 of the DGCL is attached to this proxy statement as Appendix C. Any stockholder who wishes to exercise such appraisal rights or who wishes to preserve his right to do so should review the following discussion and Appendix C carefully, because failure to timely and properly comply with the procedures specified will result in the loss of appraisal rights under the DGCL.

      A STOCKHOLDER WISHING TO EXERCISE APPRAISAL RIGHTS (a) MUST NOT VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND (b) MUST DELIVER TO LASON, BEFORE THE VOTE ON THE PROPOSAL TO APPROVE AND ADOPT THE MERGER AGREEMENT, A WRITTEN DEMAND FOR APPRAISAL OF SUCH STOCKHOLDER'S SHARES OF COMMON STOCK. A STOCKHOLDER WHO SIGNS AND RETURNS A PROXY CARD WITHOUT EXPRESSLY DIRECTING THAT HIS OR HER SHARES OF COMMON STOCK BE VOTED AGAINST THE MERGER AGREEMENT WILL EFFECTIVELY WAIVE HIS, HER OR ITS APPRAISAL RIGHTS BECAUSE SUCH SHARES REPRESENTED BY THE PROXY CARD WILL BE VOTED FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT. ACCORDINGLY, A STOCKHOLDER WHO DESIRES TO EXERCISE AND PERFECT APPRAISAL RIGHTS WITH RESPECT TO ANY OF HIS OR HER SHARES OF COMMON STOCK MUST EITHER (I) REFRAIN FROM EXECUTING AND RETURNING THE ENCLOSED PROXY CARD AND FROM VOTING IN PERSON IN FAVOR OF THE PROPOSAL TO APPROVE THE MERGER AGREEMENT, OR
(II) CHECK EITHER THE "AGAINST" OR THE "ABSTAIN" BOX NEXT TO THE PROPOSAL ON SUCH CARD OR AFFIRMATIVELY VOTE IN PERSON AGAINST THE PROPOSAL OR REGISTER IN PERSON AN ABSTENTION WITH RESPECT THERETO. A VOTE OR PROXY AGAINST THE MERGER AGREEMENT SHALL NOT, IN AND OF ITSELF, CONSTITUTE A DEMAND FOR APPRAISAL.

      A demand for appraisal will be sufficient if it reasonably informs Lason of the identity of the stockholder and that such stockholder intends thereby to demand appraisal of such stockholder's shares of common stock. This written demand for appraisal must be separate from any proxy or vote abstaining from or voting against the approval and adoption of the merger agreement. A stockholder wishing to exercise appraisal rights must be the record holder of such shares of common stock on the date the written demand for appraisal is made and must continue to hold such shares through the effective time of the merger. Accordingly, a stockholder who is the record holder of shares of common stock on the date the written demand for appraisal is made, but who thereafter transfers such shares prior to the effective time of the merger, will lose any right to appraisal in respect of such shares.

      Only a holder of record of shares of common stock is entitled to assert appraisal rights for the shares of common stock registered in that holder's name. A demand for appraisal should be executed by or on behalf of the holder of record, fully and correctly, as the holder's name appears on the stock certificates and must state that such person intends thereby to demand appraisal of his, her or its shares of common stock. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand for appraisal should be made in that capacity, and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including one for two or more joint owners, may execute the demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for such owner or owners.

      A record holder such as a broker who holds shares as nominee for several beneficial owners may exercise appraisal rights with respect to the shares of common stock held for one or more beneficial owners while not exercising such rights with respect to the shares held for other beneficial owners; in such case, the written demand should set forth the number of shares as to which appraisal is sought. Where the number of shares of common stock is not expressly stated, the demand will be presumed to cover all shares held in the name of the record owner. Stockholders who hold their shares in brokerage accounts or other nominee form and who wish to exercise appraisal rights are urged to consult with their brokers to determine the appropriate procedures for the making of a demand for appraisal by such nominee.

      ALL WRITTEN DEMANDS FOR APPRAISAL OF SHARES MUST BE MAILED OR DELIVERED
TO: LASON, INC., ATTENTION: SECRETARY, 1305 STEPHENSON HIGHWAY, TROY, MICHIGAN 48083, OR SHOULD BE DELIVERED TO THE SECRETARY AT THE SPECIAL MEETING, PRIOR TO THE VOTE ON THE MERGER AGREEMENT.

      Within ten days after the effective time of the merger, Lason will notify each shareholder of the effective time of the merger who properly asserted appraisal rights under Section 262 and has not voted for the approval and adoption of the merger agreement.

      Within 120 days after the effective time of the merger, but not thereafter, Lason or any stockholder who has complied with the statutory requirements summarized above may file a petition in the Delaware Court demanding a determination of the fair value of the shares held by such stockholder. If no such petition is filed, appraisal rights will be lost for all stockholders who had previously demanded appraisal of their shares. Lason is not under any obligation, and has no present intention, to file a petition with respect to appraisal of the value of the shares. Accordingly, stockholders who wish to exercise their appraisal rights should regard it as their obligation to take all steps necessary to perfect their appraisal rights in the manner prescribed in Section 262 of the DGCL.

      Within 120 days after the effective time of the merger, any stockholder who has complied with the provisions of Section 262 of the DGCL will be entitled, upon written request, to receive from Lason a statement setting forth the aggregate number of shares of common stock not voted in favor of the approval and adoption of the merger agreement and with respect to which demands for appraisal were received by Lason, and the number of holders of such shares. Such statement must be mailed within ten days after the written request therefore has been received by Lason.

      If a petition for an appraisal is timely filed and a copy thereof served upon Lason, Lason will then be obligated within 20 days to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of the stockholders who have demanded appraisal of their shares and with whom agreements as to the value of their shares have not been reached. After notice to the stockholders as required by the Delaware Court, the Delaware Court is empowered to conduct a hearing on such petition to determine those stockholders who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court may require the stockholders who demanded appraisal rights of their shares of common stock to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceeding; and if any stockholder fails to comply with such direction, the Delaware Court may dismiss the proceedings as to such stockholder.

      After determining which stockholders are entitled to appraisal, the Delaware Court will appraise the shares of common stock and determine the "fair value" of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. Holders considering seeking appraisal should be aware that the fair value of their shares as determined under Section 262 of the DGCL could be more than, the same as or less than the consideration they are entitled to receive pursuant to the merger agreement if they did not seek appraisal of their shares and that investment banking opinions as to fairness from a financial point of view are not necessarily opinions as to fair value under Section 262 of the DGCL. In determining "fair value" of shares, the Delaware Court shall take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court has stated that such factors include "market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which were known or which could be ascertained as of the date of the merger which throw any light on future prospects of the merged corporation." In Weinberger, the Delaware Supreme Court stated, among other things, that "proof of value by any techniques or methods generally considered acceptable in the financial community and otherwise admissible in court" should be considered in an appraisal proceeding. In addition, the Delaware Court has decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenter's exclusive remedy.

      The Delaware Court shall direct the payment of the fair value of the shares of common stock, together with interest, if any. The Delaware Court will determine the amount of interest, if any, to be paid on the amounts to be received by persons whose shares of common stock have been appraised. The costs of the action may be determined by the Delaware Court and taxed upon the parties as the Delaware Court deems equitable. The Delaware Court may also order that all or a portion of the expenses incurred by any stockholder in connection with an appraisal, including without limitation reasonable attorneys' fees and the fees and expenses of experts utilized in the appraisal proceeding, be charged pro rata against the value of all of the shares entitled to appraisal. In the absence of such determination or assessment, each party bears its own expenses.

      Any stockholder who has duly demanded and perfected an appraisal in compliance with Section 262 of the DGCL will not, after the effective time of the merger, be entitled to vote his or her shares for any purpose or be entitled to the payment of dividends or other distributions thereon, except dividends or other distributions payable to holders of record of shares of common stock as of a date prior to the effective time of the merger.

      At any time within 60 days after the effective time of the merger, any stockholder will have the right to withdraw his or her demand for appraisal and to accept the $0.125 per share consideration. After this period, a stockholder may withdraw his or her demand for appraisal only with the written consent of Lason. If no petition for appraisal is filed with the Delaware Court within 120 days after the effective time of the merger, a stockholder's right to appraisal will cease and he or she will be entitled to receive the $0.125 per share consideration, without interest, as if he or she had not demanded appraisal of his or her shares. No petition timely filed in the Delaware Court demanding appraisal will be dismissed as to any stockholder without the approval of the Delaware Court, and such approval may be conditioned on such terms as the Delaware Court deems just.

      If any stockholder who properly demands appraisal of his or her shares of common stock under Section 262 fails to perfect, or effectively withdraws or loses, his right to appraisal, as provided in the DGCL, the shares of such stockholder will be converted into the right to receive the consideration receivable with respect to such shares in accordance with the merger agreement. A stockholder will fail to perfect, or effectively lose or withdraw, his right to appraisal if, among other things, no petition for appraisal is filed within 120 days after the effective time of the merger, or if the stockholder delivers to Lason a written withdrawal of his demand for appraisal. Any such attempt to withdraw an appraisal demand more than 60 days after the effective time of the merger will require the written approval of Lason.

      STOCKHOLDERS DESIRING TO EXERCISE THEIR APPRAISAL RIGHTS MUST NOT VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND MUST STRICTLY COMPLY WITH THE PROCEDURES SET FORTH IN SECTION 262 OF THE DGCL.

      FAILURE TO TAKE ANY REQUIRED STEP IN CONNECTION WITH THE EXERCISE OF APPRAISAL RIGHTS WILL RESULT IN THE TERMINATION OR WAIVER OF SUCH RIGHTS.

               SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
                                   MANAGEMENT

      Lason currently has only one class of common stock with 100,000,000 shares authorized of which 29,756,034 are issued and outstanding as of the record date. In addition, there are 288,966 shares that have been reserved for certain former unsecured creditors pursuant to Lason's plan of reorganization. These reserved shares will not be voted at the special meeting, but the eventual holders of such shares will receive $0.125 per share as consideration for the merger when their claims are resolved by the United States Bankruptcy Court for the District of Delaware in Wilmington.

      The following table sets forth, as of July 14, 2004, certain information regarding the beneficial ownership of Lason's common stock by each person known by Lason to beneficially own more than 5% of any class of Lason's outstanding capital stock, each director of Lason, each current executive officer of Lason and each executive officer of Lason during the year ended December 31, 2003, and all directors and executive officers as a group. Unless otherwise noted, the persons named in the table have sole voting and investment power with respect to all of the stock owned by each of them.

                                                                                PERCENT OF
                                                                               OURSTANDING
                                                                               COMMON STOCK
         NAME                                  AGE          COMMON STOCK         (1)(10)
Ronald D. Risher (2)                            47            800,000             2.7%

Douglas S. Kearney (2)                          35            300,000             1.0%

Michael H. Riley (2)                            56            500,000             1.7%

Thomas W. Denomme (2)                           43            300,000             1.0%

Kenneth L. Shaw (2)                             56            200,000               *

Mark J. Clinton  (3)                            44            200,000               *

Trevor G. Brown (2)                             45             50,000               *

Gary D. DeGourse (2)                            54            174,533               *

Robert H. Naftaly (2)                           66             15,000               *

David P. Williams (2)                           69             15,000               *

All directors and officers (9 individuals)                  2,554,533            8.5%

                                                                                PERCENT OF
                                                                               OURSTANDING
                                                                               COMMON STOCK
            NAME                                AGE       COMMON STOCK           (1)(10)
ABN AMRO, N.V. (4)                                        2,559,885 (5)(10)      8.5% (5)

ARK 2000-1 CLO Limited (6)                                2,101,374 (10)         7.1%

Bank One, N.A. (7)                                        4,380,327 (10)        14.7%

Comerica Bank (8)                                         1,777,629 (10)         6.0%

Credit Lyonnais, New York (9)                             1,777,629 (10)         6.0%


      *     Less than 1.0% of the outstanding stock.

      (1) Calculation of outstanding stock is based upon an outstanding amount of 29,756,034 and does not include the 288,966 shares reserved for distribution under the Lason's plan of reorganization.

      (2) Stockholder's address is c/o Lason, Inc. 1305 Stephenson Highway, Troy, Michigan 48083.

      (3) Former Executive Vice President and President Data Capture Operations from December 2002 to January 2004.

      (4)   ABN AMRO, N.V. is located at 350 Park Avenue, New York, NY 10022.

      (5) Beneficial ownership includes stock owned through one of its operating subsidiaries, Standard Federal Bank, N.A.

      (6) ARK 2000-1 CLO, Limited is located at 40 Wall Street, New York, NY 10005.

      (7)   Bank One, N.A. is located at 1 Bank One Plaza, Chicago, IL 50670.

      (8)   Comerica Bank is located at 500 Woodward Avenue, Detroit, MI 48226.

      (9) Credit Lyonnais is located at 1301 Avenue of the Americas, New York, NY 10019

      (10) Depending on the ultimate resolution of the disputed claims under Lason's plan of reorganization, the amount of stock held may increase and/or the % ownership of the outstanding stock may increase or decrease.

      Lason also has a class of preferred stock for which 5,000,000 shares have been authorized, of which none are issued and outstanding.

                                  OTHER MATTERS

OTHER BUSINESS FOR THE SPECIAL MEETING

      As of the date of this proxy statement, the Lason board knows of no matters that will be presented for consideration at the special meeting other than as described in this proxy statement. If any other matters shall properly come before either the special meeting or any adjournments or postponements of the special meeting to be voted upon, your proxy will be deemed to confer discretionary authority on the individuals named as proxies in the proxy card to vote the stock represented by such proxy as to any such matters.

PROPOSALS FOR ANNUAL MEETING OF STOCKHOLDERS

      Lason has not scheduled its next annual meeting of stockholders. If an annual meeting is scheduled prior to completion of the merger, Lason will notify stockholders of the deadline for the submission of proposals by stockholders for inclusion in the proxy statement and form of proxy relating to such annual meeting in its next applicable Form 10-Q filed with the Securities and Exchange Commission.

                       WHERE YOU CAN FIND MORE INFORMATION

      We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information that we file with the Commission at the Commission's public reference room in Washington, D.C. at 450 Fifth Street, N.W., 20549 or at the Commission's regional offices in New York, New York, and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. Many of these Commission filings are also available to the public on the World Wide Web through the Commission's Internet address at "http://www.sec.gov."

      WE HAVE NOT AUTHORIZED ANYONE TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION ABOUT THE MERGER OR LASON THAT DIFFERS FROM OR ADDS TO THE INFORMATION IN THIS PROXY STATEMENT OR IN OUR DOCUMENTS THAT ARE PUBLICLY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THEREFORE, IF ANYONE DOES GIVE YOU DIFFERENT OR ADDITIONAL INFORMATION, YOU SHOULD NOT RELY ON IT.

                   A WARNING ABOUT FORWARD-LOOKING STATEMENTS

      Lason makes forward-looking statements in this proxy statement and in its documents filed with the Securities Exchange Commission, to which we refer you. These forward-looking statements are subject to risks and uncertainties, and we cannot assure you that such statements will prove to be correct. Forward-looking statements include some of the statements set forth under "SUMMARY TERM SHEET -- The Merger," "SPECIAL FACTORS - Background Of The Merger," and "SPECIAL FACTORS -- Opinion of the Financial Advisor." In addition, when we use any of the words "believes," "expects," "anticipates," "plans," "intends," "hopes," "will" or similar expressions, we are making forward-looking statements. Any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties, and that actual results could differ materially from those indicated by such forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward looking statements are: (1) important information is of a preliminary basis and subject to further adjustment, (2) the assimilation of business units, (3) the economic, political and regulatory environment, (4) competitive risks and uncertainties, (5) dependence on key customers and management, (6) fluctuations in paper prices, (7) price and availability of qualified temporary labor, (8) reliability of our data, (9) changes in the business outsourcing industry, (10) management's ability to implement its business plan, (11) the financial and legal effect of any outstanding litigation, (12) ultimate resolution and settlement of administrative and priority claims, including priority tax claims, whether known or unknown as a result of our previous Chapter 11 filing, (13) status of our financing, (14) other important factors beyond our control and
(15) other risks identified from time to time in our reports and registration statements filed with the Securities and Exchange Commission. Actual future results may vary significantly from those set forth herein. These forward-looking statements represent our judgment as of the date hereof. We disclaim, however, any intent or obligation to update our forward-looking statements.

                                   APPENDIX A

                                MERGER AGREEMENT

                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                               CHARTER LASON, INC.

                              CL ACQUISITIONS CORP.

                                       AND

                                   LASON, INC.

                            Dated as of May 21, 2004

                          AGREEMENT AND PLAN OF MERGER

            THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of May 21, 2004 among Charter Lason, Inc., a Delaware corporation ("Parent"), CL Acquisitions Corp., a Delaware corporation and an indirect wholly owned subsidiary of Parent ("Newco"), and Lason, Inc., a Delaware corporation (the "Company").

                                   Background

            WHEREAS, the Board of Directors of the Company has formed a special committee for purposes of reviewing potential business combination transactions (the "Special Committee"), including the merger of Newco with and into the Company with the Company as the surviving corporation (the "Merger"),

            WHEREAS, with the benefit of input from its financial advisor, the Special Committee and the Board of Directors of the Company determined that the proposed Merger is fair from a financial point of view to the Company's stockholders;

            WHEREAS, the Special Committee and the Board of Directors of the Company has determined that it is fair to, advisable and in the best interests of the Company and the stockholders of the Company to enter into and consummate this Agreement with Parent and Newco, providing for the Merger in accordance with the Delaware General Corporation Law (the "DGCL"), and the other transactions contemplated hereby, upon the terms and subject to the conditions set forth herein;

            WHEREAS, the Board of Directors of Newco has approved the Merger of Newco with and into the Company and such other transactions in accordance with the DGCL upon the terms and subject to the conditions set forth herein; and

            WHEREAS, the Company, Parent and Newco desire to make certain representations, warranties, covenants and agreements in connection with the Merger.

            NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and intending to be legally bound hereby, Parent, Newco and the Company hereby agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

            The terms defined in this ARTICLE 1, whenever used herein (including without limitation the Exhibits and Schedules hereto), shall have the following meanings for all purposes of this Agreement:

            "AFFILIATE" of a Person means (i) any other Person that Directly or Indirectly through one or more intermediaries controls, is controlled by, or is under common control with such Person, and (ii) an associate, as that term is defined in Rule 12b-2 promulgated under the Exchange Act, of such Person.

            "AGREEMENT" means this agreement among the parties hereto, including, without limitation, all Exhibits and Schedules hereto, as the same may be amended from time to time.

            "ACQUISITION AGREEMENT" has the meaning set forth in SECTION 6.1(b) hereof.

            "ACQUISITION PROPOSAL" has the meaning set forth in SECTION 6.1(d) hereof.

            "AMENDED DISBURSING AGENT AGREEMENT" means the Disbursing Agent Agreement, as amended by Amendment No. 1 to Disbursing Agent Agreement between the Company and the Disbursing Agent, effective as of the Effective Time, which addresses the distribution of the Merger Consideration in lieu of Company Common Stock.

            "BALANCE SHEET DATE" means December 31, 2003.

            "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which commercial banks in New York City are required or authorized by law to be closed.

            "CERTIFICATE" has the meaning set forth in SECTION 2.6(a)(i) hereof.

            "CERTIFICATE OF INCORPORATION" has the meaning set forth in
SECTION 2.4(a) hereof.

            "CERTIFICATE OF MERGER" has the meaning set forth in SECTION 2.2 hereof.

            "CLOSING" has the meaning set forth in SECTION 2.11 hereof.

            "CLOSING DATE" has the meaning set forth in SECTION 2.11 hereof.

            "CODE" means the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder.

            "COLLATERAL TRUST AGREEMENT" means the Collateral Trust Agreement among the Company, as grantor, Transcontinental Insurance Company, as beneficiary, and Wells Fargo Bank, N.A., as trustee, dated September 4, 2002.

            "COMPANY" has the meaning set forth in the recitals hereto.

            "COMPANY COMMON STOCK" has the meaning set forth in
SECTION 2.6(a)(i) hereof.

            "COMPANY FAIRNESS OPINION" has the meaning set forth in SECTION 3.28 hereof.

            "COMPANY FINANCIAL ADVISOR" has the meaning set forth in
SECTION 3.28 hereof.

            "COMPANY INTELLECTUAL PROPERTY" has the meaning set forth in SECTION 3.11(a) hereof.

            "COMPANY LICENSED INTELLECTUAL PROPERTY" has the meaning set forth in SECTION 3.11(c) hereof.

            "COMPANY SEC DOCUMENTS" has the meaning set forth in SECTION 3.24 hereof.

            "COMPANY SOFTWARE PROGRAM" has the meaning set forth in
SECTION 3.11(g) hereof.

            "COMPANY STOCKHOLDER APPROVAL" has the meaning set forth in
SECTION 3.2(c) hereof.

            "COMPANY STOCKHOLDER MEETING" has the meaning set forth in
SECTION 6.5(a) hereof.

            "CONFIDENTIALITY AGREEMENT" has the meaning set forth in SECTION 6.3 hereof.

            "CONTRACT" means any agreement, contract, option, license, instrument, mortgage, obligation, commitment, arrangement, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

            "CREDIT AGREEMENT" means the Credit Agreement, as amended, among the Company, Bank One, NA, as agent, and the lenders named therein, dated June 30, 2002.

            "DELAWARE SECRETARY" has the meaning set forth in SECTION 2.2 hereof.

            "DGCL" has the meaning set forth in the recitals hereto.

            "DIRECTLY OR INDIRECTLY" means as an individual, partner, shareholder, member, creditor, director, officer, principal, agent, employee, trustee, consultant, advisor or in any other relationship or capacity.

            "DISBURSING AGENT" means American Stock Transfer & Trust Company.

            "DISBURSING AGENT AGREEMENT" means the Disbursing Agent Agreement between the Company and the Disbursing Agent, effective as of July 1, 2002.

            "DISCLOSURE SCHEDULE" means the disclosure schedule attached to this Agreement as EXHIBIT 3, and includes but is not limited to each of the Schedules expressly referred to in ARTICLE III.

            "DISSENTING SHARES" has the meaning set forth in SECTION 2.6(a)(v) hereof.

            "DISSENTING STOCKHOLDER" has the meaning set forth in
SECTION 2.6(a)(v) hereof.

            "EFFECTIVE TIME" has the meaning set forth in SECTION 2.2 hereof.

            "EMPLOYEE BENEFIT PLAN" means any "employee benefit plan" (as defined under Section 3(3) of ERISA) or any other bonus, deferred compensation, pension, profit-sharing, retirement, stock purchase, stock option, stock appreciation, other forms of incentive compensation, excess benefit, supplemental pension insurance, disability, medical, supplemental unemployment, vacation benefits, payroll practice, fringe benefit, scholarship, sickness, accident, severance, or post-retirement compensation or benefit, welfare or any other employee benefit plan, policy, arrangement or practice, whether written or oral, domestic or foreign.

            "ENCUMBRANCE" means any security interests, liens, pledges, claims of third parties of any nature whatsoever, leases, levies, charges, escrows, encumbrances, options, rights of first refusal, transfer restrictions, conditional sale contracts, title retention contracts, mortgages, hypothecations, indentures, security agreements or other agreements, arrangements, contracts, commitments, understandings or obligations, whether written or oral.

            "ENVIRONMENT" means any surface or subsurface physical medium or natural resource, including, air, land, soil, surface waters, ground waters, stream and river sediments.

            "ENVIRONMENTAL ACTION" means any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, proceeding, judgment, letter or other written communication from any Federal, state, local or municipal agency, department, bureau, office or other authority or any third party involving a Hazardous Substance or any violation of any Permit or Environmental Laws.

            "ENVIRONMENTAL LAWS" means any federal, state, local or common law, rule, regulation, ordinance, code, order or judgment (including the common law and any judicial or administrative interpretations, guidances, directives, policy statements or opinions) ("Law") relating to the injury to, or the pollution or protection of, human health and safety or the Environment, including, without limitation, Law pertaining to the proper collection, storage, transport, processing and disposal of medical waste.

            "ENVIRONMENTAL LIABILITIES" means any claims, judgments, damages (including punitive damages), losses, penalties, fines, liabilities, encumbrances, liens, violations, costs and expenses (including attorneys' and consultants' fees) of investigation, assessment, remediation or defense of any matter relating to human health, safety or the Environment of whatever kind or nature by any Person or Governmental Entity, (A) which are incurred as a result of (i) the existence of Hazardous Substances in, on, under, at or emanating from any Real Property, (ii) the transportation, treatment, storage or disposal of Hazardous Substances, or (iii) the violation of any Environmental Laws, or (B) which arise under the Environmental Laws.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

            "ERISA AFFILIATE" means any entity that would be deemed a "single employer" with the Company under Section 414(b), (c), (m) or (o) of the Code or
Section 4001 of ERISA.

            "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

            "EXPENSES" shall mean the actual, reasonable, documented out-of-pocket fees and expenses incurred by Parent and its Affiliates in connection with this Agreement, the Merger and the transactions contemplated hereby.

            "FINANCE AGREEMENT" means the Finance Agreement, dated September 4, 2004, among the Company and Transcontinental Insurance Company and/or Transportation Insurance Company and/or American Casualty Company of Reading, Pennsylvania.

            "FINANCIAL STATEMENTS" means (i) the consolidated audited balance sheet as of December 31, 2002 and the related statements of income, changes in stockholders' equity and cash flows of the Company and its Subsidiaries for the six-month period then ended, including the related notes thereto, (ii) the consolidated audited balance sheet as of December 31, 2003 and the related statements of income, changes in stockholders' equity and cash flows of the Company and its Subsidiaries for the fiscal year then ended, including the related notes thereto, and (iii) the consolidated unaudited balance sheet as of March 31, 2004 and the related statements of income, changes in stockholders' equity and cash flows of the Company and its Subsidiaries for the three-month period then ended, including the related notes thereto.

            "GAAP" means United States generally accepted accounting principles, applied on a consistent basis.

            "GLBA" has the meaning set forth in SECTION 3.26(d) hereof.

            "GLBA PRIVACY REGULATIONS" has the meaning set forth in SECTION 3.26(d) hereof.

            "GOVERNMENTAL ENTITY" means any federal, state, local or foreign government, political subdivision, legislature, court, agency, department, bureau, commission or other governmental regulatory authority, body or instrumentality, including any waste management regulatory authority and any industry or other non-governmental self-regulatory organizations.

            "HAZARDOUS SUBSTANCE" means petroleum, petroleum products, petroleum-derived substances, radioactive materials, hazardous wastes, polychlorinated biphenyls, lead based paint, radon, urea formaldehyde, asbestos or any materials containing asbestos, and any materials or substances regulated or defined as or included in the definition of "hazardous substances," "hazardous materials," "hazardous constituents," "toxic substances," "pollutants," "contaminants," "medical waste" or any similar denomination intended to classify or regulate substances by reason of toxicity, carcinogenicity, infectiousness, ignitability, corrosivity or reactivity under any Environmental Law.

            "HIPAA" has the meaning set forth in SECTION 3.26(c) hereof.

            "INDEMNIFIED PARTIES" has the meaning set forth in SECTION 6.7(a) hereof.

            "INDEMNIFYING PARTIES" has the meaning set forth in SECTION 6.7(a) hereof.

            "INTELLECTUAL PROPERTY" has the meaning set forth in SECTION 3.11(a) hereof.

            "INTELLECTUAL PROPERTY AGREEMENT" has the meaning set forth in
SECTION 3.11(e) hereof.

            "IRS" means the Internal Revenue Service.

            "KEY CUSTOMER CONTRACT" has the meaning set forth in SECTION 3.13(a)(i) hereof.

            "LIABILITIES" means any debts, liabilities or obligations of the Company or its Subsidiaries, whether fixed or contingent, known or unknown, liquidated or unliquidated, suspected or unsuspected, material or immaterial, absolute or contingent, matured or unmatured, determinable or undeterminable, direct or indirect, secured or unsecured, or otherwise.

            "MATERIAL ADVERSE EFFECT" means any material adverse effect on the business, earnings, operations, assets, liabilities, Properties, condition (financial or otherwise), results of operations or net worth of the Company and its Subsidiaries (or the Parent or Newco if the context requires), taken as a whole; provided, however, that Material Adverse Effect shall not be deemed to include the impact of (a) changes in conditions affecting the industry in which the Company operates or from changes in general business or economic conditions,
(b) any cancellation by any of the Company's customers or suppliers of their Contracts as a direct result of the announcement or pendency of any of the transactions contemplated by this Agreement, (c) restructuring charges as set forth on SCHEDULE 1 of the Disclosure Schedule taken in connection with the transactions contemplated by this Agreement, (d) legal, accounting and investment bankers' fees incurred in connection with the transactions contemplated by this Agreement, (e) actions or omissions of the Company taken with the prior written consent of Parent or Newco, (f) the payments of any amounts due, or the provision of any benefits to, any officer or employee under employment, change-in-control or severance agreements in effect as of the date hereof and disclosed on the Disclosure Schedule and (g) acts of terrorism or war.

            "MERGER" has the meaning set forth in the recitals hereto.

            "MERGER CONSIDERATION" has the meaning set forth in SECTION 2.6(a)(i) hereof.

            "NEWCO" has the meaning set forth in the recitals hereto.

            "NEWCO COMMON STOCK" has the meaning set forth in SECTION 2.6(a)(iv) hereof.

            "OPERATIVE DOCUMENT" means any agreement, instrument or other document to be executed and delivered in connection with the consummation of the transactions contemplated by this Agreement.

            "OTHER CUSTOMER CONTRACT" means a Contract (or group of related Contracts) involving customers of the Company other than a Key Customer Contract.

            "OWNED PROPERTY" has the meaning set forth in SECTION 3.10(b) hereof.

            "OWNED REAL ESTATE" has the meaning set forth in SECTION 3.10(b) hereof.

            "PARENT" has the meaning set forth in the recitals hereto.

            "PAYING AGENT" has the meaning set forth in SECTION 2.7(a) hereof.

            "PERMITS" means all licenses, certificates of authority, permits, orders, consents, approvals, registrations, local siting approvals, authorizations, qualifications and filings under any federal, state or local laws or with any Governmental Entities or other private Persons.

            "PERSON" means an individual, corporation, partnership, limited liability company, firm, joint venture, association, joint stock company, trust, unincorporated organization or other entity, or any Governmental Entity or quasi-governmental body or regulatory authority.

            "PLAN" means any Employee Benefit Plan established, maintained, sponsored, or contributed to by the Company or any Subsidiary or an ERISA Affiliate on behalf of any employee, director or shareholder (whether current, former or retired) or their beneficiaries, or with respect to which the Company or any Subsidiary or any ERISA Affiliate has or has had any obligation on behalf of such person.

            "PERMITTED ENCUMBRANCES" has the meaning set forth in SECTION 3.10(b) hereof.

            "PRIVACY REGULATIONS" has the meaning set forth in SECTION 3.26(c) hereof.

            "PROPERTY" (or "PROPERTIES" when the context requires) means any Real Property and any personal or mixed property, whether tangible or intangible.

            "PROXY STATEMENT" has the meaning set forth in SECTION 3.25 hereof.

            "REAL PROPERTY" means any real property presently or formerly owned, used, leased, occupied, managed or operated by the Company.

            "RELATED PERSON" has the meaning set forth in SECTION 3.6 hereof.

            "RELEASE" has the meaning set forth in SECTION 3.17(d) hereof.

            "SEC" shall mean the Securities Exchange Commission.

            "SECURITIES ACT" means the Securities Act of 1933, as amended.

            "SECURITY REGULATIONS" has the meaning set forth in SECTION 3.26(c) hereof.

            "SPECIAL COMMITTEE" has the meaning set forth in the recitals hereto.

            "SUBSIDIARY," or "SUBSIDIARIES" means any corporation, partnership, limited liability company or other entity in which the Company, Directly or Indirectly, owns or controls 50% or more of the voting stock or other ownership interests.

            "SUPERIOR PROPOSAL" has the meaning set forth in SECTION 6.1(d) hereof.

            "SURVIVING CORPORATION" has the meaning set forth in SECTION 2.1 hereof.

            "TAX RETURN" means each and every report, return, declaration, information return, statement or other information required to be supplied to a taxing or Governmental Entity with respect to any Tax or Taxes, including without limitation any combined or consolidated return for any group of entities including the Company or any Subsidiary.

            "TAXES" (or "TAX" where the context requires) shall mean all federal, state, county, provincial, local, foreign and other taxes (including, without limitation, income, profits, premium, estimated, excise, sales, use, occupancy, stamp, gross receipts, real and personal property, value added, franchise, ad valorem, severance, capital levy, occupational, production, transfer, withholding, unemployment insurance, disability, workers' compensation, employment and payroll related and property taxes and duty or other governmental charges and assessments), whether attributable to statutory or nonstatutory rules and whether or not measured in whole or in part by net income, and including, without limitation, interest, charges and penalties with respect thereto, and expenses associated with contesting any proposed adjustment related to any of the foregoing.

            "TERMINATION FEE" has the meaning set forth in SECTION 8.3(c) hereof.

            "TRADE SECRETS" means any information which (i) is used in a business, (ii) is not generally known to the public or to Persons who can obtain economic value from its disclosure, and (iii) is subject to efforts to maintain its secrecy or confidentiality; the term may include but is not limited to inventions, processes, know-how, formulas, computer software, and mask works which are not patented and are not protected by registration (e.g., under copyright or mask work laws); lists of customers, suppliers, and employees, and data related thereto; business plans and analyses; and financial data.

                                    ARTICLE 2

                                   THE MERGER

            Section 2.1 The Merger. Upon the terms and subject to the conditions hereof, and in accordance with the relevant provisions of the DGCL, Newco shall be merged with and into the Company as soon as practicable following the satisfaction or waiver of the conditions set forth in ARTICLE 7. Following the Merger, the Company shall continue as the surviving corporation (the "Surviving Corporation") under the name "Lason, Inc." and shall continue its existence under the laws of the State of Delaware, and the separate corporate existence of Newco shall cease.

            Section 2.2 Effective Time. At the Closing, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware (the "Delaware Secretary"), in such form as required by and executed in accordance with the relevant provisions of the DGCL (the date and time of the filing of the Certificate of Merger with the Delaware Secretary (or such later time as is specified in the Certificate of Merger) being the "Effective Time").

            Section 2.3 Effects of the Merger. The Merger shall have the effects set forth in the applicable provisions of the DGCL. Without limiting the generality of the foregoing and subject thereto, at the Effective Time all the property, rights, privileges, immunities, powers and franchises of the Company and Newco shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Newco shall become the debts, liabilities and duties of the Surviving Corporation.

            Section 2.4 Certificate of Incorporation; Bylaws. (a) At the Effective Time and without any further action on the part of the Company and Newco, the Certificate of Incorporation of Newco (the "Certificate of Incorporation"), as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation, except only that the name of the Surviving Corporation shall be "Lason, Inc."

            (b) At the Effective Time and without any further action on the part of the Company and Newco, the bylaws of Newco shall be the bylaws of the Surviving Corporation and thereafter may be amended or repealed in accordance with their terms or the Certificate of Incorporation of the Surviving Corporation and as provided by law.

            Section 2.5 Directors and Officers. The directors of Newco immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and bylaws of the Surviving Corporation, and the officers of Newco immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed (as the case may be) and qualified.

            Section 2.6 Conversion of Securities.

            (a) At the Effective Time, by virtue of the Merger and without any action on the part of Newco, the Company or the holders of any of the following securities:

                  (i) Each share of Common Stock, par value $.01 per share, of the Company (the "Company Common Stock") issued and outstanding immediately prior to the Effective Time and including the Company Common Stock referred to in SECTION 2.6(a)(ii) (but excluding those shares of Company Common Stock to be canceled in accordance with SECTION 2.6(a)(iii) and any Dissenting Shares (as defined in SECTION 2.6(a)(v)) shall at the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive in cash without interest, $0.125 (as adjusted in the event of any stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event with respect to the Company Common Stock) (the "Merger Consideration"). As of the Effective Time, all shares of Company Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any shares of Company Common Stock (a "Certificate") shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration.

                  (ii) In furtherance of the provisions of Section 2.6(a)(i), each share of Company Common Stock reserved for issuance but not yet issued under the Disbursing Agent Agreement to certain Holders of Class 5 Allowed General Unsecured Claims (as defined therein) immediately prior to the Effective Time shall be converted into the right to receive the Merger Consideration. Such Merger Consideration shall be paid to the Disbursing Agent by the Paying Agent (as defined herein) in accordance with the procedures in Section 2.7 hereof promptly after the Effective Time.

                  (iii) All shares of Company Common Stock that are held by the Company as treasury shares or that are held by Parent or Newco shall automatically be canceled and retired and shall cease to exist, and no Merger Consideration, securities of Parent or other consideration shall be delivered in exchange therefor.

                  (iv) Each share of Common Stock, par value $.01 per share, of Newco ("Newco Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of Common Stock, par value $.01 per share, of the Surviving Corporation.

                  (v) Notwithstanding anything in this Agreement to the contrary, any issued and outstanding shares of Company Common Stock held by a person (a "Dissenting Stockholder") who has not voted in favor of the Merger or consented thereto in writing and who shall have demanded properly in writing appraisal for such shares of Company Common Stock in accordance with Section 262 of the DGCL and otherwise complies with all of the provisions of the DGCL concerning the right of holders of shares of Company Common Stock to require appraisal of their shares of Company Common Stock ("Dissenting Shares") shall not be converted into or represent the right to receive the Merger Consideration, unless such stockholder fails to perfect or withdraws or loses such stockholder's right to appraisal. Such stockholders shall be entitled to receive payment of the appraised value of such shares of Company Common Stock held by them in accordance with the provisions of such Section 262, except that all Dissenting Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such shares of Company Common Stock under such Section 262 shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive the Merger Consideration, without any interest thereon, upon surrender of the Certificate or Certificates that formerly evidenced such shares of Company Common Stock in the manner provided in this ARTICLE 2. The Company shall give Parent (i) prompt notice of any demands for payment received by the Company pursuant to Section 262 of the DGCL, withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company, and (ii) the opportunity to participate in and direct all negotiations and proceedings with respect to any such demand for appraisal under the DGCL. The Company shall not, without the prior written consent of Parent, voluntarily make any payment with respect to, or settle, offer to settle or otherwise negotiate, any such demands.

            Section 2.7 Surrender and Exchange of Shares.

            (a) Prior to the Closing Date, Parent shall designate a bank or trust company reasonably acceptable to the Company to act as Paying Agent hereunder (the "Paying Agent"). At or immediately prior to the Effective Time, Parent shall deposit with or for the account of the Paying Agent cash in the amount necessary for the payment of the Merger Consideration upon surrender of Certificates pursuant to SECTION 2.6. Any and all interest earned on funds deposited with the Paying Agent pursuant to this Agreement shall be paid to Parent.

            (b) As soon as practicable after the Effective Time, but no later than five Business Days after the Effective Time, Parent shall cause the Paying Agent to mail to each holder of record of a Certificate that was converted pursuant to SECTION 2.6 into the right to receive the Merger Consideration (i) a form of letter of transmittal specifying that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent and shall be in such form and have such other provisions as the Company and Parent reasonably specify, and (ii) instructions for use in surrendering such Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent, together with such letter of transmittal, duly executed and such other documents as may reasonably be required thereby, the holder of such Certificate shall be entitled to receive in exchange therefor the amount of Merger Consideration into which the shares of Company Common Stock theretofore represented by such Certificate shall have been converted after giving effect to any required tax withholdings, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, payment may be made to a transferee if the Certificate representing such Company Common Stock is presented to the

Paying Agent, accompanied by all documents required to evidence and effect such transfer, and by evidence that any applicable stock transfer or other taxes have been paid or are not applicable to the reasonable satisfaction of Parent. Until surrendered as contemplated by this SECTION 2.7(b), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the amount of Merger Consideration into which the shares of Company Common Stock theretofore represented by such Certificate shall have been converted as contemplated by this ARTICLE 2. No interest shall be paid or will accrue on any cash payable to holders of Certificates pursuant to the provisions of this ARTICLE 2. Parent or the Paying Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement such amounts as Parent or the Paying Agent is required to deduct and withhold with respect to the making of such payment under the Code, or under any provisions of state, local or foreign tax law. To the extent that amounts are so withheld by Parent or the Paying Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made by Parent or the Paying Agent and any such amounts deducted or withheld shall be promptly and timely paid by Parent or the Paying Agent to the appropriate taxing authority.

            Section 2.8 Escheat. Promptly following the date which is one year after the Effective Time, the Paying Agent shall deliver to the Surviving Corporation all cash in its possession relating to the transactions described in this Agreement, and any holders of Company Common Stock who have not theretofore complied with this ARTICLE 2 shall look thereafter only to the Surviving Corporation for payment of the Merger Consideration to which they are entitled, without interest, pursuant to this ARTICLE 2. Notwithstanding the foregoing, none of the Paying Agent, any party hereto or the Surviving Corporation shall be liable to a holder of Company Common Stock for cash delivered to a public official pursuant to applicable abandoned property, escheat or similar laws upon the lapse of the applicable time periods provided for therein. If any Certificate shall not have been surrendered immediately prior to such date on which any cash payable to the holder of such Certificate pursuant to this
ARTICLE 2 would otherwise escheat to or become the property of any Governmental Entity, any such cash shall, to the extent permitted by applicable law, become the property of the Surviving Corporation.

            Section 2.9 Closing of Company Transfer Books. All cash paid upon surrender of Certificates in accordance with the terms of this ARTICLE 2 shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock theretofore represented by such Certificates. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of shares of Company Common Stock shall thereafter be made on such stock transfer books. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged as provided in this ARTICLE 2.

            Section 2.10 Further Assurances. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of Newco or the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of each of Newco and the Company or otherwise, all such deeds, bills of sale, assignments and assurances and to take and do, in such names and on such behalf or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out the purposes of this Agreement.

            Section 2.11 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Proskauer Rose LLP, 1585 Broadway, New York, New York, at 10:00 a.m., on the second business day after the day on which all of the conditions set forth in ARTICLE 7 are satisfied or waived or on such other date and at such other time and place as Parent and the Company shall agree (such date, the "Closing Date").

                                    ARTICLE 3

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

            The Company hereby represents and warrants to Parent and Newco as follows (all such representations and warranties are qualified by the Disclosure Schedule attached to this Agreement as EXHIBIT 3):

            Section 3.1 Organization and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing in the State of Delaware, with full corporate power and authority to own, lease and operate its assets and Properties and carry on its business as presently owned or conducted. The Company is licensed or qualified to transact business and is in good standing as a foreign corporation in each jurisdiction set forth on
SCHEDULE 3.1 of the Disclosure Schedule, which are the only jurisdictions wherein, because of the business conducted there or the nature of its assets or Properties there, the Company would be required to be so licensed or qualified, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect. The name of each director and officer of the Company and the position held by each such individual, is set forth on SCHEDULE 3.1 hereto. The certificate of incorporation and bylaws of the Company are set forth on EXHIBIT 3.1 hereto. Copies of the stock records and minute books of the Company and its Subsidiaries have been delivered to Parent and Newco and fully reflect in all material respects all minutes of meetings, resolutions and other actions and proceedings of its stockholders and Board of Directors and all committees thereof, and all issuances, transfers and redemptions of such entity's capital stock.

            Section 3.2 Authority; No Breach.

            (a) The Company has all requisite corporate power and authority to execute and deliver this Agreement and the Operative Documents to which it is or shall, pursuant to this Agreement, be a party, and to perform, carry out and consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Operative Documents to which the Company is or shall, pursuant to this Agreement, be a party has been duly authorized by the Board of Directors of the Company. Except for the adoption of this Agreement by the requisite vote of the Company's stockholders, no other corporate proceedings on the part of the Company are necessary to approve this Agreement, the Operative Documents and the transactions contemplated hereby and thereby. This Agreement has been, and as of the Closing the Operative Documents will be, duly executed and delivered by the Company and (assuming due authorization, execution and delivery by Parent and Newco) constitutes, or will constitute at the time of execution and delivery, the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws affecting creditors' rights generally.

            (b) Except as set forth on SCHEDULE 3.2(b) of the Disclosure Schedule, neither the execution and delivery of this Agreement or any Operative Document by the Company nor the consummation of any of the transactions contemplated herein or therein, nor the full performance by the Company of its obligations hereunder or thereunder do or will: (i) violate any provision of the certificate of incorporation or bylaws or other applicable governing documents of the Company or any Subsidiary; (ii) conflict with, result in a breach or violation of, or constitute a default under (or an event which, with or without notice, lapse of time or both, would constitute a default) or result in the invalidity of, or accelerate the performance required by or cause or give rise to any right of acceleration or termination of any right or obligation pursuant to any agreement or commitment to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary (or any of their respective assets or Properties) is subject or bound; (iii) result in the creation of, or give any third party the right to create, any Encumbrance upon the Company Common Stock or any assets or Properties of the Company or any Subsidiary; (iv) conflict with, violate, result in a breach of or constitute a default under any writ, injunction, statute, law, ordinance, rule, regulation, judgment, award, Permit, decree, order, or process of any Governmental Entity to which the Company or any Subsidiary or any assets or Properties of any of the foregoing are subject; (v) terminate or modify, or give any third party the right to terminate or modify, the provisions or terms of any Contract to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary (or any of their respective assets or Properties) is subject or bound; (vi) require the Company or any Subsidiary to obtain any consent, or (vii) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under any Contract to which the Company or any Subsidiary is a party or by which any of their respective assets or Properties is subject or bound, except where any such matter described in clauses (ii) through (vii) of this Section 3.2(b), individually or in the aggregate, would not have a Material Adverse Effect.

            (c) The only vote of the holders of any class or series of capital stock of the Company or any of its Subsidiaries necessary to adopt or approve this Agreement and the Merger is the adoption of this Agreement by the holders of a majority of the outstanding Company Common Stock (the "Company Stockholder Approval"). The affirmative vote of the holders of any capital stock or other securities of the Company or any of its Subsidiaries, or any of them, is not necessary to consummate the Merger other than as set forth in the preceding sentence.

            Section 3.3 Securities and Ownership; Subsidiaries.

            (a) As of the date hereof, the classes of authorized and outstanding ownership interests in the Company and the record owners of all such ownership interests are set forth on SCHEDULE 3.3(a) of the Disclosure Schedule. The total number of shares of capital stock, and the classes and par values thereof, which the Company is authorized to issue are as set forth on SCHEDULE 3.3(a) of the Disclosure Schedule. Except as set forth on SCHEDULE 3.3(a) of the Disclosure Schedule, the outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid and nonassessable, and constitute the only shares of the Company's capital stock which will be outstanding immediately prior to the Closing. Except as set forth on SCHEDULE 3.3(a) of the Disclosure Schedule, no preferred stock, bonds, debentures, notes, debt instruments, or other securities of any kind, of the Company are authorized, issued or outstanding.

            (b) The Company has not issued any securities in violation of any preemptive or similar rights. Except as set forth on SCHEDULE 3.3(a) or SCHEDULE 3.3(b) of the Disclosure Schedule and except for the rights provided to the holders of Company Common Stock under the DGCL, and the Company's certificate of incorporation and bylaws, there are no outstanding (i) securities convertible into or exchangeable for any shares of capital stock or other securities of the Company; (ii) subscriptions, options, "phantom" stock rights, warrants, calls, commitments, preemptive rights or other rights of any kind (absolute, contingent or otherwise) entitling any party to acquire or otherwise receive from the Company any shares of capital stock or other securities or receive or exercise any benefits or rights similar to any rights enjoyed by or inuring to the holder of capital stock of the Company; (iii) Contracts or preemptive rights of any kind relating to the issuance of any capital stock, convertible or exchangeable securities, or any subscriptions, options, warrants or similar rights of the Company or granting to any Person any right to participate in the equity or income of the Company or to participate in or direct the election of any director or officer of the Company or the manner in which any shares of the Company's capital stock are voted or (iv) rights of any Person to be paid as if he, she or it were a holder of equity interests in the Company or securities convertible into or exchangeable for equity interests in the Company, including, without limitation, "phantom" stock and stock appreciation rights. SCHEDULE 3.3(b) of the Disclosure Schedule sets forth a complete and accurate list of all outstanding optionholders (including number, vesting schedule and exercise price, as applicable) of the Company as of the date of this Agreement. Except as set forth on SCHEDULE 3.3(b) of the Disclosure Schedule, there are no shares of stock or other securities of the Company reserved for issuance for any purpose.

            (c) SCHEDULE 3.3(c) of the Disclosure Schedule sets forth the names of each Subsidiary and shows for each Subsidiary: (i) its jurisdiction of organization and each other jurisdiction in which it is qualified to do business; (ii) the authorized and outstanding capital stock or other ownership interests of each Subsidiary; and (iii) the identity of and number of shares of such capital stock or other ownership interests owned (of record and beneficially) by each holder thereof.

            (d) Except as set forth on SCHEDULE 3.3(d) of the Disclosure Schedule, each Subsidiary is duly organized, validly existing and in good standing in its jurisdiction of organization, with full corporate power and authority to own, lease and operate its assets and Properties and carry on its business as presently owned or conducted. Each Subsidiary is licensed or qualified to transact business and is in good standing as a foreign entity in each of the jurisdictions indicated on SCHEDULE 3.3(d) of the Disclosure Schedule, which are the only jurisdictions wherein, because of the business conducted there or the nature of its assets or Properties there, such Subsidiary would be required to be so licensed or qualified, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

            (e) All shares of capital stock and other ownership interests of each Subsidiary issued and outstanding are duly authorized, validly issued, fully paid and nonassessable. No Subsidiary has issued any securities in violation of preemptive or similar rights. Except as set forth on SCHEDULE 3.3(e) of the Disclosure Schedule, no preferred stock, preferred interest, bonds, debentures, notes, debt instruments or other securities of any kind, of any Subsidiary are authorized, issued or outstanding.

            (f) Except as set forth on SCHEDULE 3.3(f) of the Disclosure Schedule and except for the rights provided under each Subsidiary's organizational documents, there are no outstanding (i) securities convertible into or exchangeable for any shares of capital stock or other securities of any Subsidiary; (ii) subscriptions, options, "phantom" stock rights, warrants, calls, commitments, preemptive rights or other rights of any kind (absolute, contingent or otherwise) entitling any party to acquire or otherwise receive from any Subsidiary any shares of capital stock or other securities or receive or exercise any benefits or rights similar to any rights enjoyed by or inuring to the holder of capital stock of any Subsidiary; (iii) Contracts or preemptive rights of any kind relating to the issuance of any capital stock, convertible or exchangeable securities, or any subscriptions, options, warrants or similar rights of any Subsidiary or granting to any Person any right to participate in the equity or income of any Subsidiary or to participate in or direct the election of any director or officer of any Subsidiary or the manner in which any shares of any Subsidiary's capital stock are voted; or (iv) rights of any Person to be paid as if he, she or it were a holder of equity interests in any Subsidiary or securities convertible into or exchangeable for equity interests in any Subsidiary, including, without limitation, phantom stock and stock appreciation rights. Except as set forth on SCHEDULE 3.3(f) of the Disclosure Schedule, there are no shares of stock or other securities of any Subsidiary reserved for issuance for any purpose and no Subsidiary is a party to any voting agreements, voting trusts, proxies or other agreements, instruments or understandings with respect to the voting of any shares of the capital stock of such Subsidiary, or any agreement with respect to the transferability, purchase or redemption of any shares of capital stock of such Subsidiary.

            (g) The Company does not own, Directly or Indirectly, any economic, voting or other ownership interest in any Person.

            Section 3.4 Valid Issuance and Title to Shares.

All outstanding shares of capital stock of the Company were issued in compliance with all applicable federal and state securities laws.

            Section 3.5 Financial Statements.

            (a) The Company has heretofore delivered to Parent and Newco true and correct copies of the Financial Statements. Except as set forth on SCHEDULE
3.5 of the Disclosure Schedule, the Financial Statements have been prepared from the books and records of the Company and its Subsidiaries, and present fairly
(i) the consolidated financial position of the Company and its Subsidiaries at the dates thereof and (ii) the consolidated results of operations of the Company and its Subsidiaries for the periods then ended, in each case in accordance with GAAP; provided, however, that the unaudited statements are subject to normal year-end adjustments and lack footnote and other presentation items. The books and records of the Company and its Subsidiaries reflecting operations after July 1, 2002 (i) are accurate and complete in all material respects, (ii) have been maintained in accordance with good business and accounting practices and (iii) accurately reflect all material items of income and expense and all material Properties and material known Liabilities of the Company and its Subsidiaries.

            (b) The Company and its Subsidiaries maintain a system of internal accounting controls sufficient to provide assurance that transactions are executed with its management's authorization, and all transactions are recorded as are required to permit preparation of the Financial Statements of the Company and its Subsidiaries in accordance with GAAP on a consistent basis and to maintain accountability for all material Properties and all material Liabilities.

            (c) The books and records of the Company and its Subsidiaries have been made available to Parent and Newco for their inspection.

            (d) Since July 1, 2002, neither the Company nor any of its Subsidiaries has engaged in any monetary transaction, maintained any bank account or used any corporate funds except for monetary transactions, bank accounts or funds which have been and are reflected in the books and records of the Company and its Subsidiaries.

            (e) All written information provided by the Company and its representatives to Ernst & Young LLP during the course of its due diligence investigation is true, accurate and not misleading in all material respects and is based upon the books and records of the Company.

            Section 3.6 Interests of Related Persons. Except for Employee Benefit Plans and as set forth on SCHEDULE 3.6 of the Disclosure Schedule, none of the officers or directors of the Company or any of its Subsidiaries nor any Affiliate of any such Person (collectively, the "Related Persons"):

                  (i) owns any interest in any Person (other than the beneficial ownership for investment purposes of 2% or less of any class of equity securities of any Person which is registered under Section 12 of the Securities Exchange Act of 1934) which is a competitor, supplier or customer of the Company or any Subsidiary or serves as an officer, director, employee or consultant for any such Person;

                  (ii) owns, in whole or in part, any Property, asset or right of material significance, used in connection with the business of the Company or any Subsidiary;

                  (iii) has an interest in any Contract pertaining to the business of the Company or any Subsidiary; or

                  (iv) has any contractual arrangements with the Company or any Subsidiary.

            Section 3.7 Absence of Undisclosed Liabilities. Except as set forth on SCHEDULE 3.7 of the Disclosure Schedule, neither the Company nor any Subsidiary has any material Liabilities, losses or obligations of any nature (whether absolute, known or unknown, accrued, fixed, contingent, liquidated, unliquidated, due or to become due, or otherwise), except for (i) Liabilities included or reflected in the Financial Statements, or (ii) Liabilities or performance obligations arising subsequent to the Balance Sheet Date in the ordinary course of business consistent with past practices (and not as a result of a breach or default by the Company or any Subsidiary) out of or under Contracts or leases to which the Company or any Subsidiary is a party. To the knowledge of the Company, there is no basis for the assertion against the Company of any such liability.

            Section 3.8 Absence of Certain Changes or Events. Except as set forth on SCHEDULE 3.8 of the Disclosure Schedule, since the Balance Sheet Date the business of the Company and its Subsidiaries has been conducted only in the ordinary and usual course consistent with past practice. Without limiting the generality of the foregoing, except as set forth on SCHEDULE 3.8 of the Disclosure Schedule, since the Balance Sheet Date neither the Company nor any Subsidiary has:

            (a) suffered any Material Adverse Effect, and to the knowledge of the Company, no fact or condition exists or, is contemplated or threatened that would reasonably be expected to cause a Material Adverse Effect in the future;

            (b) suffered any material damage, destruction or casualty loss (whether or not covered by insurance) or condemnation, taking or other proceeding;

            (c) entered into any employment or consulting contract or commitment or compensation arrangement(whether oral or written, in each case in excess of $50,000) or employee benefit plan, or changed or committed to change (including any change pursuant to any bonus, pension, profit-sharing or other plan, commitment, policy or arrangement) the compensation payable or to become payable to any of its officers, directors, employees, or made any pension, retirement, profit-sharing, bonus or other employee welfare or benefit payment or contribution other than payments or contributions required by the governing documents of the foregoing or granted any severance or termination pay to any of its officers, directors, employees, agents or consultants;

            (d) made or proposed any change in its accounting or tax methods, principles or practices, except for such changes which are both required by GAAP or by law and are set forth on SCHEDULE 3.8(d) of the Disclosure Schedule;

            (e) authorized, declared, set aside or paid any dividend or other distribution on its shares of capital stock;

            (f) Directly or Indirectly redeemed, purchased or otherwise acquired any of its shares of capital stock or authorized any stock split, reclassification or recapitalization or otherwise changed the terms or provisions of any of its capital stock;

            (g) incurred any material indebtedness or other liability (whether known or unknown, absolute, accrued, fixed, contingent, liquidated, unliquidated or otherwise, and whether due or to become due), except for liabilities reflected in the Financial Statements or incurred after the Balance Sheet Date in the ordinary course of business consistent with past practice;

            (h) paid, discharged or satisfied any claim, liability or obligation other than the payment, discharge or satisfaction of liabilities and obligations incurred in the ordinary course of business and consistent with past practice or pursuant to the Disbursing Agent Agreement;

            (i) (i) prepaid any obligation having a fixed maturity of more than 90 days from the date such obligation was issued or incurred, or (ii) not paid when due, any account payable in excess of $50,000 individually or $200,000 in the aggregate (other than accounts payable being disputed in good faith), or sought the extension of the payment date of any account payable;

            (j) permitted or allowed any of its Property or assets to be subjected to any Encumbrance, except for liens for current Taxes not yet due;

            (k) written off as uncollectible any notes or accounts receivable in excess of $50,000 individually or $200,000 in the aggregate;

            (l) canceled any debts or waived any claims or rights other than in the ordinary course of business consistent with past practice;

            (m) sold, transferred, or otherwise disposed of any of its Properties or assets, except in the ordinary course of business and consistent with past practice;

            (n) disposed of, abandoned or permitted to lapse any rights to the use of any Company Intellectual Property, or disposed of or disclosed, or permitted to be disclosed (except as necessary in the conduct of its business), to any Person other than representatives of Parent and Newco, any trade secret, formula, process, know-how or similar information not theretofore a matter of public knowledge;

            (o) made any capital expenditures or commitments in excess of $50,000 individually or $200,000 in the aggregate for repairs or additions to property, plant, equipment or tangible capital assets;

            (p) terminated or amended or suffered the termination or amendment of any Contract pursuant to which the Company or any Subsidiary would receive from any Person or pay to any Person more than $25,000 in any calendar year (unless terminated in accordance with its terms without breach); or

            (q) agreed, whether in writing or otherwise, to take any action described in this SECTION 3.8.

            Section 3.9 Taxes. Except as set forth on SCHEDULE 3.9 of the Disclosure Schedule:

            (a) Each of the Company and its Subsidiaries, and any consolidated, combined or unitary group for Tax purposes of which the Company or any of its Subsidiaries is a member, has timely filed all Tax Returns required to be filed by them or any of them, and each such Tax Return is true, complete and correct in all material respects. True, complete and correct copies of all federal and state income Tax Returns for the five years preceding the Closing Date have been previously provided or made available to Parent and Sub. All Taxes owed by the Company or any of its Subsidiaries (whether or not shown on any Tax Return) have been timely paid. There are no outstanding waivers or extensions of any applicable statute of limitations for the assessment or collection of Taxes of the Company or any Subsidiary or with respect to any Tax Return that relates to the Company or any of its Subsidiaries. The correct amount of the Company's net operating loss carry forwards for federal income Tax purposes are set forth on SCHEDULE 3.9 of the Disclosure Schedule (indicating the year in which such loss occurred and the amount of such loss).

            (b) Neither the IRS nor any other taxing authority is now asserting in writing or, to the knowledge of the Company based upon personal contact with any agent of such authority, threatening to assert against the Company or any of its Subsidiaries any deficiency or claim for additional Taxes. There are no pending audits of the Company or any of its

Subsidiaries by any taxing authority nor are any proceedings (whether administrative or judicial) currently being conducted with respect to any issue relating to Taxes. There are no outstanding requests for information from the IRS or any other taxing authority. No claim has ever been made by a taxing authority in a jurisdiction where the Company or any Subsidiary does not file Tax Returns that such Person is or may be subject to taxation by that jurisdiction. No material Tax claim has become (or, with the passage of time, will become) a lien on any Property of the Company or any of its Subsidiaries.

            (c) Neither the Company nor any of its Subsidiaries will be required to include in income after the Closing Date any amounts attributable to income that economically accrued before the Closing Date, including as a result of the installment method of accounting, the completed contract method of accounting, the cash method of accounting or a change in accounting method. Neither the Company nor any of its Subsidiaries has any liability for any accumulated earnings tax or personal holding company tax. Neither the Company nor any of its Subsidiaries is obligated under any agreement with respect to industrial development bonds or other obligations with respect to which the excludability from gross income of the holder for United States federal or state income tax purposes could be affected by the transactions contemplated hereby. No property of the Company or any of its Subsidiaries is "tax-exempt use property" within the meaning of Section 168(h) of the Code. Neither the Company nor any of its Subsidiaries is a party to any lease made pursuant to Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect prior to the date of enactment of the Tax Equity and Fiscal Responsibility Act of 1982. Neither Company nor any of its Subsidiaries has filed a consent pursuant to Section 341(f) of the Code.

            (d) No power of attorney granted by the Company or any of its Subsidiaries with respect to any matter relating to Taxes is currently in force.

            (e) Neither the Company nor any of its Subsidiaries has any liability for Taxes of any person (other than the Company and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law) or as a transferee or successor, by contract or otherwise. Neither the Company nor any of its Subsidiaries is a party to any agreement (written or oral) providing for the allocation or sharing of, or indemnification from, Taxes with any party other than the Company and/or one or more of its Subsidiaries.

            (f) Each of the Company and its Subsidiaries has withheld from each payment made to any of its past or present employees, officers, directors, independent contractors or stockholders the amount of all Taxes required to be withheld therefrom and paid such amounts to the proper taxing authorities within the time required by law.

            (g) The Company is not a "United States real property holding corporation" within the meaning of Section 897(c) of the Code.

            (h) The Company took all actions contemplated by the minutes of the meetings of the Board of Directors of the Company in 1997 through 1999 with respect to the Restructuring as defined in the minutes of December 15, 1997 and the resolution of January 27,

1998 as amended by a resolution of February 1, 1999 as they pertain to an Acquired Company, an Acquisition or a Business Combination and the related Contribution all as defined therein.

            Section 3.10 Assets.

            (a) Each of the Company and its Subsidiaries has good and freely transferable title to all the personal property assets (tangible and intangible) which the Company or any Subsidiary purports to own on the date hereof, including, without limitation, those reflected in the Financial Statements at the Balance Sheet Date (excluding assets disposed of in the ordinary course of business and consistent with past practice), free and clear of all Encumbrances, except for (i) liens for current Taxes not yet due and payable; and (ii) Encumbrances set forth on SCHEDULE 3.10(a) of the Disclosure Schedule.

            (b) The Company owns good, valid and marketable fee simple title to those Real Properties set forth on SCHEDULE 3.10(b) of the Disclosure Schedule, inclusive of the land, appurtenances thereto and all improvements thereon constructed (collectively, the "Owned Real Estate", and each such property being an "Owned Property"), subject only to Permitted Encumbrances and such other defects of title as are identified set forth on SCHEDULE 3.10(b) of the Disclosure Schedule. As used in this Agreement, the term "Permitted Encumbrances" means (i) Liens imposed by law for real estate taxes, assessments or charges of any Governmental Entity having jurisdiction over the applicable Owned Property which, in each case, are not yet due and payable or are being contested in good faith by proper proceedings (and in each case as to which adequate reserves or other appropriate provisions are being maintained in accordance with generally accepted accounting principles); (ii) carriers', warehousemen's, mechanics, landlords', materialmen's, repairmen's or other like liens arising in the ordinary course of business of the Company in respect of obligations that are not yet due or that are bonded or that are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained in accordance with generally accepted accounting principles; and (iii) easements (including, without limitation, reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments, variations and zoning and other restrictions, charges, or encumbrances (whether or not recorded) which do not interfere materially with the ordinary conduct of the business of the Company and which do not detract materially from the value or operation of the Owned Property to which they attach or impair materially the use and enjoyment thereof by the Company. Except as set forth on SCHEDULE 3.10(b) of the Disclosure Schedule, the Company and its Subsidiaries do not have any ownership interests in a real property. The Company has delivered to Parent the most current title reports with respect to the Owned Property.

            (c) SCHEDULE 3.10(c) of the Disclosure Schedule contains a complete and correct list of all Real Property leased by the Company and each Subsidiary. Each of the Company and its Subsidiaries enjoys peaceful possession of all such property. The Company has previously delivered to Parent and Newco true, complete and correct copies of all lease documents relating to such property. All lease documents are valid, binding and enforceable in accordance with their terms and are in full force and effect. All work required to be done by the

Company and each Subsidiary as a tenant on such Real Property has been duly performed. Except as set forth on SCHEDULE 3.10(c) of the Disclosure Schedule, to the knowledge of the Company, no event has occurred which constitutes or, with the passing of time or giving of notice, or both, would constitute, a default under any such lease document.

            (d) Real Property leased by the Company or any Subsidiary is not subject to any rights of way, building use restrictions, easements, reservations or limitations which would restrict the Company or any Subsidiary from conducting its business as it is currently conducted and in accordance with recent historical practice after the Closing. Neither the whole nor any portion of the Real Property, leaseholds or any other assets of the Company or any Subsidiary is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor has any such condemnation, expropriation or taking been proposed.

            (e) To the knowledge of the Company, all physical Properties and assets of the Company or any Subsidiary (whether leased or owned) are structurally sound with no material defects and are in good operating condition and repair (ordinary wear and tear excepted) and are adequate for the uses to which they are being put and constitute all those necessary to operate the business of the Company and its Subsidiaries as it is currently conducted and in accordance with recent historical practice, and except as disclosed on SCHEDULE 3.10(e) of the Disclosure Schedule are located on the Property of the Company and its Subsidiaries. In addition, to the knowledge of the Company, all management information systems are producing timely and accurate reports, invoices, third party claims and payments in all material respects.

            (f) All Real Property and each building, structure, facility or equipment located thereon, is in material compliance with any applicable deed restrictions or covenants and all building, zoning, subdivision, health, safety or other laws, including the Americans with Disabilities Act and the Occupational Safety and Health Act, and neither the Company or any Subsidiary has received notification of any alleged violation. To the knowledge of the Company, there are no existing or prior facts or circumstances that could form a reasonable basis of any such notification.

            (g) To the knowledge of the Company, all roads bounding each parcel of Real Property are public roads, and each of the Company and its Subsidiaries has full access to and the right of ingress and egress over, to and from such roads and the right to use such roads freely as well as all right to use such roads appurtenant to each parcel of such property.

            Section 3.11 Intellectual Property.

            (a) All patents (including, without limitation, all U.S. and foreign patents, patent applications (including provisional applications), invention disclosures and any and all divisions, continuations, continuations-in-part, reissues, re-examinations and extensions thereof), design rights, trademarks, trademark applications (including intent to use filings), trade names and service marks (whether or not registered), trade dress, logos, Internet domain names, copyrights (whether or not registered) and any renewal rights therefor, sui generis database rights, statistical models, technology, inventions, supplier lists, trade secrets, know-how, computer software programs or applications in both source and object code form, databases, technical documentation, mask works, registrations and applications for any of the foregoing and all other tangible and intangible proprietary information, materials and associated goodwill ("Intellectual Property") that are held by or have been used in (including in the development
of) the Company's or any of its Subsidiaries' businesses and/or in any product, technology or process (i) currently being or formerly manufactured, published or offered by the Company or any of its Subsidiaries or (ii) currently under development for possible future manufacturing, publication, marketing or other use by the Company or any of its Subsidiaries, but excluding any generally available "off the shelf" third party software, are set forth on SCHEDULE 3.11(a) of the Disclosure Schedule and hereinafter referred to as the "Company Intellectual Property."

            (b) SCHEDULE 3.11(b) of the Disclosure Schedule contains a true and complete list of each of the Company's and its Subsidiaries' patents and patent applications, invention disclosures, mask works, registered trademarks and trademark applications, trade names, registered service marks and service mark applications, Internet domain names and Internet domain name applications, and registered copyrights and copyright applications, and includes details of all due dates for further filings, maintenance, payments or other actions falling due in respect of Company Intellectual Property, other than Company Licensed Intellectual Property (as defined below) within 12 months after the date hereof, which are necessary to maintain such registrations and applications in effect. All of the Company Intellectual Property which is registered or has been filed for registration with any third party (including but not limited to the Company's and its Subsidiaries' patents, patent applications, registered trademarks, trademark applications, Internet domain names and registered copyrights) are in good standing and all of the fees and filings due with respect thereto have been duly made.

            (c) The Company Intellectual Property contains only those items and rights that are: (i) owned by the Company or any of its Subsidiaries; (ii) in the public domain; or (iii) rightfully used by the Company or any of its Subsidiaries pursuant to a valid and enforceable license or other similar agreement (the Company Intellectual Property which is used pursuant to sub-section (iii) is referred to as "Company Licensed Intellectual Property"). Each of the Company and its Subsidiaries has all rights in Company Intellectual Property owned by the Company and in Company Licensed Intellectual Property necessary to carry out its current activities and future activities as currently contemplated by the Company or any of its Subsidiaries (and had all rights necessary to carry out its former activities at the time such activities were being conducted), including, to the extent required to carry out such activities, rights to make, use, reproduce, modify, adopt, create derivative works based on, translate, distribute (directly and indirectly), transmit, display and perform publicly, license, rent and lease and, other than with respect to Company Licensed Intellectual Property, assign and sell Company Intellectual Property. The Company Intellectual Property contains all Intellectual Property necessary to conduct (i) the business of Company and its Subsidiaries as such business currently is conducted, and (ii) future business activities as currently contemplated by the Company or any of its Subsidiaries, including, without limitation, the design, development, manufacture, use, import, sale, licensing or other exploitation of Company's products and services.

            (d) To the knowledge of the Company, the use, reproduction, manufacturing, distribution, licensing, sublicensing, sale or any other exercise of rights by the Company or any of its Subsidiaries in any Company Intellectual Property, product, activity, technology or process as now used or offered for use, licensing or sale by the Company or any of its Subsidiaries or as currently contemplated to be offered for use, licensing or sale by the Company or any of its Subsidiaries does not, directly or indirectly, infringe on any rights in any Intellectual Property or other proprietary right of any person, anywhere in the world. Except as set forth on SCHEDULE 3.11(d) of the Disclosure Schedule, other than Company Licensed Intellectual Property, as to which the Company has no knowledge of any claims described in clause (i) or (ii) herein, no claims or investigations (i) challenging the validity, enforceability, effectiveness or ownership by the Company or any of its Subsidiaries of any Company Intellectual Property or (ii) to the effect that the use, manufacturing, distribution, licensing, sublicensing, sale or any other exercise of rights by the Company or any of its Subsidiaries in any Company Intellectual Property, product, activity, technology or process as now used by the Company or any of its Subsidiaries or their respective agents or use by their respective customers directly or indirectly infringes any Intellectual Property or other proprietary right of any person, have been asserted or threatened by any Person. All of the rights within Company Intellectual Property are enforceable and subsisting. To the knowledge of the Company, there is no unauthorized use, infringement or misappropriation of any Company Intellectual Property by any third party, employee, former employee or contract worker.

            (e) Except as set forth on SCHEDULE 3.11(e) of the Disclosure Schedule, neither the Company nor any of its Subsidiaries is or, as a result of the execution or delivery of this Agreement, or the performance of the Company's obligations hereunder, will be in violation of any license, sublicense, agreement or instrument involving Intellectual Property to which the Company or any of its Subsidiaries is a party or otherwise bound (an "Intellectual Property Agreement"), nor will the execution or delivery of this Agreement, or the performance of the Company's obligations hereunder, cause the diminution, license, transfer (to a third party other than as contemplated herein) termination or forfeiture of the Company's or any of its Subsidiaries' rights in any Company Intellectual Property. Other than as set forth on SCHEDULE 3.11(e) of the Company Disclosure Schedule, no Intellectual Property Agreement contains an indemnity by the Company or any of its Subsidiaries in favor of a third party with respect to Company Intellectual Property.

            (f) The Company and its Subsidiaries have taken commercially reasonable steps to protect the proprietary nature of the Company Intellectual Property and to maintain in confidence all Trade Secrets and confidential information owned or used by the Company or any of its Subsidiaries.

            (g) SCHEDULE 3.11(g) of the Disclosure Schedule contains a true and complete list of all of the software programs included in or developed for inclusion in the Company's or any of its Subsidiaries' products by the Company or any of its Subsidiaries (including all software programs embedded or incorporated in the Company's or any of its Subsidiaries' products) (the "Company Software Programs"). Each of the Company and its Subsidiaries owns full and unencumbered right and good, valid and marketable title or has valid licenses to such Company Software Programs, free and clear of all Encumbrances. Neither the Company nor its Subsidiaries has incorporated any third party Intellectual Property into the Company Software Programs not identified on SCHEDULE 3.11(g) of the Disclosure Schedule.

            (h) The source code and system documentation relating to the Company Software Programs (including Company Licensed Intellectual Property, for which clauses (i) - (iii) below pertain only to actions by the Company and its Subsidiaries) (i) have at all times been maintained in confidence, (ii) have been disclosed by the Company and its Subsidiaries only to employees or third parties who are bound by appropriate nondisclosure obligations, (iii) have not been licensed, sold or disclosed to any third party, and (iv) are not the subject of any escrow or similar agreement or arrangement giving any third party rights in or to such source code and/or system documentation upon the occurrence of certain events.

            (i) Except as would not otherwise materially impair the Company's or any of its Subsidiaries' ability to account for, enforce its rights under, make use of, understand or memorialize the Company Intellectual Property, each of the Company and its Subsidiaries has taken commercially reasonable steps, in accordance with normal industry practice, to preserve and maintain notes and records relating to Company Intellectual Property and to cause the same to be readily understood, identified and available.

            (j) The Company Intellectual Property (including, to the Company's and its Subsidiaries' knowledge, the Company Licensed Intellectual Property), is free and clear of any and all Encumbrances.

            (k) SCHEDULE 3.11(k) of the Disclosure Schedule sets forth all agreements by which the Company or any of its Subsidiaries are obligated to make to third parties any payments related to Company Intellectual Property. Except as set forth on SCHEDULE 3.11(k) of the Disclosure Schedule, neither the Company nor any of its Subsidiaries is bound by an agreement by which it owes any present or future royalties or other payments to third parties in respect of Company Intellectual Property in excess of $10,000.

            (l) Each of the Company and its Subsidiaries employs commercially reasonable measures to ensure that the Company Software Programs contain no "viruses." For the purposes of this Agreement, "virus" means any computer code intentionally designed to disrupt, disable or harm in any manner the operation of any software or hardware. To the Company's knowledge, none of the Company Software Programs contains any worm, bomb, backdoor, clock, timer or other disabling device, code, design or routine which causes the software to be erased, inoperable, impaired in performance or otherwise incapable of being used, either automatically or upon command by any party.

            Section 3.12 Accounts Receivable. Except as set forth on SCHEDULE
3.12 of the Disclosure Schedule, all of the accounts, notes and other receivables of the Company and its Subsidiaries represent sales actually made in the ordinary course of business consistent with past practice for goods or services delivered or rendered in bona fide arm's-length transactions, have not been extended or rolled over in order to make them current, and to the knowledge of the Company constitute only valid, undisputed claims and are collectible at their recorded amounts net of reserves for non-collectibility and reserves for contractual allowances reflected on the Financial Statements in accordance with GAAP. Except as set forth on SCHEDULE 3.12 of the Disclosure Schedule, no such account, note or other receivable has been assigned or pledged to any Person or, to the knowledge of the Company, is subject to counterclaims or setoffs or any other defenses.

            Section 3.13 Contracts.

            (a) SCHEDULE 3.13 of the Disclosure Schedule lists the following Contracts to which any of the Company or its Subsidiaries is a party or by which it is bound as of the date hereof:

                  (i) any Contract (or group of related Contracts) involving the 25 largest customers of the Company (determined on a consolidated basis for the 12-month period ended on March 31, 2004) (a "Key Customer Contract");

                  (ii) any Contract (or group of related Contracts) involving the performance of services or the delivery of goods or materials to the Company or any of its Subsidiaries relating to a supplier to the Company or any of its Subsidiaries to which the Company or any of its Subsidiaries paid aggregate consideration during the 12-month period ending on March 31, 2004 in excess of $50,000;

                  (iii) any Other Customer Contract entered into by the Company after March 31, 2004 which is reasonably likely to qualify as a Key Customer Contract prior to December 31, 2004;

                  (iv) any agreement concerning a partnership or joint venture;

                  (v) any Contract (or group of related Contracts) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $25,000 or under which it has imposed an Encumbrance on any of its Property, tangible or intangible;

                  (vi) any Contract concerning confidentiality or noncompetition (other than Other Customer Contracts which may include such covenants);

                  (vii) any Contract with any officers or directors of the Company or its Subsidiaries or any of their Affiliates;

                  (viii) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other plan or arrangement for the benefit of any of its current or former directors, officers, and/or employees;

                  (ix)   any collective bargaining agreement;

                  (x) any Contract for the employment of any individual on a full-time, part-time, consulting, or other basis who is an officer or director of the Company or any of its Subsidiaries or any Affiliate of any of them, or which provides for annual compensation in excess of $100,000 (exclusive of commissions) or any severance benefits;

                  (xi) any Contract under which it has advanced or loaned any amount to any of its directors, officers or employees;

                  (xii) any Contract under which the consequences of a default or termination could have a Material Adverse Effect;

                  (xiii) any other Contract (or group of related Contracts) other than Other Customer Contracts for which aggregate consideration for the 12-month period ended March 31, 2004 exceeded $25,000; and

                  (xiv) each amendment, supplement and modification (whether written or oral) in respect of any of the foregoing.

            (b) The Company has delivered to Parent and Newco a correct and complete copy of each written Contract listed on SCHEDULE 3.13 of the Disclosure Schedule as amended to date and a written summary setting forth the terms and conditions of each oral Contract referred to on SCHEDULE 3.13 of the Disclosure Schedule. Except as set forth on SCHEDULE 3.13 of the Disclosure Schedule, with respect to each such Contract and each Other Customer Contract: (A) the Contract is legal, valid, binding, enforceable, and in full force and effect in all material respects; (B) the Contract will continue to be legal, valid, binding, enforceable, and in full force and effect in all material respects on identical terms with no new rights, benefits, obligations or Liabilities following the consummation of the transactions contemplated hereby unless terminated prior thereto in accordance with its terms without breach; (C) no party is in material breach or default, and no event has occurred which with the passage of time or giving of notice would constitute a material breach or default, or permit termination, modification, or acceleration, under the Contract; and (D) no party has repudiated any material provision of the Contract.

            Section 3.14 Customers and Suppliers. Except as set forth on
SCHEDULE 3.14 of the Disclosure Schedule, neither the Company nor any of its Subsidiaries is engaged in any disputes with any material customers or suppliers. Except as set forth on SCHEDULE 3.14 of the Disclosure Schedule, to the knowledge of Company, (i) no material customer or group of customers has threatened to terminate or materially reduce the rate at which it purchases services from the Company and its Subsidiaries as a result of the Merger and (ii) no material supplier or group of suppliers has threatened to terminate or materially increase the rate at which it performs services and/or delivers goods or materials to the Company and its Subsidiaries as a result of the Merger.

            Section 3.15 Insurance. SCHEDULE 3.15 of the Disclosure Schedule contains a true and complete list of all material insurance policies (including, but not limited to, liability, malpractice, property and casualty, workers compensation, directors and officers liability, surety bonds, key man or corporate owned life insurance, vehicular and other insurance policies and contracts) covering the Company or any Subsidiary or otherwise held by or on behalf of it, or any aspect of its assets or business, indicating the type of coverage, name of insured, the insurer and the expiration date. Except as set forth on SCHEDULE 3.15 of the Disclosure Schedule, there are no pending claims under any of the foregoing. The Company does not know of any reason why any of such insurance policies will require alteration of any equipment or any improvements to Real Property occupied by or leased to or by the Company or any Subsidiary, or the purchase of additional equipment, or the modification of any of the methods of doing business. SCHEDULE 3.15 of the Disclosure Schedule also identifies the workers' compensation and unemployment insurance ratings of the Company and each Subsidiary with respect to employees. To the knowledge of the Company, no party to any such insurance policy is in default with respect thereto, nor does any condition exist that with notice or lapse of time or both would constitute such a default by any party thereunder. Neither the Company nor any Subsidiary has failed to give any notice or present any claim under any such insurance policy in due or timely fashion or as required thereby in a manner which may jeopardize full recovery thereunder. All such insurance policies provide coverage in amounts and upon terms that are reasonable for Persons having similar businesses, operation and Properties. Complete and accurate copies of all such policies and related documentation have previously been delivered to Parent and Sub.

            Section 3.16 Litigation, etc. Except as set forth on SCHEDULE 3.16 of the Disclosure Schedule, there has not been since July 1, 2002, nor is there currently, any material claim, action, suit, inquiry, proceeding or investigation of any kind or nature whatsoever, by or before any court or Governmental Entity or other regulatory or administrative agency or commission or tribunal pending or, to the knowledge of the Company, threatened against or involving or potentially involving the Company or any Subsidiary or its business, assets, Properties, officers or directors (former or current), or which questions or challenges the validity of this Agreement or any action taken or to be taken by the Company pursuant to this Agreement or in connection with the transactions contemplated hereby; and, to the knowledge of the Company, there is no reasonably valid basis for any such claim, action, suit, inquiry, proceeding or investigation. Neither the Company nor any Subsidiary is subject to any judgment, order, or decree that involves the payment of more than $50,000.

            Section 3.17 Environmental Matters. Except as set forth on SCHEDULE
3.17 of the Disclosure Schedule:

            (a) All of the current and past operations of the Company, each Subsidiary and the Real Property comply and have at all times complied, in all material respects, with all applicable Environmental Laws, neither the Company nor any Subsidiary is subject to any Environmental Liabilities. Neither the Company nor any Subsidiary nor, to the knowledge of the Company, any other Person with whom the Company or any Subsidiary has contracted, has engaged in, authorized, allowed or suffered any operations or activities, including upon any of the Real Property, involving the handling, manufacture, treatment, processing, storage, use, generation, release, discharge, emission, dumping or disposal of any Hazardous Substances, including at, on, under or from the Real Property, except in compliance with all applicable Environmental Laws.

            (b) Neither the Company nor any Subsidiary has received (actually or constructively) any notice, whether oral or written, from any Governmental Entity or third party of any actual or threatened Environmental Liabilities.

            (c) Neither the Company nor any Subsidiary has contractually, by operation of law, by the Environmental Laws or otherwise assumed or succeeded to any Environmental Liabilities of any predecessors or any other Person.

            (d) Neither the Company nor any Subsidiary has received any written notice or claim to the effect that the Company or any Subsidiary is or may be liable to any Governmental Entity or any other Person as a result of the Release or threatened Release of a Hazardous Substance, and to the knowledge of the Company, there are no existing or prior facts, circumstances or conditions that are reasonably likely to form the basis for such a notice or claim. "Release" means release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the Environment or into or out of any property, including the movement of Hazardous Substances through or in the air, soil, surface water or groundwater.

            (e) None of the transactions contemplated by this Agreement will trigger any filing requirements or other action under any environmental property transfer statute, including, without limitation, the Connecticut Hazardous Waste Establishment Transfer Act (General Statutes Section 22A-134, et seq.), as amended, or any rules or regulations promulgated thereunder.

            Section 3.18 Labor Matters. (a) Except to the extent set forth on
SCHEDULE 3.18(a) of the Disclosure Schedule:

                  (i) there is no labor strike, or, to the knowledge of the Company, dispute, grievance, arbitration proceeding, slowdown or stoppage, or charge of unfair labor practice actually pending, threatened against or affecting, either directly or through any employee leasing arrangement, the operation of the business of the Company or any Subsidiary;

                  (ii) Neither the Company nor any Subsidiary has, during the three years prior to the date hereof, experienced, either directly or through any employee leasing arrangement, any work stoppage or other material labor dispute including, without limitation, the filing of an unfair labor practice complaint against it, nor is the Company nor any Subsidiary aware of any fact or circumstance that could result in any of the foregoing;

                  (iii) there are no charges or complaints of discrimination pending or to the knowledge of the Company, threatened, before the Equal Employment Opportunity Commission or any state or local agency with respect to the Company or any Subsidiary, or any representative of the Company or any Subsidiary, either directly or through any employee leasing arrangement;

                  (iv) there are no worker's compensation claims pending against the Company or any Subsidiary, either directly or through any employee leasing arrangement;

                  (v) no union or collective bargaining agreement which is binding on the Company or any Subsidiary restricts it from relocating or closing any of its operations; and

                  (vi) during the three years preceding the date hereof, no unions or other collective bargaining units have been certified or recognized by the Company or any Subsidiary as representing any of its employees and to the knowledge of the Company there are no existing union organizing efforts with respect to any of the employees.

            (b) Neither the Company nor any Subsidiary has received written notice of the intent of any Governmental Entity responsible for the enforcement of labor or employment laws to conduct an investigation with respect to or relating to the Company or any Subsidiary or any employees, and, to the knowledge of the Company, no such investigation is in progress. No complaints, lawsuits or other proceedings are pending, or, to the knowledge of the Company, threatened in any forum by or on behalf of any present or former employee, any applicant for employment or classes of the foregoing alleging breach of any express or implied contract for employment, any law governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with any employment relationship.

            Section 3.19 Employee Benefit Plans.

            (a) Except as set forth on SCHEDULE 3.19(a) of the Disclosure Schedule, there are no Plans. With respect to each Plan, as applicable, accurate and complete (i) copies of each written Plan (including all amendments thereto),
(ii) written descriptions of each oral Plan, (iii) copies of related trust or funding agreements, (iv) summary plan descriptions, (v) summaries of material modifications, (vi) copies of the most recent annual reports and actuarial valuations and (vii) copies of the most recent determination letter from the IRS for each Plan intended to qualify under Code Section 401(a) have been heretofore delivered to Parent and Newco.

            (b) None of the Company, any of its Subsidiaries, its ERISA Affiliates or any of their respective predecessors has ever contributed to, contributes to, has ever been required to contribute to, or otherwise participated in or participates in or in any way, directly or indirectly, has any liability with respect to any plan subject to Section 412 of the Code,
Section 302 of ERISA or Title IV of ERISA, including, without limitation, any "multiemployer plan" (within the meaning of Sections 3(37) or 4001(a)(3) of ERISA or Section 414(f) of the Code) or any single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) which is subject to Sections 4063, 4064 or 4069 of ERISA.

            (c) With respect to each of the Plans on SCHEDULE 3.19(a), except as set forth on SCHEDULE 3.19(c) of the Disclosure Schedule:

                  (i) each Plan intended to qualify under Section 401(a) of the Code has been qualified since its inception and has received a determination letter from the IRS (or, if applicable, similar approvals of foreign governmental authorities) covering all tax law changes prior to the Economic Growth and Tax Relief Reconciliation Act of 2001 to the effect that the Plan is qualified under Section 401 of the Code (or similar provisions for tax-favored registered plans of foreign jurisdictions) and any trust maintained pursuant thereto is exempt from federal income taxation under Section 501 of the Code and nothing has occurred (since the date of the determination letter) or is expected to occur through the date of the Closing (including, without limitation, the transactions contemplated by this Agreement) that caused or could cause the loss of such qualification or exemption or the imposition of any penalty or tax liability;

                  (ii) all payments required by any Plan, any agreement, or by law (including, without limitation, all contributions, insurance premiums, or intercompany charges) with respect to all periods through the date of the Closing shall have been made prior to the Closing (on a pro rata basis where such payments are otherwise discretionary at year end) or provided for by the Company or its Subsidiaries as applicable, by full accruals as if all targets required by such Plan had been or will be met at maximum levels on its financial statements;

                  (iii) no claim, lawsuit, arbitration or other action has been threatened, asserted, instituted, or anticipated against the Plans (other than non-material routine claims for benefits, and appeals of such claims), any trustee or fiduciaries thereof, the Company, any of its Subsidiaries, any ERISA Affiliate, any director, officer, or employee thereof, or any of the assets of any trust of the Plans;

                  (iv) the Plan complies and has been maintained and operated in all material respects in accordance with its terms and applicable law, including, without limitation, ERISA and the Code;

                  (v)    no "prohibited transaction," within the meaning of
      Section 4975 of the Code and Section 406 of ERISA, has occurred or is expected to occur with respect to the Plan (and the consummation of the transactions contemplated by this Agreement will not constitute or directly or indirectly result in such a "prohibited transaction");

                  (vi) no Plan is or expected to be under audit or investigation by the IRS, Department of Labor, or any other Governmental Entity and no such completed audit, if any, has resulted in the imposition of any material tax or penalty;

                  (vii) each Plan intended to meet requirements for tax-favored treatment under any provision of the Code satisfies the applicable requirements under the Code; and

                  (viii) with respect to each Plan that is funded mostly or partially through an insurance policy, neither the Company nor any Subsidiary nor any ERISA Affiliate has any liability in the nature of retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring on or before the Closing.

            (d) Except as set forth on SCHEDULE 3.19(d) of the Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not give rise to any liability, including, without limitation, liability for severance pay, unemployment compensation, termination pay, or withdrawal liability, or accelerate the time of payment or vesting or increase the amount of compensation or benefits due to any employee, director or shareholder of the Company or any Subsidiary (whether current, former, or retired) or their beneficiaries solely by reason of such transactions. No amounts payable under any Plan will fail to be deductible for federal income tax purposes by virtue of Sections 280G or 162(m) of the Code.

            (e) Neither the Company nor any Subsidiary nor any ERISA Affiliate maintains, contributes to, or in any way provides for any benefits of any kind whatsoever (other than under Section 4980B of the Code, the Federal Social Security Act, or a plan qualified under Section 401(a) of the Code) to any current or future retired employee or terminated employee.

            (f) Neither the Company nor any Subsidiary nor any ERISA Affiliate, or any officer or employee thereof, has made any promises or commitments, whether legally binding or not, to create any additional plan, agreement, or arrangement for employees, or to modify or change any existing Plan.

            (g) The Company qualifies as an "operating company" as defined in the U.S. Department of Labor Regulation Section 2510.3-101(c)(1).

            (h) Neither the Company nor any Subsidiary nor any ERISA Affiliate has any unfunded liabilities pursuant to any Plan that is not intended to be qualified under Section 401(a) of the Code.

            (i) No event, condition, or circumstance exists that would prevent the amendment or termination of any Plan.

            (j) Each individual classified as an independent contractor by the Company and its Subsidiaries is properly classified as such in accordance with applicable law. Each of the Company and its Subsidiaries is in compliance in all material respects with all applicable laws with respect to its treatment of individuals classified as independent contractors.

            (k) With respect to each scheme or arrangement mandated by a government other than the United States and with respect to each Company Plan that is subject to the laws of a jurisdiction outside of the United States (a "Foreign Company Plan"), the fair market value of the assets of each funded Foreign Company Plan, the liability of each insurer for any Foreign Company Plan funded through insurance or the book reserve established for any Foreign Company Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the date of this Agreement, with respect to all current and former participants in such Foreign Company Plan according to the actuarial assumptions and valuations most recently used to determine employer contributions to such Foreign Company Plan and no transaction contemplated by this Agreement shall cause such assets or insurance obligations to be less than such benefit obligations. Each Foreign Company Plan has been maintained in all material respects in accordance with all applicable requirements, and if intended to qualify for special tax treatment, meets all requirements for such treatment.

            Section 3.20 Business Generally. To the knowledge of the Company, no events or transactions have occurred which could reasonably be expected to have a Material Adverse Effect or which would or could reasonably be expected to prevent or impair the Company or any Subsidiary, after the Closing Date, from carrying on its business in the same manner as it is presently being conducted.

            Section 3.21 Questionable Payments. No director, officer, agent, employee, or any other Person acting on behalf of the Company, or any Subsidiary, has, Directly or Indirectly, knowingly used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses; made any unlawful payment to government officials or employees or to political parties or campaigns; established or maintained any unlawful fund of corporate monies or other assets; made or received any bribe, or any unlawful rebate, payoff, influence payment, kickback or other payment; given any favor or gift which is not deductible for federal income tax purposes; or made any bribe, kickback, or other payment of a similar or comparable nature, to any governmental or non-governmental Person, regardless of form, whether in money, property, or services, to obtain favorable treatment in securing business or to obtain special concessions, or to pay for favorable treatment for business or for special concessions secured.

            Section 3.22 Finders. Except as set forth on SCHEDULE 3.22 of the Disclosure Schedule, none of the Company or any Subsidiary nor any of their respective directors or officers, have taken any action that, Directly or Indirectly, would obligate Parent or Newco or the Company or the Surviving Corporation or any Subsidiary, to anyone acting as broker, finder, financial advisor or in any similar capacity in connection with this Agreement or any of the transactions contemplated hereby.

            Section 3.23 Bank Accounts. SCHEDULE 3.23 of the Disclosure Schedule contains a true and complete list of (a) the names and locations of all banks, trust companies, securities brokers and other financial institutions at which the Company or any Subsidiary has an account or safe deposit box or maintains a banking, custodial, trading or other similar relationship, (b) a true and complete list and description of each such account, box and relationship and (c) the name of every Person authorized to draw thereon or having access thereto.

            Section 3.24 Reports.

            (a) Except as set forth on SCHEDULE 3.24 of the Disclosure Schedule, (i) since July 1, 2002, the Company has filed all required forms, reports, schedules, statements and documents (including exhibits, certifications and all other information incorporated therein) with the SEC required to be filed by it pursuant to the federal securities laws and the SEC rules and regulations thereunder (collectively, the "Company SEC Documents"), and the Company SEC Documents complied as of their respective filing dates in all material respects with all applicable requirements of the Securities Act and the Exchange Act, and the rules promulgated thereunder and (ii) none of the Company SEC Documents at the time filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No Subsidiaries of the Company are required to file periodic reports with the SEC under the Exchange Act.

            (b) Except as set forth on SCHEDULE 3.24 of the Disclosure Schedule, since July 1, 2002, (i) the Company and its Subsidiaries have filed all regulatory reports, schedules, forms, registrations and other documents required to be filed with any Governmental Entity (as hereafter defined) other than the SEC, including state securities administrators, except where the failure to file any such reports of the Company and its Subsidiaries, individually or in the aggregate, has not had and could not reasonably be expected to have a Material Adverse Effect and (ii) such reports of the Company and its Subsidiaries were prepared in accordance with the requirements of applicable law in all material respects. Except as set forth on SCHEDULE 3.24 of the Disclosure Schedule, there is no material unresolved violation or exception by any of such Governmental Entities with respect to any report, schedule, form, registration and other document relating to any examinations of the Company or any of its Subsidiaries.

            Section 3.25 Information in Proxy Statement. Except as set forth on
SCHEDULE 3.25 of the Disclosure Schedule, none of the information to be supplied by the Company for inclusion or incorporation by reference in the proxy statement or Schedule 13E-3 to be distributed in connection with the Company's meeting of stockholders to vote in connection with this Agreement (collectively, the "Proxy Statement") will at the time of the mailing of the Proxy Statement and any amendments or supplements thereto, and at the time of the meeting of stockholders of the Company to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Except as set forth on SCHEDULE 3.25 of the Disclosure Schedule, the Proxy Statement will comply as to form in all material respects with the applicable provisions of the Exchange Act, and the rules and regulations promulgated thereunder, except that no representation is made by the Company with respect to statements made therein based on information supplied by Parent for inclusion in the Proxy Statement.

            Section 3.26 Compliance with Applicable Laws.

            (a) Except as set forth on SCHEDULE 3.26(a) of the Disclosure Schedule, each of the Company and its Subsidiaries is duly complying and has duly complied, in all material respects, in respect of its business, operations and Properties, with all applicable laws, rules, regulations, orders, building and other codes, zoning and other ordinances, Permits, authorizations, judgments and decrees of all Governmental Entities, except where such noncompliance, either individually or in the aggregate, would not result in a Material Adverse Effect. Except as set forth on SCHEDULE 3.26(a) of the Disclosure Schedule, the Company is not aware of any present failure so to comply or of any present events, activities or practices of the Company or any Subsidiary which may be construed to indicate interference with or prevention of continued compliance, in any material respect, with any laws, rules or regulations or which may give rise to any common law or statutory liability, or otherwise form a reasonable basis of any material claim, action, suit, proceeding, hearing or investigation, except where such noncompliance would not result, either individually or in the aggregate, in a Material Adverse Effect. Except as disclosed on SCHEDULE 3.26(a) of the Disclosure Schedule, to Company's knowledge, neither the Company nor its Subsidiaries nor any of their respective officers or employees is the subject of any investigation relating to the business of the Company or any Subsidiary.

            (b) Each of the Company and its Subsidiaries has duly obtained all Permits, concessions, grants, franchises, and other governmental authorizations, consents, and approvals necessary for the conduct of its business, except where the failure to have the same would not, individually or in the aggregate, result in a Material Adverse Effect; each of the foregoing is set forth on SCHEDULE 3.26(b) of the Disclosure Schedule and is in full force and effect; each of the Company and its Subsidiaries is in compliance with all material terms of all the foregoing; there are no proceedings pending or, to the Company's knowledge, threatened which may result in the revocation, cancellation, suspension or modification thereof, and the Company does not have any knowledge of any reasonable basis therefor; and the consummation of the transactions contemplated hereby will not, to the Company's knowledge, result in any such revocation, cancellation, suspension or modification nor require the Company, any Subsidiary, Parent, Newco or the Surviving Corporation to make any filing or take any action in order to maintain the validity of any item listed on SCHEDULE 3.26(b) of the Disclosure Schedule.

            (c) The Company and each of the Subsidiaries is in compliance in all material respects with the Administrative Simplification provisions of the Health Insurance Portability and Accountability Act of 1996 ("HIPAA"), including, without limitation, the privacy requirements set forth at 45 CFR Part 160 et seq. (the "Privacy Regulations") and the security regulations set forth at 45 CFR Part 142 et seq. (the "Security Regulations"). The Company and each of the Subsidiaries has created and maintains written policies and procedures to protect the privacy of all patient information, and has implemented commercially reasonable security procedures, including physical and electronic safeguards, to protect all personal information stored or transmitted in electronic form. All services provided by the Company or any Subsidiary to any customer are provided in a manner that is in compliance in all material respects with HIPAA, the Privacy Regulations and the Security Regulations.

            (d) The Company and each of the Subsidiaries is in compliance in all material respects with the provisions of the Gramm-Leach-Bliley Act of 1999 ("GLBA"), including, without limitation, the privacy requirements set forth at 16 CFR Part 313 (the "GLBA Privacy Regulations"). All services provided by the Company or any Subsidiary to any customer are provided in a manner that is in compliance in all material respects with GLBA and the GLBA Privacy Regulations.

            Section 3.27 State Takeover Statutes. The Company has taken all action necessary to render Section 203 of the DGCL inapplicable to Parent, Newco and their respective Affiliates, and to the Merger, this Agreement and the other transactions contemplated hereby. No other "fair price," "moratorium," "control share acquisition," "business combination," or other state takeover statute or similar statute or regulation applies to the Company, Parent, Newco, affiliates of Parent or Newco, the Merger, this Agreement or any of the other transactions contemplated hereby. As a result of the foregoing actions, the only action required to authorize the Merger is the Company Stockholder Approval and no further action is required to authorize the other transactions contemplated hereby.

            Section 3.28 Opinion of Company Financial Advisor. The Company has received the opinion of Brown, Gibbons, Lang & Company, L.P. (the "Company Financial Advisor"), dated May 20, 2004 (the "Company Fairness Opinion"), substantially to the effect that the Merger Consideration to be received in the Merger by the holders of the Company Common Stock is fair from a financial point of view to such holders. The Company has been authorized by the Company Financial Advisor to permit the inclusion of the Company Fairness Opinion (and, subject to prior review and consent by the Company Financial Advisor, a reference thereto) in the Proxy Statement.

                                    ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES
                               OF PARENT AND NEWCO

            Parent and Newco represent and warrant to the Company as follows:

            Section 4.1 Organization and Qualification. Parent and Newco are each duly organized, validly existing and in good standing in its jurisdiction of organization.

            Section 4.2 Authority. Parent and Newco each has all requisite power and authority to execute and deliver this Agreement and to perform, carry out and consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of the Parent and Sub. This Agreement has been duly executed and delivered by each of Parent and Newco and constitutes its legal, valid and binding obligation, enforceable against such party in accordance with its terms.

            Section 4.3 No Breach. Neither the execution and delivery of this Agreement by either Parent or Newco nor the consummation of the transactions contemplated herein and the full performance by either Parent or Newco of its obligations hereunder do or will: (i) violate any provision of its organizational documents; or (ii) conflict with, violate, result in a breach of or constitute a default under any writ, injunction, statute, law, ordinance, rule, regulation, judgment, award, decree, order, or process of any Governmental Entity.

            Section 4.4 Finders. Neither Parent nor Newco has not taken any action that, Directly or Indirectly, would obligate the Company to pay a fee to anyone acting as a broker, finder, financial advisor or in any similar capacity in connection with this Agreement or any of the transactions contemplated hereby.

            Section 4.5 Information in Proxy Statement. None of the information to be supplied by Parent or Newco for inclusion or incorporation by reference in at the time of the mailing of the Proxy Statement and any amendments or supplements thereto, and at the time of the meeting of stockholders of the Company to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

            Section 4.6 Ownership of Company Stock. None of Parent, Newco or their Affiliates, (i) beneficially own, directly or indirectly, or (ii) is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of capital stock of the Company.

                                    ARTICLE 5

                     CONDUCT OF BUSINESS PENDING THE MERGER

            Section 5.1 Conduct of Business of the Company Pending the Merger. Except as set forth on SCHEDULE 5.2 of the Disclosure Schedule, the Company hereby covenants and agrees that, prior to the Effective Time, unless otherwise expressly contemplated by this Agreement or consented to in writing by Parent (which consent shall not be unreasonably withheld or delayed), it will and will cause each of its Subsidiaries to:

            (a) operate its business in the usual and ordinary course consistent with past practices and in compliance in all material respects with all applicable laws;

            (b) use its reasonable efforts to preserve intact its business organization, maintain its rights and franchises, retain the services of its respective key employees and consultants and maintain its relationships with its respective customers and suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall be unimpaired in any material respect;

            (c) maintain and keep its properties and assets in as good repair and condition as at present, ordinary wear and tear excepted, and maintain supplies in quantities consistent with its customary business practice; and

            (d) use its reasonable efforts to keep in full force and effect insurance and bonds comparable in amount and scope of coverage to that currently maintained.

            Section 5.2 Prohibited Actions by the Company. Without limiting the generality of SECTION 5.1, except as set forth on SCHEDULE 5.2 of the Disclosure Schedule, the Company covenants and agrees that, except as expressly contemplated by this Agreement or otherwise consented to in writing by Parent (which consent shall not be unreasonably withheld or delayed), from the date of this Agreement until the Effective Time, it will not do, and will not permit any of its Subsidiaries to do, any of the following:

            (a) (i) increase the compensation (or benefits) payable to or to become payable to any director, officer or employee, except for increases in salary or wages of non-officer employees in the ordinary course of business and consistent with past practice; (ii) enter into any agreement granting any severance or termination pay to, or enter into or amend any employment or severance agreement with any employee; (iii) establish, adopt, enter into or amend any collective bargaining agreement or any Employee Benefit Plan of the Company or any ERISA Affiliate (except as may be required by applicable law or to maintain the tax-qualified status of any Employee Benefit Plan); (iv) take any action to accelerate any rights or benefits, or make any determinations not in the ordinary course of business consistent with past practice, under any collective bargaining agreement or Employee Benefit Plan of the Company or any ERISA Affiliate; or (v) permit any director, officer, other employee or contractor of the Company or any of its Subsidiaries who is not already a party to an agreement or a participant in a plan providing benefits upon or following a "change in control" to become a party to any such agreement or participant in any such plan;

            (b) declare, set aside or pay any dividend on, or make any other distribution in respect of (whether in cash, stock or property) outstanding shares of capital stock;

            (c) redeem, purchase or otherwise acquire, or offer or propose to redeem, purchase or otherwise acquire, any outstanding shares of capital stock of, or other equity interests in, or any securities that are convertible into or exchangeable for any shares of capital stock of, or other equity interests in, or any outstanding options, warrants or rights of any kind to acquire any shares of capital stock of, or other equity interests in, the Company or any of its Subsidiaries;

            (d) effect any reorganization or recapitalization; or split, combine or reclassify any of the capital stock of, or other equity interests in, the Company or any of its Subsidiaries or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of such capital stock or such equity interests;

            (e) offer, sell, issue or grant, or authorize or propose the offering, sale, issuance or grant of, any shares of capital stock of, or other equity interests in, any securities convertible into or exchangeable for (or accelerate any right to convert or exchange securities for) any shares of capital stock of, or other equity interest in, or any options, warrants or rights of any kind to acquire any shares of capital stock of, or other equity interests in, or any other voting securities of, the Company or any of its Subsidiaries, or any "phantom" stock, "phantom" stock rights, SARs or stock-based performance units, other than issuances of shares of Company Common Stock under the Disbursing Agent Agreement in accordance with the terms thereof (as in effect on the date of this Agreement);

            (f) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or in any other manner, any business or any corporation, partnership, association or other business organization or division thereof;

            (g) sell, lease, license, mortgage, exchange or otherwise dispose of, or grant any Encumbrance (other than a Permitted Encumbrance) with respect to, any of the properties or assets of the Company or any of its Subsidiaries, except for dispositions of excess or obsolete assets in the ordinary course of business and consistent with past practice;

            (h) propose or adopt any amendments to its certificate of incorporation or bylaws or other organizational documents;

            (i) effect any change in any accounting methods, principles or practices in effect as of the Balance Sheet Date, except as may be required by a change in generally accepted accounting principles;

            (j) (i) incur or assume any indebtedness for borrowed money, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its Subsidiaries, guarantee any such indebtedness or debt securities of another Person, enter into any "keep well" or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing, or (ii) make any loans, advances or capital contributions to, or investments in, any other person, other than to or in the Company or any direct or indirect wholly owned Subsidiary of the Company; provided, however, nothing shall limit the Company's right to borrow pursuant to its revolving credit agreement in the ordinary course of business;

            (k) change any method of reporting income, deductions or other material items for income Tax purposes; make or change any Tax election; change any method of accounting for Tax purposes; agree to an extension or waiver of the limitation period to any claim or assessment; settle or compromise or agree to settle or compromise any Tax liability or any claim or assessment in respect of Taxes;

            (l) enter into or assume any material Contract, including, without limitation, any collective bargaining agreement or any Contract, if in existence on the date hereof, would be required to be set forth on SCHEDULE 3.13 of the Disclosure Schedule, or modify, amend or terminate any such Contract, or waive, release or assign any material rights or claims under, or violate any of the material terms (after applicable cure periods) of, any such Contract, in any such case except in the ordinary course of business and consistent with past practice;

            (m) cancel, materially amend or renew any insurance policy other than in the ordinary course of business and consistent with past practice;

            (n) (i) pay, discharge, settle or satisfy any claims, liabilities, obligations or litigation (absolute, accrued, asserted or unasserted, contingent or otherwise) in excess of $25,000 individually or $100,000 in the aggregate, or
(ii) cancel any indebtedness in excess of $25,000 individually or $100,000 in the aggregate other than payment, discharge, settlement, satisfaction or cancellation in the ordinary course of business consistent with past practice;

            (o) transfer or license to any Person or otherwise extend, amend or modify any rights to the Intellectual Property, or enter into any settlement regarding the breach or infringement of any Intellectual Property other than in the ordinary course of business or pursuant to any Contracts currently in place that have been disclosed in writing to Parent prior to the date of this Agreement;

            (p)   knowingly take any action that would reasonably be expected to
(i) prevent, impair or materially delay the ability of the Company, Parent or Newco to consummate the Merger, or (ii) cause any of the conditions to the consummation of the Merger not to be satisfied;

            (q) make any material change in the selling, marketing, advertising or promotion of the products and services offered by the Company and its Subsidiaries;

            (r) take, or agree to commit to take, any action that would make any representation or warranty of the Company contained herein inaccurate in any material respect at, or as of any time prior to, the Effective Time; and

            (s) agree in writing or otherwise to take any of the foregoing actions.

                                    ARTICLE 6

                                    COVENANTS

            Section 6.1 No Solicitation.

            (a) From and after the date hereof until the Effective Time or the termination of this Agreement in accordance with SECTION 6.1, the Company and its Subsidiaries shall not, shall direct and cause their respective officers, directors and employees not to, and shall use their reasonable best efforts to cause their representatives, agents or affiliates (including, without limitation, any investment banker, attorney or accountant retained by the Company or any of its Subsidiaries) not to, Directly or Indirectly, initiate, solicit or knowingly encourage (including by way of furnishing non-public information or assistance), or take any other action to facilitate, any inquiries or the making or submission of any Acquisition Proposal or enter into or maintain or continue discussions or negotiate with any Person or group in furtherance of such inquiries or to obtain or induce any Person or group to make or submit an Acquisition Proposal or agree to or endorse any Acquisition Proposal or assist or participate in, facilitate or knowingly encourage, any effort or attempt by any other Person or group to do or seek any of the foregoing or authorize any of its officers, directors or employees or any of its Subsidiaries or affiliates or any investment banker, financial advisor, attorney, accountant or other representative or agent retained by it or any of its Subsidiaries to take any such action; provided, however, that nothing contained in this Agreement shall prohibit the Company or the Board of Directors of the Company from (i) complying with its disclosure obligations under federal or state law, (ii) providing information in response to a request therefore by a Person who has made an unsolicited bona fide written Acquisition Proposal if the Board of Directors of the Company receives from the Person so requesting such information an executed confidentiality agreement, or (iii) engaging in any discussions or negotiations with any Person who has made an unsolicited written Acquisition Proposal, if and only to the extent that, in each such case referred to in clause (ii) or (iii) above, (A) the Board of Directors of the Company, with the advice of independent legal counsel (who may be the Company's regularly engaged independent legal counsel, i.e., Bodman, Longley & Dahling LLP), determines in good faith that the failure to do so would result in a breach of the fiduciary duty of the Board of Directors of the Company to stockholders of the Company under applicable law and (B) the Board of Directors of the Company determines in good faith that such Acquisition Proposal is reasonably probable to lead to a Superior Proposal.

            (b) Except as expressly permitted by this SECTION 6.1, neither the Board of Directors of the Company nor any committee thereof shall (i) approve or recommend, or propose to approve or recommend, any Acquisition Proposal, (ii) take any action to render the provisions of any anti-takeover statute, rule or regulation (including Section 203 of the DGCL) inapplicable to any Person (other than Parent, Newco or their affiliates) or group or to any Acquisition Proposal to facilitate any Acquisition Proposal or purchase of shares of Company Common Stock by any Person other than Parent and Newco, or (iii) cause the Company to accept such Acquisition Proposal and/or enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, an "Acquisition Agreement") related to any Acquisition Proposal; provided, however, that prior to the adoption of this Agreement by the requisite vote of the stockholders of the Company, the Board of Directors of the Company may terminate this Agreement if (A) such Acquisition Proposal is a Superior Proposal, (B) the Board of Directors of the Company, with the advice of independent legal counsel, determines in good faith that the failure to do so would result in a breach of the fiduciary duty of the Board of Directors of the Company to the stockholders of the Company under applicable law, (C) the Company has provided Parent at least 10 Business Days prior written notice advising Parent that the Board of Directors of the Company has received a Superior Proposal which it intends to accept, specifying the terms and conditions of such Superior Proposal and identifying the Person making such Superior Proposal, and
(D) the Company shall, prior to or simultaneously with the taking of such action, have paid to Parent or Newco or their designee any Termination Fee and Expenses required pursuant to SECTION 8.3 below. Notwithstanding the foregoing, the obligation of the Company to duly call, give notice of, convene and hold the Company Stockholder Meeting in accordance with SECTION 6.5 shall not be affected by the commencement, proposal, public disclosure or communication to the Company of any Acquisition Proposal or Superior Proposal or by the taking of any action by the Board of Directors of the Company in accordance with this SECTION 6.1, except that the Company will be under no such obligation after the termination of this Agreement in accordance with its terms.

            (c) In addition to the obligations of the Company set forth in paragraphs (a) and (b) above, the Company shall promptly advise Parent of any request for information or the submission or receipt of any Acquisition Proposal, or any inquiry with respect to or which could lead to any Acquisition Proposal, the material terms and conditions of such request, Acquisition Proposal or inquiry, and the identity of the person making any such request, Acquisition Proposal or inquiry and its response or responses thereto. The Company will keep Parent fully informed on a prompt and current basis of the status and details (including amendments or proposed amendments) of any such request, Acquisition Proposal or inquiry. The Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing and will promptly request that all persons provided confidential information concerning the Company and its Subsidiaries pursuant to a confidentiality, non-disclosure or similar agreement, either destroy or return to the Company all of such confidential information, without keeping any copies thereof (if permissible), in accordance with such confidentiality, non-disclosure or similar agreements.

            (d) "Acquisition Proposal" means an inquiry, offer or proposal regarding any of the following (other than the transactions contemplated hereby) involving the Company: (i) any merger, consolidation, share exchange, recapitalization, liquidation, dissolution, business combination or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 20% or more of the consolidated assets of the Company and its Subsidiaries, taken as a whole; (iii) any tender offer (including a self tender offer) or exchange offer that, if consummated, would result in any person or group beneficially owning more than 20% of the outstanding shares of any class of equity securities of the Company or its Subsidiaries or the filing of a registration statement under the Securities Act in connection therewith; (iv) any acquisition of 20% or more of the outstanding shares of capital stock of the Company or the filing of a registration statement under the Securities Act in connection therewith; or (v) any public announcement by the Company or any third party of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing. "Superior Proposal" means any proposal made by a third party to acquire, Directly or Indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or other similar transaction, at least 80% of then outstanding shares of Company Common Stock, or at least 80% of the consolidated assets of the Company, which the Board of Directors of the Company determines in good faith (after receiving the written opinion of a financial adviser of a nationally recognized reputation that such proposal is superior from a financial point of view to the Company's stockholders) (i) to be superior to the Company's stockholders and to be more favorable to the Company and the Company's stockholders (taking into account relevant legal, financial and regulatory considerations and other aspects of such proposal and the third party making such proposal and the conditions and prospects for completion of such proposal and such other factors as the Board of Directors of the Company deems relevant) than the Merger, and (ii) is reasonably likely to be completed.

            (e) The Company agrees that it will promptly inform it and its Subsidiaries' respective officers, directors, accountants, attorneys and investment bankers of the obligations undertaken in this SECTION 6.1.

            (f) Nothing contained in this SECTION 6.1 shall prohibit the Company or the Board of Directors of the Company from making any disclosure to the Company's stockholders if the Board of Directors of the Company, with the advice of independent legal counsel, determines in good faith that the failure to take such action would result in a breach of the fiduciary duty of the Board of Directors of the Company to the stockholders of the Company under applicable law; provided that neither the Board of Directors of the Company nor any committee thereof shall withdraw or modify, or shall propose to withdraw or modify, the approval or recommendation of the Board of Directors of the Company of the Merger or shall approve or recommend, or shall publicly propose to approve or recommend, an Acquisition Proposal unless the Company and the Board of Directors of the Company have complied in all material respects with all the provisions of this SECTION 6.1.

            Section 6.2 Access to Information.

            (a) The Company shall (and shall cause its Subsidiaries and its and their respective officers, directors, employees, auditors and agents to) afford to Parent and Newco and to their respective officers, employees, financial advisors, legal counsel, accountants, consultants and other representatives reasonable access, during normal business hours throughout the period from the date hereof until the earlier of the Effective Time and the termination of this Agreement, to all of its books and records and its properties, plants and personnel and, during such period, each shall furnish promptly to the other a copy of each report, schedule and other document filed or received by it pursuant to the requirements of federal securities laws.

            (b) Unless otherwise required by law, each of Parent and the Company agrees that it (and its respective Subsidiaries and its and their respective representatives) shall hold in confidence all non-public information acquired pursuant to this SECTION 6.2 in accordance with the terms of the Confidentiality Agreement.

            Section 6.3 Confidentiality Agreement. The parties agree that the provisions of the Confidentiality Agreement dated September 23, 2002 between Parent and the Company (the "Confidentiality Agreement") shall remain binding and in full force and effect.

            Section 6.4 Proxy Statement. As promptly as reasonably practicable (but in no event later than 15 business days from the date hereof), Parent and the Company shall in consultation with each other prepare and file with the SEC the Proxy Statement. The Company shall use its reasonable best efforts to have the Proxy Statement cleared by the SEC as soon as reasonably practicable. Parent shall furnish the Company with all information concerning Parent and the holders of its capital stock and shall take such other action as the Company may reasonably request in connection with the Proxy Statement. If at any time prior to the Effective Time any event or circumstance relating to Parent, any Subsidiary of Parent, the Company, any Subsidiary of the Company, or their respective officers or directors, should be discovered by such party which should be set forth in an amendment or a supplement to the Proxy Statement, such party shall promptly inform the other thereof and take appropriate action in respect thereof.

            Section 6.5 Proxy Statement; Stockholder Approval.

            (a) The Company, acting through its Board of Directors, shall, subject to and in accordance with applicable law and its certificate of incorporation and bylaws, as soon as reasonably practicable after the date hereof, promptly and duly call, give notice of, convene and hold a meeting (the "Company Stockholder Meeting") of the holders of Company Common Stock for the purpose of voting to approve and adopt this Agreement and the transactions contemplated hereby, and, except as otherwise provided in SECTION 6.1, (i) recommend approval and adoption of this Agreement and the transactions contemplated hereby, by the stockholders of the Company and include in the Proxy Statement such recommendation and (ii) take all reasonable and lawful action to solicit and obtain such approval and adoption.

            (b) The Company, as promptly as reasonably practicable, shall cause the definitive Proxy Statement to be mailed to its stockholders. At the Company Stockholder Meeting the Company shall vote or cause to be voted in favor of approval and adoption of this Agreement and the transactions contemplated hereby all shares of Company Common Stock as to which it holds proxies at such time.

            (c) At or prior to the Closing, the Company shall deliver to Parent a certificate of its Secretary setting forth the voting results from the Company Stockholder Meeting.

            (d) The Company shall take all action reasonably necessary to comply with Section 262 of the DGCL.

            Section 6.6 Reasonable Best Efforts; Knowledge of Misrepresentations. Subject to the terms and conditions herein, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as promptly as reasonably practicable, including, without limitation, the obtaining of all reasonably necessary waivers, consents and approvals and the effecting of all necessary registrations and filings. Subject to the Confidentiality Agreement, the Company will furnish to Parent and Newco, and Parent and Newco will furnish to the Company, such information and assistance as the other may reasonably request in connection with the preparation of any such filings or submissions. Subject to the Confidentiality Agreement, the Company will provide Parent and Newco, and Parent and Newco will provide the Company, with copies of all material written correspondence, filings and communications (or memoranda setting forth the substance thereof) between such party or any of its representatives and any Governmental Entity, with respect to the obtaining of any waivers, consents or approvals and the making of any registrations or filings, in each case that are necessary to consummate the Merger and the other transactions contemplated hereby. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers or directors of Parent and the Surviving Corporation shall take all such necessary action. Each party hereto represents and warrants to the others that, as of the date hereof, it has no knowledge that the representations and warranties of the other parties made in this Agreement are not true and correct in any material respect such that the conditions set forth in SECTION 7.2, with respect to the Company, and SECTION 7.3(a) with respect to the Parent, may not be satisfied.

            Section 6.7 Indemnification. From and after the Effective Time through the sixth anniversary of the Effective Time, Parent, Newco and the Company (the "Indemnifying Parties") shall fulfill and honor the obligations of the Company and its Subsidiaries in accordance with the indemnification provisions in the respective certificate of incorporation (or equivalent document) of the Company and its Subsidiaries existing as in effect on the date hereof with respect to the Company's and its Subsidiaries' present and former directors and officers (the "Indemnified Parties"). The provisions of this
SECTION 6.7 are intended to be for the benefit of, and shall be enforceable by each Indemnified Party, his or her heirs and representative and may not be amended, altered or repealed without the prior written consent of the affected Indemnified Party.

            (b) Parent and the Surviving Corporation agree that for a period of six years after the Effective Time that the Surviving Corporation will maintain indemnification provisions in its certificate of incorporation and bylaws that are not materially less favorable to the Indemnified Parties than those provisions included in the Company's certificate of incorporation as in effect on the date hereof.

            (c) The Company and the Surviving Corporation shall cause the persons serving as directors and officers of the Company and its Subsidiaries immediately prior to the Effective Time to be covered for a period of six years after the Effective Time by directors' and officers' liability insurance no less favorable in the scope or amount of coverage than any applicable insurance in effect immediately prior to the Effective Time.

            (d) If the Surviving Corporation or any of its successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any other entity, then and in each case, proper provision shall be made so that the successors and assigns of the Surviving Corporation or the surviving company shall assume the obligations set forth in this SECTION 6.7 hereof prior to or simultaneously with the consummation of such transaction.

            (e) The provision of this SECTION 6.7 shall survive the Closing of the Merger.

            Section 6.8 Public Announcements. Parent and the Company shall to the fullest extent practicable consult with each other before issuing any press release or otherwise making any public statement with respect to the Merger and the other transactions contemplated hereby and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or stock exchange rule.

            Section 6.9 Supplemental Disclosure. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause (x) any representation or warranty contained in this Agreement to be untrue or inaccurate or (y) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied and
(ii) any failure of the Company or Parent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this SECTION 6.9 shall not have any effect for the purpose of determining the satisfaction of the conditions set forth in ARTICLE 7 of this Agreement or otherwise limit or affect the remedies available hereunder to any party.

            Section 6.10 Disposition of Litigation. The Company will consult with Parent with respect to any action by any third party to restrain or prohibit or otherwise oppose the Merger or the other transactions contemplated by this Agreement and, subject to SECTION 6.1, will resist any such effort to restrain or prohibit or otherwise oppose the Merger or the other transactions contemplated by this Agreement. Parent may participate in the defense of any stockholder litigation against the Company and its directors relating to the transactions contemplated by this Agreement at Parent's sole cost and expense. In addition, subject to SECTION 6.1, the Company will not voluntarily cooperate with any third party which has sought or may hereafter seek to restrain or prohibit or otherwise oppose the Merger or the other transactions contemplated by this Agreement and will cooperate with Parent to resist any such effort to restrain or prohibit or otherwise oppose the Merger or the other transactions contemplated by this Agreement.

                                   ARTICLE 7

                    CONDITIONS TO CONSUMMATION OF THE MERGER

            Section 7.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger are subject to the satisfaction or waiver, where permissible, prior to the Effective Time, of the following conditions:

            (a) Stockholder Approval. The Company Stockholder Approval described in SECTION 2.3(b) shall have been obtained.

            (b) No Order. No Governmental Entity (including a federal or state court) of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction, judgment or other order (whether temporary, preliminary or permanent) which is in effect and which materially restricts, prevents or prohibits consummation of the Merger or has the effect of making the Merger illegal; provided, however, that the parties shall use their reasonable best efforts to cause any such decree, judgment, injunction or other order to be vacated or lifted.

            (c) Approvals. Other than the filing of merger documents in accordance with the DGCL, all authorizations, consents, waivers, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity, the failure of which to obtain, make or occur would, individually or in the aggregate, have a Material Adverse Effect at or after the Effective Time on Parent and its Subsidiaries (including the Surviving Corporation and its Subsidiaries), shall have been obtained, been filed or have occurred.

            (d) Bank Debt. All indebtedness of the Company arising out of the Credit Agreement shall be paid in full simultaneously with the Effective Time and Bank One, NA shall provide a payoff letter with respect thereto.

            Section 7.2 Conditions to Obligations of Parent and Newco to Effect the Merger. The obligations of Parent and Newco to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following additional conditions, unless waived in writing by Parent:

            (a) Representations and Warranties. (i) The aggregate effect of all inaccuracies in the representations and warranties of the Company set forth in this Agreement does not and would not reasonably be expected to have a Material Adverse Effect and (ii) the representations and warranties of the Company that are qualified with reference to a Material Adverse Effect or materiality shall, subject to such qualification, be true and correct, and the representations and warranties that are not so qualified shall be true and correct in all material respects, in each case as of the date hereof, and, except to the extent such representations and warranties speak as of an earlier date, as of the Effective Time as though made at and as of the Effective Time, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer or the chief financial officer of the Company to such effect.

            (b) Performance of Obligations of the Company. Each of the Company and its Subsidiaries shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer or the chief financial officer of the Company to such effect.

            (c) Letters of Resignation. Parent and Newco shall have received letters of resignation addressed to the Company from the members of the Company's Board of Directors, which resignations shall be effective as of the Effective Time.

            (d) Legal Opinion. Parent shall have received the opinion, dated the Closing Date, of Bodman, Longley & Dahling LLP, in form and substance reasonably satisfactory to Parent and its counsel.

            (e) Company Material Adverse Effect. There shall have been no event, change, development or circumstance after the date of this Agreement (or any change, development or circumstance after the date of this Agreement relating to an event, development or circumstance that occurred prior to the date of this Agreement) that results in or could reasonably be expected to result in a Material Adverse Effect.

            (f) Bank Debt. All of the indebtedness of the Company under the Credit Agreement shall be prepayable in full without premium or penalty simultaneously with the Effective Time; and all Encumbrances with respect to such indebtedness shall have been released and terminated. In addition, the Encumbrances on the Real Property in favor of First Union National Bank shall have been released and terminated

            (g) Employment Arrangements. Each person listed on SCHEDULE 7.2(g) hereto shall have entered into employment arrangements with Lason Systems, Inc. on terms reasonably satisfactory to Parent and such agreements shall be in full force and effect.

            (h) Contribution and Exchange Agreement. Each member of management who will be exchanging his/her shares of Company Common Stock for equity in Parent (not to exceed 30 people to be mutually agreed between Parent and the Company) shall have executed and delivered to Parent the Contribution and Exchange Agreement, substantially in the form annexed hereto as EXHIBIT 7.2(h).

            (i) Stockholders Agreement. The Company and each person who enters into the Contribution and Exchange Agreement shall have executed and delivered to Parent the Stockholders Agreement, substantially in the form annexed hereto as EXHIBIT 7.2(i).

            (j) Deliveries to Indenture Trustee. The Company shall have delivered to State Street Bank and Trust (i) a certificate signed and on behalf of the Company by an officer of the Company and (ii) a legal opinion, each stating that the Merger complies with the Junior Indenture, dated June 30, 2002, between the Company and State Street Bank and Trust, as indenture trustee.

            (k) Amended Disbursing Agent Agreement. The Disbursing Agent shall have executed and delivered to the Company the Amended Disbursing Agent Agreement which shall be in full force and effect as of the Closing.

            (l) Collateral Trust Agreement. Parent shall have received a copy of all consents and waivers required under the Collateral Trust Agreement and the Finance Agreement to ensure that the Company will not be required to increase the Collateral (as defined in the Finance Agreement) or provide the Insurer (as defined in the Finance Agreement) with a letter of credit pursuant to Section 7 of the Finance Agreement.

            Section 7.3 Conditions to Obligations of the Company to Effect the Merger. The obligation of the Company to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following additional conditions, unless waived in writing by the Company:

            (a) Representations and Warranties. The representations and warranties of Parent and Newco shall be true and correct in all material respects as of the date hereof, and, except to the extent such representations and warranties speak as of an earlier date, as of the Effective Time as though made on and as of the Effective Time, and the Company shall have received a certificate signed on behalf of Parent and Newco by the chief executive officer or chief financial officer of Parent and Newco to such effect.

            (b) Performance of Obligations of Parent and Sub. Each of Parent and Newco shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and the Company shall have received a certificate signed on behalf of Parent and Newco by the chief executive officer or the chief financial officer of Parent and Newco to such effect.

            (c) Legal Opinion. The Company shall have received the opinion, dated the Closing Date, of Proskauer Rose LLP, in form and substance reasonably satisfactory to the Company and its counsel.

                                   ARTICLE 8

                         TERMINATION; AMENDMENT; WAIVER

            Section 8.1 Termination. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time (notwithstanding approval thereof by the stockholders of the Company) prior to the Effective
Time:

            (a) by mutual written consent of the Company and Parent;

            (b) by either Parent or the Company, if (i) the Merger shall not have been consummated before September 30, 2004, or (ii) the Company Stockholder Approval shall not have been obtained at a meeting duly convened therefor or any adjournment thereof (unless, in the case of any such termination pursuant to this SECTION 8.1(b), the failure to so consummate the Merger by such date or to obtain the Company Stockholder Approval shall have been caused by a breach of this Agreement by the party seeking to terminate this Agreement);

            (c) by either Parent or the Company if any court of competent jurisdiction or other Governmental Entity shall have issued a final order, decree or ruling or taken any other final action restraining, enjoining or otherwise prohibiting the consummation of the Merger and such order, decree or ruling or other action is or shall have become nonappealable;

            (d) by the Company, concurrently with the execution of an Acquisition Agreement under the circumstances permitted by SECTION 6.1 in connection with a Superior Proposal;

            (e) by Parent (provided that Parent or Newco is not then in material breach of any representation, warranty or covenant or other agreement contained herein) if (i) any representation or warranty of the Company contained in this Agreement shall not be true and correct at any time prior to the Effective Time, in each case such that the conditions set forth in SECTION 7.2(a) would not be satisfied, or (ii) the Company shall not have performed and complied with each covenant or agreement contained in the Agreement and required to be performed or complied with by it, in each case such that the conditions set forth in SECTION 7.2(b) would not be satisfied, and which breach, in the case of clause (i) and
(ii) above, shall not have been cured prior to 15 days following notice of such breach;

            (f) by Parent if the Board of Directors of the Company withdraws, changes or modifies its approval or recommendation of the Merger or this Agreement and the transactions contemplated hereby; or

            (g) by the Company (provided that the Company is not then in material breach of any representation, warranty or covenant or other agreement contained herein) if (i) any representation or warranty of Parent or Newco contained in this Agreement shall not be true and correct at any time prior to the Effective Time, in each case such that the conditions set forth in SECTION 7.3(a) would not be satisfied, or (ii) Parent or Newco shall not have performed and complied with each covenant or agreement contained in the Agreement and required to be performed or complied with by it, in each case such that the conditions set forth in SECTION 7.3(b) would not be satisfied, and which breach, in the case of clause (i) and (ii) above, shall not have been cured prior to 15 days following notice of such breach.

            Section 8.2 Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to SECTION 8.1 written notice thereof shall forthwith be given by the terminating party to the other parties hereto specifying the basis for such termination, and this Agreement, except for the provisions of SECTIONS 6.3, 8.2, 8.3, 9.3, 9.4, 9.6 and 9.8, shall forthwith become void and have no effect. In the event of termination of this Agreement and abandonment of the Merger pursuant to this ARTICLE 8, no party to this Agreement shall have any liability or further obligation to any other party thereunder except (i) as set forth in this SECTION 8.2 and SECTION 8.3 and (ii) that termination shall not relieve a breaching party from liability for any willful breach of any covenant, agreement, representation or warranty of this Agreement giving rise to such termination.

            Section 8.3 Expenses and Termination Fee.

            (a) Except as otherwise provided in this SECTION 8.3, all fees and expenses incurred by the parties hereto shall be borne solely and entirely by the party that has incurred such fees and expenses.

            (b) In the event that this Agreement is terminated (i) by Parent pursuant to SECTIONS 8.1(e) OR (f) or (ii) by Parent or the Company pursuant to
SECTION 8.1(b)(i) (provided such delay is not caused by Parent), then, so long as neither Parent nor Newco is then in breach of this Agreement in any material respect, the Company shall pay to Parent, in cash, reimbursement for its Expenses incurred after March 12, 2004 in an amount not to exceed $400,000.

            (c) In the event that this Agreement is terminated (i)(A) by the Company pursuant to SECTIONS 8.1(b)(ii) or (d) or (B) by Parent pursuant to SECTIONS 8.1(b)(ii) or (f) and (ii) on or prior to January 31, 2005, the Company either (i) consummates an Acquisition Proposal or, (ii) enters into a definitive agreement with respect to an Acquisition Proposal that would, in either case, value the Company Common Stock in excess of $0.125 per share (as adjusted in the event of any stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event with respect to the Company Common Stock), then the Company, simultaneously with the consummation of such Acquisition Proposal, shall pay to Parent a fee, in cash, equal to $1,500,000 (the "Termination Fee") and reimburse Parent for its Expenses (less any reimbursement of Expenses pursuant to SECTION 8.3(b) above). The Company in no event shall be obligated to pay more than one such Termination Fee. Any payment required to be made pursuant to this subsection (b) shall be made to Parent by wire transfer of immediately available same day funds to an account designated by Parent.

            Section 8.4 Amendment. To the extent permitted by applicable law, this Agreement may be amended by action taken by or on behalf of the respective Boards of Directors of the Company, Parent and Newco at any time before or after approval of this Agreement by the stockholders of the Company but, after the Company Stockholder Approval, no amendment shall be made that by law requires the further approval of the Company's stockholders without the approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of all the parties.

            Section 8.5 Extension; Waiver. At any time prior to the Effective Time, a party may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties of the other parties contained herein or in any documents, certificate or writing delivered pursuant hereto, or (c) waive compliance with any of the agreements or conditions of the other parties hereto contained herein; provided that after the approval of the Merger by the stockholders of the Company, no extensions or waivers shall be made that by law require further approval by such stockholders without the approval of such stockholders. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE 9

                                 MISCELLANEOUS

            Section 9.1 Non-Survival of Representations and Warranties. None of the representations and warranties made in this Agreement shall survive after the Effective Time. This SECTION 9.1 shall not limit any covenant or agreement of the parties hereto which by its terms contemplates performance after the Effective Time.

            Section 9.2 Entire Agreement; Assignment. This Agreement (including the Schedules and Exhibits) and, to the extent contemplated in SECTION 6.3, the Confidentiality Agreement, (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof and (b) shall not be assigned by operation of law or otherwise; provided that Parent or Newco may assign any of their rights and obligations to any direct or indirect wholly owned Subsidiary of Parent, but no such assignment shall relieve Parent or Newco of its obligations hereunder. Any attempted assignment in violation of this SECTION
9.2 shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and permitted assigns.

            Section 9.3 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

            Section 9.4 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing (including telecopy or similar writing) and shall be effective (a) if given by telecopy, when such telecopy is transmitted in its entirety to the telecopy number specified in this SECTION 9.4 and the appropriate telecopy confirmation is received or (b) if given by any other means, when delivered at the address specified in this SECTION 9.4 during normal business hours (or at such other address for a party as shall be specified by like notice):

            if to Parent or Sub:

                     Charter Lason, Inc.
                     c/o Charterhouse Group, Inc.
                     535 Madison Avenue
                     New York, New York 10022
                     Attention: William M. Landuyt
                     Telecopy: (212) 750-9704

            with a required copy to:

                     Proskauer Rose, LLP
                     1585 Broadway
                     New York, New York  10036
                     Attention: Stephen W. Rubin, Esq.
                     Telecopy: (212) 969-2900

            if to the Company:

                     Lason, Inc.
                     1305 Stephenson Highway
                     Troy, Michigan 48083
                     Attention: Ronald D. Risher and
                                Douglas S. Kearney
                     Telecopy: (248) 837-7153
            with a required copy to:

                     Bodman, Longley & Dahling LLP
                     100 Renaissance Center, 34th Floor
                     Detroit, Michigan 48243
                     Attention: Laurence B. Deitch, Esq.
                     Telecopy: (313) 393-7579

            Section 9.5 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right.

            Section 9.6 Governing Law; Consent to Jurisdiction. This agreement shall be governed by and construed in accordance with the substantive laws of the State of Delaware regardless of the laws that might otherwise govern under principles of conflicts of laws applicable thereto. In addition, the Company, Parent and Newco hereby waive any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any of the transactions contemplated hereby.

            Section 9.7 Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

            Section 9.8 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and the Indemnified Parties, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

            Section 9.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

            Section 9.10 Interpretation. (a) The words "hereof," "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, exhibits and schedules of this Agreement unless otherwise specified. Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements and instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns.

            (b) The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

            IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, on the day and year first above written.

                                     CHARTER LASON, INC.

                                     By: /s/ Jen Guzman
                                         --------------------------------------
                                         Title: Vice President

                                     CL ACQUISITIONS CORP.

                                     By: /s/ Jen Guzman
                                         --------------------------------------
                                         Title: Vice President

                                     LASON, INC.

                                     By: /s/ Ronald D. Risher
                                         --------------------------------------
                                         Title: Chief Executive Officer and
                                                President

                                     JOINDER

      In consideration of the transaction contemplated by this Agreement, the sufficiency of which is acknowledged by the undersigned affiliate of Parent and Newco, the undersigned does hereby join in this Agreement for the limited purpose of guaranteeing Parent's and Newco's obligations under this Agreement and does hereby agree to perform, fulfill and satisfy those obligations to the Company. The undersigned acknowledges that the Company shall have no obligation to enforce its rights against Parent or Newco prior to seeking remedies from the undersigned. The officer executing this Agreement on behalf of the undersigned does represent and warrant that he has authority to do so.

                                     CHARTERHOUSE EQUITY PARTNERS IV, INC.

                                     By: CHUSA Equity Investors IV, L.P.
                                         General Partner

                                     By: Charterhouse Equity IV, LLC
                                         General Partner

                                     By: /s/ William M. Landuyt
                                         ---------------------------------------
                                         Title:  Senior Partner

                         TERMINATION OF LETTER OF INTENT

      The undersigned acknowledge that the Letter of Intent from Charterhouse Group, Inc. to Lason, Inc. dated March 12, 2004, is hereby terminated and is of no further force and effect.

                                     CHARTERHOUSE GROUP, INC.

                                     By: /s/ William M. Landuyt
                                         ---------------------------------------
                                         Title: Senior Partner

                                     LASON, INC.

                                     By: /s/ Douglas S. Kearney
                                         ---------------------------------------
                                         Title: Executive Vice President, Chief
                                                Financial Officer and Secretary

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
ARTICLE 1 DEFINITIONS.........................................................................................   2

ARTICLE 2 THE MERGER..........................................................................................  10

         Section 2.1    The Merger............................................................................  10
         Section 2.2    Effective Time........................................................................  10
         Section 2.3    Effects of the Merger.................................................................  10
         Section 2.4    Certificate of Incorporation; Bylaws..................................................  10
         Section 2.5    Directors and Officers................................................................  10
         Section 2.6    Conversion of Securities..............................................................  10
         Section 2.7    Surrender and Exchange of Shares......................................................  12
         Section 2.8    Escheat...............................................................................  13
         Section 2.9    Closing of Company Transfer Books.....................................................  13
         Section 2.10   Further Assurances....................................................................  13
         Section 2.11   Closing...............................................................................  14

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF THE COMPANY.......................................................  14

         Section 3.1    Organization and Qualification........................................................  14
         Section 3.2    Authority; No Breach..................................................................  14
         Section 3.3    Securities and Ownership; Subsidiaries................................................  16
         Section 3.4    Valid Issuance and Title to Shares....................................................  18
         Section 3.5    Financial Statements..................................................................  18
         Section 3.6    Interests of Related Persons..........................................................  19
         Section 3.7    Absence of Undisclosed Liabilities....................................................  19
         Section 3.8    Absence of Certain Changes or Events..................................................  19
         Section 3.9    Taxes.................................................................................  21
         Section 3.10   Assets................................................................................  23
         Section 3.11   Intellectual Property.................................................................  24
         Section 3.12   Accounts Receivable...................................................................  28
         Section 3.13   Contracts.............................................................................  28
         Section 3.14   Customers and Suppliers...............................................................  29
         Section 3.15   Insurance.............................................................................  30
         Section 3.16   Litigation, etc.......................................................................  30
         Section 3.17   Environmental Matters.................................................................  30

                                                                                                               Page
                                                                                                               ----
         Section 3.18   Labor Matters.........................................................................  31
         Section 3.19   Employee Benefit Plans................................................................  32
         Section 3.20   Business Generally....................................................................  35
         Section 3.21   Questionable Payments.................................................................  35
         Section 3.22   Finders...............................................................................  35
         Section 3.23   Bank Accounts.........................................................................  36
         Section 3.24   Reports...............................................................................  36
         Section 3.25   Information in Proxy Statement........................................................  36
         Section 3.26   Compliance with Applicable Laws.......................................................  37
         Section 3.27   State Takeover Statutes...............................................................  38
         Section 3.28   Opinion of Company Financial Advisor..................................................  38

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF PARENT AND NEWCO..................................................  39

         Section 4.1    Organization and Qualification........................................................  39
         Section 4.2    Authority.............................................................................  39
         Section 4.3    No Breach.............................................................................  39
         Section 4.4    Finders...............................................................................  39
         Section 4.5    Information in Proxy Statement........................................................  39
         Section 4.6    Ownership of Company Stock............................................................  39

ARTICLE 5 CONDUCT OF BUSINESS PENDING THE MERGER..............................................................  40

         Section 5.1    Conduct of Business of the Company Pending the Merger.................................  40
         Section 5.2    Prohibited Actions by the Company.....................................................  40

ARTICLE 6 COVENANTS...........................................................................................  43

         Section 6.1    No Solicitation.......................................................................  43
         Section 6.2    Access to Information.................................................................  46
         Section 6.3    Confidentiality Agreement.............................................................  46
         Section 6.4    Proxy Statement.......................................................................  46
         Section 6.5    Proxy Statement; Stockholder Approval.................................................  46
         Section 6.6    Reasonable Best Efforts; Knowledge of Misrepresentations..............................  47
         Section 6.7    Indemnification.......................................................................  47
         Section 6.8    Public Announcements..................................................................  48
         Section 6.9    Supplemental Disclosure...............................................................  48
         Section 6.10   Disposition of Litigation.............................................................  48

                                                                                                               Page
                                                                                                               ----
ARTICLE 7 CONDITIONS TO CONSUMMATION OF THE MERGER............................................................  49

         Section 7.1    Conditions to Each Party's Obligation to Effect the Merger............................  49
         Section 7.2    Conditions to Obligations of Parent and Newco to Effect the Merger....................  49
         Section 7.3    Conditions to Obligations of the Company to Effect the Merger.........................  51

ARTICLE 8 TERMINATION; AMENDMENT; WAIVER......................................................................  52

         Section 8.1    Termination...........................................................................  52
         Section 8.2    Effect of Termination.................................................................  53
         Section 8.3    Expenses and Termination Fee..........................................................  53
         Section 8.4    Amendment.............................................................................  54
         Section 8.5    Extension; Waiver.....................................................................  54

ARTICLE 9 MISCELLANEOUS.......................................................................................  54

         Section 9.1    Non-Survival of Representations and Warranties........................................  54
         Section 9.2    Entire Agreement; Assignment..........................................................  54
         Section 9.3    Severability..........................................................................  55
         Section 9.4    Notices...............................................................................  55
         Section 9.5    Failure or Indulgence Not Waiver; Remedies Cumulative.................................  56
         Section 9.6    Governing Law; Consent to Jurisdiction................................................  56
         Section 9.7    Descriptive Headings..................................................................  56
         Section 9.8    Parties in Interest...................................................................  56
         Section 9.9    Counterparts..........................................................................  56
         Section 9.10   Interpretation........................................................................  56

                                   APPENDIX B

                                FAIRNESS OPINION

                      [BROWN GIBBONS LANG & COMPANY LOGO]
                                  BROWN GIBBONS
                                 LANG & COMPANY
                               INVESTMENT BANKERS

May 20, 2004

Mr. Douglas Kearney
Lason, Inc.
1305 Stephenson Highway
Troy, MI 48083

To the Members of the Special Committee of the Board of Directors:

      You have requested our opinion as to the fairness, from a financial point of view, to the existing holders of common shares of Lason, Inc., a Delaware corporation ("Lason" or the "Company") of the proposed Merger Transaction (as defined below). The Merger is expected to be effected pursuant to the Agreement and Plan of Merger (the "Merger Agreement") among the Company, Charter Lason, Inc. a Delaware corporation controlled by Charterhouse Group International ("Parent") and CL Acquisition Corp. a Delaware corporation and an indirect wholly-owned subsidiary of Parent ("Sub").

      Pursuant to the Agreement and Plan of Merger (the "Merger Agreement") among Charter Lason, Inc. ("Parent"), a Delaware corporation controlled by Charterhouse Group International ("Charterhouse"), CL Acquisition Corp., a Delaware corporation and indirect wholly owned subsidiary of Parent ("Sub"), and Lason Inc., a Delaware corporation (the "Company"), the Sub will be merged with and into the Company with the Company as the surviving corporation (the "Merger"). Following the Merger, the Company shall continue as the surviving corporation ("Surviving Corporation") and all property, rights, privileges, immunities, powers, and franchises of the Company and Sub shall vest in the Surviving Corporation and all debts, liabilities, and duties of the Company and the Sub shall become the debts, liabilities, and duties of the Surviving Corporation. At the Effective Time, by virtue of the Merger, each share of the Common Stock, par value $.01 per share, of the Company (the "Company Common Stock") issued and outstanding immediately prior to the Effective Time (subject to certain limitations for Dissenting Shares and Treasury Shares) shall be converted into the right to receive $0.125 per share in cash, without interest, (as adjusted in the event of any stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event with respect to the Company Common Stock) (the "Merger Consideration"). As of the Effective Time, all shares of Company Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing shares of Company Common Stock (a "Certificate") shall cease to have any right with respect thereto, except the right to receive the Merger Consideration.

      In arriving at our opinion, we have reviewed and analyzed, among other things, (i) the Agreement and Plan of Merger (ii) certain historical and current financial and operating

Special Committee of the Board of Directors                         May 20, 2004

information of the Company, (iii) certain internal financial statements and other financial and operating data concerning the Company prepared by the management of the Company, including projected financial and operating data concerning the Company, (iv) a comparison of the financial performance of the Company with that of certain other publicly-traded companies which we deemed reasonably comparable or otherwise relevant to our inquiry, (v) the acquisition valuation multiples of certain recent extraordinary business combination transactions of companies which we deemed reasonably comparable to the Company or otherwise relevant to our inquiry, (vi) the results of a thorough sale process conducted by us as financial advisor to the Company during most of 2003,
(vii) such other quantitative and qualitative reviews, analyses and inquiries as we deemed appropriate, and (viii) certain certificates from certain key executives of the Company. In addition, we discussed the Company's history, current operations, financial condition, competitive positioning and growth opportunities with management, and reviewed such other information, financial studies, analyses, investigations and financial, economic and market criteria as we deemed relevant.

      Due to the uniqueness of the Company and its businesses, the comparable companies and comparable transaction analyses may or may not be indicative of the Company's value. The results of the sale process conducted by us during 2003 are a more direct indicator of the Company's value at that time, and accordingly, we gave those results relatively greater weight in reaching our conclusion. We also considered various qualitative factors, including but not limited to the lack of available financing alternatives, the Company's distressed financial condition and the potential effects on the Company of a failure to obtain more flexible financing in the near term. With your permission, we did not analyze the value of the Company on a discounted cash flow basis, primarily because such an analysis is of limited utility in valuing financially distressed entities with a demonstrated lack of financing alternatives. Also with your permission, we did not analyze the value of the Company on a liquidation basis. You have not authorized us to solicit, and we have not solicited, any indications of interest from any third party with respect to the Company except pursuant to the sales process we conducted.

      We have assumed that the Company is not aware of any information that might be material to our opinion and has not been made available to us. Furthermore, we have assumed and relied upon the accuracy and completeness of the financial statements and other information provided to us by the Company, without independent verification of such information. We have relied upon the assurances of management that all such information has been prepared on a reasonable basis and that they are not aware of any information or facts that would make the information provided to us incomplete or misleading. With respect to the financial projections, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of the Company. In rendering this opinion, we have assumed that the Company will perform in all material respects in accordance with such projections and models for all periods specified therein. Although such projections and models did not form the principal basis for our opinion, but rather constituted one of many items that we employed, changes to such projections and models could affect the opinion rendered herein.

Special Committee of the Board of Directors                         May 20, 2004

      Except to the extent expressly provided herein, we have not attributed any particular weight to any analysis or factor considered by us, but rather have made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, our analyses must be considered as a whole. Considering any portion of such analyses or the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the conclusion expressed herein. We expressly disclaim any undertaking or obligation to advise any person of any change in any fact or matter affecting our opinion of which we may become aware after the date hereof.

      We have not made any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such valuation or appraisal, nor did we assume any responsibility to obtain any such valuation or appraisal for the Company. We have not conducted a physical inspection of all of the properties, facilities or assets of the Company. Our opinion is based on economic, monetary, political, regulatory, market and other conditions existing and which can be evaluated as of the date hereof; however, such conditions are subject to rapid and unpredictable change and such changes could affect the conclusions expressed herein. We have made no independent investigation of any legal or accounting matters affecting the Company, and we have assumed the correctness of all legal and accounting advice given to the Company, the Board of Directors and the Special Committee of the Board of Directors including, without limitation, advice as to the accounting and tax consequences of the transaction contemplated by the Merger Agreement and the 2002 bankruptcy proceeding to the Company and the holders of the Common Stock.

      We have further assumed that (i) the Merger will be consummated in accordance with the terms and conditions set forth in the Merger Agreement without any waiver of any material term or condition and that the conditions to the consummation of such a transaction set forth in the Merger Agreement will be satisfied without material unanticipated expense; (ii) there is not now, and there will not as a result of the consummation of the transaction contemplated by the Merger Agreement be, any default, or event of default, under any material agreement, contract or other instrument to which the Company or any of its subsidiaries or affiliates is a party; and (iii) all material assets and liabilities of the Company are, to the extent required to be so set forth or disclosed under generally accepted accounting principles, as set forth or disclosed in its consolidated financial statements. In addition, we have assumed there are no adverse tax consequences to the Company or the shareholders arising from the transaction or the 2002 Bankruptcy filing. We have assumed, with the Company's consent, that the Merger will comply with applicable federal and state laws, including without limitation, laws related to bankruptcy, insolvency, reorganization, fraudulent conveyance, fraudulent transfer or other similar laws now or hereinafter in effect affecting creditors' rights generally.

      Brown, Gibbons, Lang & Company Securities, Inc. ("BGL") is regularly engaged in the evaluation of capital structures, the valuation of businesses and their securities in connection with mergers and acquisitions, competitive biddings, private placements, financial restructurings and other financial services. BGL has and is currently acting as financial advisor to the Special

Special Committee of the Board of Directors                         May 20, 2004

Committee of the Board of Directors of the Company, and has and will receive customary fees for such services. A significant portion of BGL's financial advisory fee is payable on consummation of the transaction contemplated by the Merger Agreement. We have previously acted as a financial advisor to the Company and have rendered services to the Company for which we have received customary fees. The Company has agreed to reimburse BGL's reasonable expenses, and indemnify BGL against certain liabilities arising out of or in connection with the services rendered by BGL.

      Our opinion addresses only the fairness from a financial point of view to the Company's existing non-management shareholders of the Merger, and we do not express any views on any other terms of the transaction contemplated by the Merger Agreement. We also are not recommending that the Company, the Special Committee of the Board of Directors, the Board of Directors, any of its shareholders or any other person should take any specific action in connection with the transaction contemplated by the Merger Agreement, including without limitation, how any shareholder should vote on any matter relevant to such a transaction. Our opinion does not constitute a recommendation of such a transaction over any alternative transaction that may be available to the Company or the holders of the Company's common stock, and does not address the Company's underlying business decision to effect such a transaction. No opinion is expressed as to whether any alternative transaction might be more favorable to the existing non-management shareholders than the proposed Merger. Finally, we are not opining as to the market value or the prices at which any of the common stock of the Company has traded or may trade at any time, nor as to the proper allocation of value in the transaction contemplated by the Merger Agreement.

      This opinion is rendered to and intended for the benefit and use of the Special Committee of the Board of Directors of the Company and, on its behalf, the Board of Directors of the Company, in connection with consideration of the Merger. This opinion may be reproduced in full and summarized in any proxy materials used to solicit necessary shareholder approvals for the proposed Merger, but may not otherwise be used, reproduced, disseminated, quoted or referred to in any manner or for any purpose without our prior written approval.

      Based upon and subject to the foregoing, it is our opinion as investment bankers that, as of the date hereof, the Merger, taken as a whole, is fair to the Company's existing non-management shareholders from a financial point of view.

Sincerely,

/s/  Brown, Gibbons, Lang & Company Securities, Inc.

Brown, Gibbons, Lang & Company Securities, Inc.

                                   APPENDIX C

                  DELAWARE GENERAL CORPORATION LAW SECTION 262

                             8 Del. C. Section 262

                                  DELAWARE CODE

                              TITLE 8. CORPORATIONS
                       CHAPTER 1. GENERAL CORPORATION LAW
               SUBCHAPTER IX. MERGER, CONSOLIDATION OR CONVERSION

               GO TO CODE ARCHIVE DIRECTORY FOR THIS JURISDICTION

                          8 Del. C. Section 262 (2004)

Section 262. Appraisal rights

      (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section
228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

      (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Section 251 (other than a merger effected pursuant to Section 251(g) of this title), Section 252, Section 254, Section 257,
Section 258, Section 263 or Section 264 of this title:

         (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either
(i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of Section 251 of this title.

         (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Sections 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

         a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

         b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

         c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

         d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

      (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

    (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

    (d) Appraisal rights shall be perfected as follows:

      (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

      (2) If the merger or consolidation was approved pursuant to Section 228 or Section 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constitutent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constitutent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constitutent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

      (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

      (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

      (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

      (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

      (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

      (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

      (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

      (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                   LASON, INC.

        THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF LASON, INC.

The undersigned hereby appoints Ronald D. Risher and Douglas S. Kearney, or either of them, each with power of substitution, to act as proxies for the undersigned, to represent the undersigned at the Special Meeting of Stockholders ("Special Meeting") of Lason, Inc. ("Lason") to be held at the offices of Bodman LLP at 100 Renaissance Center, 34th Floor, Detroit, Michigan 48243 on August 11, 2004 at 10:00 a.m. Eastern Daylight Saving Time and at any adjournment(s) thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present on all matters coming before the Special Meeting, or any adjournment(s) thereof.

This revocable Proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. IF NO DIRECTION IS MADE ON AN EXECUTED PROXY THAT IS RETURNED, THEN THIS PROXY WILL BE VOTED BY THE PROXIES "FOR" THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT. Discretionary authority is conferred by this Proxy with respect to certain matters as described herein.

The undersigned acknowledges receipt of the Notice of Special Meeting and Proxy Statement dated July 14, 2004.

   PLEASE VOTE, DATE, AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED
                                    ENVELOPE

            DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

[X] Please mark
    votes as in
    this example.

LASON, INC.

A VOTE "FOR" PROPOSAL 1 IS RECOMMENDED
BY THE BOARD OF DIRECTORS.

1. To approve and adopt the Agreement and Plan of Merger dated as of May 21, 2004 among Charter Lason, Inc., a Delaware corporation, CL Acquisitions Corp., a Delaware corporation, and Lason, Inc., a Delaware corporation, and to approve the transactions contemplated thereby.

          FOR                 AGAINST           ABSTAIN

          [ ]                   [ ]               [ ]

2. To transact such other business as may properly come before the Special Meeting or any adjournment(s) or postponement(s) of the Special Meeting.

Please be sure to complete, sign, date and promptly return this Proxy in the enclosed postage-paid envelope.

IMPORTANT: IN SIGNING THIS PROXY, PLEASE SIGN YOUR NAME OR NAMES IN THE EXACT FORM APPEARING ON THIS PROXY. IF THE SHARES ARE ISSUED IN THE NAMES OF TWO OR MORE PERSONS, ALL SUCH PERSONS SHOULD SIGN THIS PROXY. WHEN SIGNING AS AN ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE YOUR FULL TITLE AS SUCH. IF THE SIGNER IS A CORPORATION, LIMITED LIABILITY COMPANY OR OTHER ENTITY, PLEASE SIGN IN FULL ENTITY NAME BY A DULY AUTHORIZED PERSON.

Signature:___________Date:__________  Signature:_____________Date:_____________